SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.__)

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to Rule §240.14a-12

Chordiant Software, Inc.
(Name of Registrant as Specified In Its Charter)

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CHORDIANT SOFTWARE, INC.

20400 Stevens Creek Boulevard, Suite 400
Cupertino, California 95014

______________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On February 1, 2008
______________________

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Chordiant Software, Inc., a Delaware corporation (the “Company”). The meeting will be held on Friday, February 1, 2008 at 1:00 p.m. local time at our corporate headquarters located at 20400 Stevens Creek Boulevard, Suite 400, Cupertino, CA 95014 for the following purposes:

1.	To elect two (2) directors to hold office until the 2011 Annual Meeting of Stockholders.

2.	To approve the Company’s 2005 Equity Incentive Plan, as amended, to increase the aggregate number of shares of common stock authorized for issuance under the plan by 700,000 shares.

3.           To approve the Company’s Amended and Restated 1999 Non-Employee Directors’ Option Plan.

4.	To ratify the selection by the Audit Committee of the Board of Directors of BDO Seidman, LLP as independent auditors of the Company for its fiscal year ending September 30, 2008.

5.	To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Annual Meeting of Stockholders is December 3, 2007. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

Derek P. Witte
Vice President, General Counsel and Secretary

Cupertino, California
December 21, 2007

You are cordially invited to attend the meeting in person.  Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy, or vote over the telephone or the Internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting.  A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience.  Even if you have voted by proxy, you may still vote in person if you attend the meeting.  Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

CHORDIANT SOFTWARE, INC.

20400 Stevens Creek Boulevard, Suite 400
Cupertino, California 95014

________________________

PROXY STATEMENT
FOR THE 2008 ANNUAL MEETING OF STOCKHOLDERS
February 1, 2008
________________________

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

We have sent you this proxy statement and the enclosed proxy card because the Board of Directors of Chordiant Software, Inc. (sometimes referred to as the “Company” or “Chordiant”) is soliciting your proxy to vote at the 2008 Annual Meeting of Stockholders, including at any adjournments or postponements of the meeting.  You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement.  However, you do not need to attend the meeting to vote your shares.  Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or on the Internet.

The Company intends to mail this proxy statement and accompanying proxy card on or about December 21, 2007 to all stockholders of record entitled to vote at the Annual Meeting of Stockholders (“Annual Meeting”).

Who can vote at the annual meeting?

Only stockholders of record at the close of business on December 3, 2007 will be entitled to vote at the annual meeting.  On this record date, there were 33,303,036 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on December 3, 2007 your shares were registered directly in your name with Chordiant’s transfer agent, Computershare, then you are a stockholder of record.  As a stockholder of record, you may vote in person at the meeting or vote by proxy.  Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the Internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on December 3, 2007 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by that organization.  The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting.  As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account.  You are also invited to attend the annual meeting.  However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are four matters scheduled for a vote:

•	Election of two (2) directors to hold office until the 2011 Annual Meeting;

•	Approval of proposed 700,000 share increase in the number of shares of common stock authorized for issuance under the Company’s 2005 Equity Incentive Plan, as amended;

•	Approval of our Amended and Restated 1999 Non-Employee Directors’ Option Plan; and,

•	Ratification of the selection of BDO Seidman, LLP as independent auditors of the Company for its fiscal year ending September 30, 2008.

How do I vote?

You may either vote “For” all the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify.  For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting.  The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the annual meeting, vote by proxy using the enclosed proxy card, vote by proxy over the telephone, or vote by proxy on the Internet.  Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted.  You may still attend the meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

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To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided.  If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

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To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed proxy card.  Your vote must be received by 11:59 p.m., Eastern Standard Time on January 31, 2008 to be counted.

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To vote on the Internet, go to http://www.proxyvote.com to complete an electronic proxy card.  You will be asked to provide the company number and control number from the enclosed proxy card.  Your vote must be received by 11:59 p.m., Eastern Standard Time on January 31, 2008 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from Chordiant.  Simply complete and mail the proxy card to ensure that your vote is counted.  Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank.  To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank, or other agent.  Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

We provide Internet proxy voting to allow you to vote your shares on-line, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions.  However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of December 3, 2007.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the election of all two (2) nominees for director, “For” the approval of the proposed 700,000 share increase in the number of shares of common stock authorized for issuance under the Company’s 2005 Equity Incentive Plan, as amended,“For” our Amended and Restated 1999 Non-Employee’s Directors’ Option Plan and “For” the ratification of the selection of BDO Seidman, LLP as independent auditors of the Company for its fiscal year ending September 30, 2008.  If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies.  In addition to these mailed proxy materials, our directors and employees and The Altman Group may also solicit proxies in person, by telephone, or by other means of communication.  Directors and employees will not be paid any additional compensation for soliciting proxies, but The Altman Group will be paid its customary fee of approximately $6,000 plus out-of-pocket expenses if it solicits proxies.  We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts.  Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes.  You can revoke your proxy at any time before the final vote at the meeting.  If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy card with a later date.

•	You may send a timely written notice that you are revoking your proxy to Derek P. Witte, the Company’s Corporate Secretary, at 20400 Stevens Creek Blvd., Cupertino, CA 95014.

•	You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals due for next year’s annual meeting?

Our Bylaws require that for a stockholder proposal to be considered for inclusion in the proxy materials for next year's annual meeting of the stockholders, it must be delivered to the our Corporate Secretary not later than the close of business on the one hundred twentieth (120th) day nor earlier than the close of business on the one hundred eightieth (180th) day prior to the first anniversary of the preceding year's annual meeting.

If you intend to present a proposal at our 2009 Annual Meeting but do not intend for the proposal to be included in next year's proxy materials, or if you wish to nominate a director for election to our Board of Directors at our 2009 annual meeting, your proposal must be submitted in writing to our Corporate Secretary, Derek P. Witte, at 20400 Stevens Creek Blvd., Cupertino, California 95014 no earlier than August 5, 2008 and no later than October 4, 2008. You are also advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

If you wish to submit a stockholder proposal to be considered for inclusion in next year's proxy materials, your proposal must be submitted in writing no later than September 3, 2008 to our Corporate Secretary, Derek P. Witte, at 20400 Stevens Creek Boulevard, Suite 400, Cupertino, California 95014. The proposal will need to comply with SEC regulations under Rule 14a-8 of the Securities Exchange Act of 1934 regarding the inclusion of stockholder proposals in company-sponsored proxy materials.

However, if the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the preceding year's annual meeting, the stockholder proposal must be received not later than the close of business on the one hundred twentieth (120th) day and not earlier than the close of business on the one hundred eightieth (180th) day prior to such annual meeting, or the tenth (10th) day following the day on which the public announcement of the date of such meeting is first made.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and “Withhold” and, with respect to proposals other than the election of directors, “Against” votes, abstentions and broker non-votes.  Abstentions will be counted towards the vote total for each proposal, and will have the same effect as “Against” votes.  Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares.  If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters.  Under the rules and interpretations of the New York Stock Exchange, or NYSE, “non-routine” matters are generally those involving a contest or a matter that may substantially affect the rights or privileges of shareholders, such as mergers or shareholder proposals.

How many votes are needed to approve each proposal?

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To be approved, Proposal No. 1,  the election of directors, the two (2) nominees receiving the most “For” votes (from the holders of votes of shares present in person or represented by proxy and entitled to vote on the election of directors) will be elected.  Only votes “For” or “Withheld” will affect the outcome.

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To be approved, Proposal No. 2, the approval of the proposed 700,000 share increase in the number of shares of common stock authorized for issuance under the Company’s 2005 Equity Incentive Plan, as amended, must receive “For” votes from the holders of a majority of shares present and entitled to vote either in person or by proxy.  If you “Abstain” from voting, it will have the same effect as an “Against” vote.  Broker non-votes will have no effect.

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To be approved, Proposal No. 3, the approval of the proposed Amended and Restated 1999 Non-Employee’s Directors’ Option Plan must receive “For” votes from the holders of a majority of shares present and entitled to vote either in person or by proxy.  If you “Abstain” from voting, it will have the same effect as an “Against” vote.  Broker non-votes will have no effect.

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To be approved, Proposal No. 4, the ratification of the selection of BDO Seidman, LLP as independent auditors of the Company for its fiscal year ending September 30, 2008, must receive “For” votes from the holders of a majority of the outstanding shares either in person or by proxy.  If you “Abstain” from voting, it will have the same effect as an “Against” vote.  Broker non-votes will have the same effect as “Against” votes.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting.  A quorum will be present if stockholders holding at least a majority of the outstanding shares are present at the meeting in person or represented by proxy.  On the record date, there were 33,303,036 shares outstanding and entitled to vote. Thus, the holders of 16,651,519 shares must be present in person or represented by proxy at the meeting or by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting.  Abstentions and broker non-votes will be counted towards the quorum requirement.  If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting.  Final voting results will be published in the Company’s quarterly report on Form 10-Q for the second quarter of fiscal year 2008.

PROPOSAL 1

ELECTION OF DIRECTORS

Chordiant’s Board of Directors is divided into three classes.  Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term.  Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors.  A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is elected and qualified.

The Board of Directors presently has six (6) members.  There are two (2) directors in the class whose term of office expires in 2008.  One (1) nominee for election to this class, Steven R. Springsteel, is a director of ours who was previously elected by the stockholders. One (1) nominee for election to this class, Richard G. Stevens, was elected by our Board to fill a vacancy. Mr. Stevens was recommended to the Nominating and Corporate Governance Committee for consideration by the former chairman of the Board who was also an executive officer. The Nominating and Corporate Governance Committee then recommended to the Board the election of Mr. Stevens to serve as a director until the 2008 Annual Meeting of Stockholders.   If elected at the annual meeting, each of these nominees would serve until the 2011 annual meeting and until his or her successor is elected and has qualified, or, if sooner, until the director’s death, resignation or removal.  It is the Company’s policy to encourage directors and nominees for director to attend the Annual Meeting.  Except for Mr. Springsteel, none of our directors attended the 2007 Annual Meeting.

The following is a brief biography of each nominee and each director whose term will continue after the annual meeting.

Nominees for Election for Three-year Terms Expiring at the 2011 Annual Meeting

Steven R. Springsteel, age 50, has been a director of ours since January 2004 and has been the Chairman of the Board of Directors since November 30, 2006. He has been our President and Chief Executive Officer since February 2006. From January 2003 to September 2005, he served as Senior Vice President of Finance and Administration and Chief Financial Officer of Verity, Inc., a public intellectual capital management software company, and from September 2005 to December 2005, its President and Chief Financial Officer, at which point Verity was purchased by Autonomy Corporation, plc. From November 2001 to January 2003, Mr. Springsteel served as the Chief Operating Officer and chief financial officer of Sagent Technology, Inc., a public business intelligence software company, whose assets were acquired by Group 1 Software, Inc. in 2003. From October 2000 to November 2001, Mr. Springsteel served as the Chief Operating Officer and Chief Financial Officer of NOCpulse, a software company (subsequently acquired by Red Hat). From November 1996 to October 2000, Mr. Springsteel served as our Executive Vice President and Chief Financial Officer. Mr. Springsteel holds a Bachelor of Arts degree in Business Administration from Cleveland State University.

Richard G. Stevens, age 61, has been a director of ours since March 2006. Mr. Stevens is the founder and managing director of Hunter Stevens, LLC, a professional services firm that Mr. Stevens founded in 1995. Prior to founding Hunter Stevens, Mr. Stevens served as a partner with both Ernst & Young LLP and Coopers & Lybrand LLP, both of which are public accounting firms. Mr. Stevens had served as the Chairman of the Audit Committee of Verity, Inc., a software firm based in Sunnyvale, CA and at Pain Therapeutics, Inc., a bio-science company in South San Francisco. Mr. Stevens holds a Bachelor of Science degree with honors from the University of San Francisco, and is a licensed Certified Public Accountant (CPA) in the state of California and a Certified Fraud Examiner.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE.

Directors Continuing in Office Until the 2009 Annual Meeting

William J. Raduchel, Ph.D. age 61, has been a director of ours since February 2003, and previously served as a director of ours between August 1998 and May 2001.  Since December 2005, Dr. Raduchel has served as a director of Silicon Image, Inc., a semiconductor company and previously to that was a strategic advisor to that company from April 2003. From August 2006 he has been a director of Opera Software, a Norwegian browser company and, since June 2007, its non-executive chairman.  Since February 2005, he has served as a director of Blackboard Inc., a public company that provides enterprise software and services to the education industry. From March 2004 until June 2006, he served as the Chairman and, from May 2004 to February 2006, Chief Executive Officer of Ruckus Network, a digital entertainment network for students at colleges and universities over the university network. Since 2003, Dr. Raduchel has served as director of ePals. From September 1999 through January 2001, he was Chief Technology Officer of AOL becoming chief technology officer of AOL Time Warner (now known as Time Warner Inc.) at that time, a position he held through 2002. Dr. Raduchel received his undergraduate degree in economics from Michigan State University, and earned his A.M. and Ph.D. degrees in economics at Harvard University.

David A. Weymouth, age 52, has been a director of ours since January 2005. From July 2007 he has been Group Operation and IT Director for Royal and Sun Alliance PLC a FTSE100 General Insurer. Since July 2005, Mr. Weymouth has acted as an independent consultant, including as an associate in the U.K with Deloitte & Touche LLP, a firm providing audit, tax, consulting and corporate finance services. From July 2005 to July 2007, Mr. Weymouth was an independent consultant and associate with DeWitte Consulting.  From January 2005 to June 2005, Mr. Weymouth served as Corporate Responsibility Director for Barclay's Group, a U.K.-based financial services company. From February 2000 until December 2004, Mr. Weymouth served as the Group Chief Information Officer for Barclay's Group. Prior to February 2000, Mr. Weymouth held a number of senior positions with Barclay's Group, including Managing Director of Service Provision for Retail and Corporate Banking and Chief Operating Officer of Corporate Banking. Mr. Weymouth holds a Bachelors degree in French and a Masters of Business Administration from University of London.

Directors Continuing in Office Until the 2010 Annual Meeting

Charles E. Hoffman, age 58, has been a director of ours since January 2005. Since June 2001, Mr. Hoffman has served as the President, Chief Executive Officer, and a Director of Covad Communications Group, Inc., a public internet communications and services company. From January 1998 to June 2001, Mr. Hoffman served as President and Chief Executive Officer of Rogers Wireless, Inc., a Canadian communications and media company. Mr. Hoffman holds a Bachelor of Science degree and a Masters of Business Administration from the University of Missouri -- St. Louis.

David R. Springett, Ph.D., age 72, has been a director of ours since January 2000. Dr. Springett has served as President of the Community College Foundation, an educational foundation, since February 1994. Dr. Springett also held various positions during his 26-year career with Xerox Corporation, retiring in 1992 as Vice President of Strategic Marketing. He is a board member of the California Vehicle Foundation and the California State Commission on Welfare Reform and Training. Dr. Springett holds degrees from the Royal Military College of Canada, the University of Toronto, Queen's University and Harvard University.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Independence of The Board of Directors

As required under the National Association of Securities Dealers Automated Quotations Stock Market, or NASDAQ, listing standards, a majority of the members of a listed company’s Board of Directors must qualify as “independent,” as affirmatively determined by the Board of Directors.  The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of the NASDAQ, as in effect time to time.

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board has affirmatively determined that the following five (5) directors are independent directors within the meaning of the applicable NASDAQ listing standards: Mr. Hoffman, Dr. Raduchel, Dr. Springett, Mr. Stevens and Mr. Weymouth.  In making this determination, the Board found that none of the these directors or nominees for director had a material or other disqualifying relationship with the Company.  Mr. Springsteel, our Chairman, President and Chief Executive Officer, is not an independent director due to his employment with the Company.

Meetings of the Board of Directors

The Board of Directors met eighteen times during the last fiscal year.  Each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he served, held during the period for which he was a director or committee member.

As required under NASDAQ listing standards, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present.  Executive sessions have been chaired by David Springett, the Board's lead independent director.

Information Regarding Committees of the Board of Directors

The Board has three committees: an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee.  The following table provides membership and meeting information for fiscal 2007 for each of the Board committees:

Name	Audit	Compensation	Nominating and Corporate Governance
Steven R. Springsteel
Charles E. Hoffman		X	X*
William J. Raduchel		X*
David R. Springett	X	X	X
Richard G. Stevens	X*
David A. Weymouth	X
Total meetings in fiscal year 2007	17	11	3

*           Committee Chairperson

Below is a description of each committee of the Board of Directors.  Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board of Directors has determined that each member of each committee meets the applicable NASDAQ rules and regulations regarding “independence” and that each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.

In April 2004, the Board of Directors documented our governance practices by adopting Corporate Governance Guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices the Board will follow with respect to board composition and selection, director orientation and education, director compensation, board meetings, board committees, board access to management, and succession planning. The Corporate Governance Guidelines were adopted by the Board to, among other things, reflect changes to the NASDAQ listing standards and Securities and Exchange Commission rules adopted to implement provisions of the Sarbanes-Oxley Act of 2002. The Corporate Governance Guidelines, as well as the charters for Audit, Compensation, Nominating and Corporate Governance of the Board, may be viewed on the worldwide web at http://chrd.client.shareholder.com/documents.cfm.  Such guidelines, policies and charters shall not constitute “soliciting material,” shall not be deemed “filed” with the Securities and Exchange Commission and is not to be incorporated by reference into any other company filings under the Securities Act of 1933 or the Exchange Act of 1934, except to the extent we specifically incorporate such charters and additional information by reference therein.

Audit Committee

The Audit Committee is composed of Messrs. Springett, Stevens and Weymouth, each of whom is a non-employee member of the Board of Directors.  Mr. Stevens serves as the chairman of the Audit Committee.  Our Board of Directors has determined that each of the directors serving on the Audit Committee meets the requirements for independence under the NASDAQ listing standards and SEC rules.  The Audit Committee met seventeen times during the fiscal year.  The Audit Committee has adopted a written charter that is available to stockholders on the Company’s website at http://chrd.client.shareholder.com/documents.cfm.

The Audit Committee of the Board of Directors was established by the Board in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 to oversee the Company’s corporate accounting and financial reporting processes and audits of its financial statements.  The Audit Committee of the Board performs several functions, including:

•	approving the engagement of the independent auditors and evaluating the performance of and assessing the qualifications of the independent auditors;

•	approving the engagement of the independent auditors to perform non-audit services and approving other public accounting firm engagements;

•	monitoring the rotation of partners of the independent auditors on the Company’s audit team;

•	receiving and reviewing written statements from the independent auditors delineating all relationships between the independent auditors and the Company;

•
discussing with management and with the independent auditors the results of the annual audit and the Company’s disclosures contained under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in its periodic reports filed with the SEC, and the Company’s guidelines and policies with respect to risk assessment and risk management;

•
reviewing and discussing with the independent auditors, and, if appropriate, management, any management or internal control letter issued, or proposed to be issued, by the independent auditors, and any material conflicts or materials disagreements between management and the independent auditors;

•	conferring with management and the independent auditors regarding the scope, adequacy and effectiveness of internal control over financial reporting;

•
establishing procedures, when and as required by applicable laws and rules, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and,

•	reviewing the results of management’s efforts to monitor compliance with the Company’s programs and policies designed to ensure adherence to applicable laws and rules.

The Board of Directors reviews the NASDAQ listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of the Company’s Audit Committee are independent (as independence is currently defined in Rule 4350(d)(2)(A)(i) and (ii) of the NASDAQ listing standards).  The Board of Directors has also determined that Mr. Stevens qualifies as an “audit committee financial expert,” as defined in applicable SEC rules.  The Board made a qualitative assessment of Mr. Stevens’s level of knowledge and experience based on a number of factors, including his formal education and experience as a partner of public accounting firms.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended September 30, 2007 with the management of the Company.  The Audit Committee has discussed with BDO Seidman, LLP the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T.  The Audit Committee has also received the written disclosures and the letter from BDO Seidman, LLP required by the Independence Standards Board Standard No. 1, (Independence Discussions with Audit Committees), as adopted by the PCAOB in Rule 3600T and has discussed with BDO Seidman, LLP its independence.

Based on the Audit Committee's discussion with management and BDO Seidman, LLP, and the Audit Committee's review of the representation of management and the report of the BDO Seidman, LLP to the Audit Committee, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2007.

Audit Committee

Richard G. Stevens
David R. Springett
David A. Weymouth

The material in this report is not “soliciting material” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

COMPENSATION COMMITTEE

The Compensation Committee is composed of Messrs. Hoffman, Raduchel and Springett, each of whom is a non-employee member of the Board of Directors.  Dr. Raduchel serves as the chairman of the Compensation Committee.  Our Board of Directors has determined that each of the directors serving on the Compensation Committee meets the requirements for independence under the NASDAQ listing standards and SEC rules.  The Compensation Committee met eleven times during the fiscal year. The Compensation Committee has adopted a written charter that is available to stockholders on the Company’s website at http://chrd.client.shareholder.com/documents.cfm.

Compensation Committee Responsibilities

Compensation Committee Charter

Under the charter of the Compensation Committee, the purpose of the Compensation Committee is to act on behalf of the Board of Directors in overseeing our compensation policies, plans and programs for all employees and to review and determine the compensation to be paid to our executive officers and directors. The term compensation includes salary, long-term incentives, bonuses, perquisites, equity incentives, severance arrangements, retirement benefits and other related benefits and benefit plans.

The Duties of the Compensation Committee

The Compensation Committee of the Board of Directors acts on behalf of the Board to review, modify and approve the Company’s compensation strategy, policies, plans and programs, including:

•
approving our overall compensation strategy and policies, including reviewing and approving corporate performance goals and objectives relevant to the compensation of our executive officers and other senior management; evaluating and recommending to the Board of Directors the compensation plans and programs advisable for the Company; establishing policies with respect to equity compensation arrangements; and reviewing and approving the terms of any employment agreements, severance arrangements, change of control protections and any other compensatory arrangements for our executive officers and other senior management;

•
determining and approving the compensation and other terms of employment of our Chief Executive Officer and in combination with the Nominating and Governance Committee, evaluating the Chief Executive Officer's performance in light of relevant corporate performance goals and objectives;

•
reviewing and recommending for approval the individual and corporate performance goals and objectives of the Company’s executive officers that are periodically established, in conjunction with the Chief Executive Officer;

•	reviewing and approving the corporate performance goals and objectives for the Company that are periodically established;

•	reviewing and recommending for approval by the Board of Directors the type and amount of compensation to be paid or awarded to Board members and any programs for director compensation; and,

•
adopting, amending, administering, interpreting and terminating as appropriate our stock option and other equity plans, pension and profit sharing plans, stock purchase plans, bonus plans, deferred compensation plans and similar programs.

Commencing this year, the Compensation Committee also began to review with management the Company’s Compensation Discussion and Analysis and to consider whether to recommend that it be included in proxy statements and other filings.

Compensation Committee Processes and Procedures

Typically, the Compensation Committee meets at least once each quarter and with greater frequency if necessary.  The agenda for each meeting is usually developed by the Chair of the Compensation Committee, after receiving the suggestions of  the Vice President of Human Resources and Hewitt Associates or “Hewitt”, the Compensation Consultant to the Committee.  The Compensation Committee meets regularly in executive session.  However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, provide financial or other background information or advice or otherwise participate in Compensation Committee meetings.  The Chief Executive Officer may not participate in or be present during any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company, as well as authority to obtain, at the expense of the Company, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties.  In particular, the Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms.

During the past fiscal year, the Compensation Committee engaged Hewitt as compensation consultants. Hewitt was recommended by Mr. Hoffman, a member of the Committee.  Hewitt reports directly to the Compensation Committee and does not provide any other services to Chordiant. The Compensation Committee requested that Hewitt:

•	evaluate the efficacy of the Company’s existing compensation strategy and practices in supporting and reinforcing the Company’s long-term strategic goals; and

•	assist in refining the Company’s compensation strategy and in developing and implementing an executive compensation program to execute that strategy.

As part of its engagement, Hewitt was requested by the Compensation Committee to develop a comparative group of companies and to perform analyses of competitive performance and compensation levels for that group.  Hewitt ultimately developed information, data and analysis on compensation trends that were presented to the Compensation Committee for its consideration.  Following an active dialogue with Hewitt, the Compensation Committee made recommendations to the Board on the specific elements of compensation for the executive officers of the Company.  These recommendations were consistent with the analysis provided by Hewitt.  These recommendations are discussed in the Compensation Discussion and Analysis section of this proxy statement.

Historically, the Compensation Committee has recommended most significant adjustments to annual compensation, determined bonus and equity awards and established new performance objectives at one or more meetings held prior to and during the first fiscal quarter of the year, However, the Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of the Company’s compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year.  Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year.  For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Committee by the Chief Executive Officer.  In the case of the Chief Executive Officer, the evaluation of his performance is conducted jointly by the Nominating and Governance Committee and the Compensation Committee after consultation with the other independent members of the Board, which determines any adjustments to his compensation as well as awards to be granted.  For all executives and directors, as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels, and analysis of the Compensation Committee’s compensation consultant, including analyses of executive and director compensation paid at other companies identified by the consultant.

The specific determinations of the Compensation Committee with respect to executive compensation for fiscal 2007 are described in greater detail in the Compensation Discussion and Analysis section of this proxy statement.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serve as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or compensation committee.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis (“CD&A”) contained in this proxy statement.  Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the CD&A be included in this proxy statement and incorporated into our Annual Report on Form 10-K for the fiscal year ended September 30, 2007.

Compensation Committee

Charles E. Hoffman
William J. Raduchel
David R. Springett

The material in this report is not “soliciting material,” is furnished to, but not deemed “filed” with, the Commission and is not deemed to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, other than the Company’s Annual Report on Form 10-K, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

The Nominating and Corporate Governance Committee is composed of Messrs. Hoffman and Springett, each of whom is a non-employee member of the Board of Directors.  Our Board of Directors has determined that each of the directors serving on the Nominating and Corporate Governance Committee meets the requirements for independence under the NASDAQ Global Market listing standards and SEC rules.  The Nominating and Corporate Governance Committee met three times during the fiscal year.  The Nominating and Corporate Governance Committee has adopted a written charter that is available to stockholders on the Company’s website at http://chrd.client.shareholder.com/documents.cfm.

The Nominating and Corporate Governance Committee of the Board of Directors is responsible for identifying, reviewing and evaluating candidates to serve as directors of the Company (consistent with criteria approved by the Board), reviewing and evaluating incumbent directors, recommending to the Board for selection candidates for election to the Board of Directors, making recommendations to the Board regarding the membership of the committees of the Board, assessing the performance of the Board, and developing a set of corporate governance principles for the Company.

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements and having the highest personal integrity and ethics.  The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of the Company’s stockholders.  However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders.  In conducting this assessment, the Nominating and Corporate Governance Committee considers diversity, age, skills, and such other factors as it deems appropriate given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability.  In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair the directors’ independence.  In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for NASDAQ purposes, which determination is based upon applicable NASDAQ listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary.  The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm.  The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board.  The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.

At this time, the Nominating and Corporate Governance Committee does not have a policy with regard to the consideration of director candidates recommended by stockholders.  The Nominating and Corporate Governance Committee believes that it is in the best position to identify, review, evaluate and select qualified candidates for Board membership, based on the comprehensive criteria for Board membership approved by the Board.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

The Company’s Board of Directors has adopted a formal process by which stockholders may communicate with the Board or any of its directors.  This information is available on the Company’s website at http://chrd.client.shareholder.com/documents.cfm.

CODE OF ETHICS

The Company has adopted the Chordiant Code of Business Conduct and Ethics that applies to all officers, directors and employees.  The Code of Business Conduct and Ethics is available on the Company’s website at http://chrd.client.shareholder.com/documents.cfm. If the Company makes any substantive amendments to the Code of Business Conduct and Ethics or grants any waiver from a provision of the Code to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website.

CORPORATE GOVERNANCE GUIDELINES

In April of 2004, the Board of Directors documented the governance practices followed by the Company by adopting Corporate Governance Guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate the Company’s business operations as needed and to make decisions that are independent of the Company’s management.  The guidelines are also intended to align the interests of directors and management with those of the Company’s stockholders.  The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to board composition and selection, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and board committees and compensation.  The Corporate Governance Guidelines were adopted by the Board to, among other things, reflect changes to the NASDAQ listing standards and Securities and Exchange Commission rules adopted to implement provisions of the Sarbanes-Oxley Act of 2002.  The Corporate Governance Guidelines, as well as the charters for each committee of the Board, may be viewed on the Company’s website at http://chrd.client.shareholder.com/documents.cfm.

PROPOSAL 2

APPROVAL OF 2005 EQUITY INCENTIVE PLAN, AS AMENDED

Chordiant's stockholders are being asked to approve the amendment of Chordiant's 2005 Equity Incentive Plan, as amended (the “2005 Plan”), to increase the number of shares authorized and reserved for issuance under the 2005 Plan by an additional 700,000 shares of common stock.

Background

2005 Equity Incentive Plan. The 2005 Equity Incentive Plan, or 2005 Plan, was approved at the 2005 Annual Meeting on September 27, 2005. The 2005 Plan replaces the 1999 Equity Incentive Plan, or 1999 Plan, and provides for the grant of incentive stock options, nonstatutory stock options, stock purchase awards, restricted stock awards, and other forms of equity compensation (collectively, the “stock awards”). The option price shall not be less than the fair market value of the shares on the date of grant and no portion may be exercised beyond ten years from that date. However, during the stock option review (see Note 3 in Notes to Consolidated Financial Statements of the 2006 Form 10-K), it was discovered that some options granted had an option price less than the fair market value of the shares on the date of grant. As more fully described on Form SC TO-I filed with the SEC on March 29, 2007, Chordiant amended certain of these options. Under the 2005 Plan, stock options generally vest over a period of four years in equal monthly installments with 25% of the shares vesting after one year, and the remainder vesting in equal monthly installments over the remaining three years. Stock option grant agreements under the 1999 Plan allow for the early exercise of options granted to employees. Exercised but unvested shares are subject to repurchase by the Company at the initial exercise price. Beginning September 27, 2005, no additional stock awards will be granted under the 1999 Plan. Shares remaining available for issuance pursuant to the exercise of options or settlement of stock awards under the 1999 Plan of 496,603 shares were added to the share reserve of the 2005 Plan and, as of September 27, 2005, became available for issuance pursuant to stock awards granted under the 2005 Plan. All outstanding stock awards granted under the 1999 Plan will remain subject to the terms of the 1999 Plan, except that the Board may elect to extend one or more of the features of the 2005 Plan to stock awards granted under the 1999 Plan. Any shares subject to outstanding stock awards granted under the 1999 Plan that expire or terminate for any reason prior to exercise or settlement shall be added to the share reserve of the 2005 Plan and become available for issuance pursuant to stock awards granted under the 2005 Plan. The 2005 Plan increased the number of shares available for issuance by 2,200,000 shares of common stock from an aggregate total of 496,603 shares available under the 1999 Plan as of September 27, 2005, resulting in an aggregate of 2,696,603 shares available for future grant and issuance under the 2005 Plan. In January 2007, the Board amended the 2005 Plan to increase the number of shares reserved for future issuance by 1,600,000 shares. This amendment was approved by the stockholders at the 2007 Annual Meeting’ held on April 24, 2007. As of September 30, 2007, there were 2,792,568 shares reserved for future issuance and 2,552,203 shares that were outstanding under the 2005 Plan. Assuming approval of the proposed amendment to the 2005 Plan, the number of shares available for issuance will increase by 700,000 shares of common stock, resulting in an aggregate of 3,492,568 shares available for grant under the 2005 Plan as of September 30, 2007.

2000 Nonstatutory Equity Incentive Plan. In March 2000, the Board adopted the 2000 Nonstatutory Equity Incentive Plan, or 2000 Plan. Stockholder approval of this plan was not required and has not been obtained by the Company. In April 2002 and October 2002, the Board approved increases to the number of shares reserved under the 2000 Plan from 360,000 shares to 960,000 shares and then to 1,760,000 shares, also without stockholder approval as such approval was not required by the 2000 Plan or by applicable law. The 2000 Plan does not have a termination date, and will continue indefinitely until suspended or terminated by the Board. The 2000 Plan provides for the grant of nonstatutory stock options and the issuance of restricted stock and stock bonuses to employees (other than officers, directors, or beneficial owners of ten percent (10%) or more of the Company’s common stock and consultants who meet certain eligibility requirements. The terms and price of nonstatutory stock options granted under the 2000 Plan are determined by the Board (or a committee of the Board) and are set forth in each optionee’s option agreement. The exercise price of nonstatutory stock options granted under the 2000 Plan has been 100% of the fair market value on the date of grant, and the term of the options has been ten years. Generally, stock options under the 2000 Plan vest over a period of four years in equal monthly installments with 25% of the shares vesting after one year, and the remainder vesting in equal monthly installments over the remaining three years. In the future, stock options may have the same or different vesting terms as determined by the Board (or a committee of the Board). The Board (or a committee of the Board) sets the terms of stock bonuses and rights to purchase restricted stock. In January 2007, the

Board amended the 2000 Plan to reduce the number of shares available for future issuance to zero. No additional stock options will be granted under the 2000 Nonstatutory Equity Incentive Plan. As of September 30, 2007, there were 415,582 shares outstanding under the 2000 Plan.

1999 Equity Incentive Plan. The 1999 Equity Incentive Plan, or 1999 Plan, provided for the grant to employees of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986 and for grants to employees, directors and consultants of nonstatutory stock options and stock purchase rights. Unless terminated sooner, the 1999 Plan will terminate automatically in 2009. The option price shall not be less than the fair market value of the shares on the date of grant and no portion may be exercised beyond ten years from that date. Under the 1999 Plan, stock options vest over a period that is limited to five years, but were typically granted with a four-year vesting period. Each option outstanding under the 1999 Plan may be exercised in whole or in part at any time. Exercised but unvested shares are subject to repurchase by us at the initial exercise price. As of September 27, 2005, 496,603 available shares under the 1999 Plan were added to the share reserve of the 2005 Plan. No additional stock options will be granted under the 1999 Plan subsequent to September 27, 2005. Any shares subject to outstanding stock awards granted under the 1999 Plan that expire or terminate for any reason prior to the exercise or settlement are added to the share reserve of the 2005 Plan and become available for issuance under the 2005 Plan.

1999 Non-Employee Directors’ Option Plan. The 1999 Non-Employee Directors’ Stock Option Plan, or Directors’ Plan, was adopted by the Board of Directors and became effective on the date of the initial public offering. The Directors’ Plan provides for the automatic grant of a nonstatutory option to purchase 10,000 shares of common stock to each new non-employee director on the date that such person becomes a director, vesting over a period of three years in equal monthly installments with 1/3 of the shares vesting after one year, and the remainder vesting in equal monthly installments over the remaining two years. Each current and future non-employee director will automatically be granted an additional nonstatutory option to purchase 3,000 shares on the day after each of our annual meetings of the stockholders, vesting in equal monthly installments over one year. Each director who is a member of a board committee will automatically be granted an additional nonstatutory option to purchase 2,000 shares, for each committee they serve on, on the day after each annual meeting of the stockholders, vesting in equal monthly installments over one year. Assuming approval of the proposed amendment to the Directors’ Plan, Directors will no longer receive stock options under the Directors’ Plan.  Instead, continuing directors will be issued a single grant at each year’s annual meeting of the stockholders equal to a number of shares of restricted stock equal to $100,000 divided by the fair market value of the Company’s common stock on the date of the Annual meeting.  These shares of restricted stock will vest on the earlier to occur of (1) the next annual meeting or (2) twelve (12) months from the date of grant.  New non-employee directors will receive a grant of restricted stock on substantially the same terms but with the number of shares and vesting schedule pro rated in proportion to the amount time remaining between the grant and the first anniversary of the most recent annual meeting of stockholders.  Such shares of restricted stock will be subject to a post-vesting holding period, such that the director may not sell or otherwise transfer any of the shares until the earliest of (1) the second anniversary of the vesting date, (2) the closing of a merger or sale of substantially all of the assets of the Company, (3) the certification by the Board that the director has suffered an unforeseeable emergency or (4) the death or disability of the director.  Shares sold or withheld by the Company to cover applicable tax withholdings will not be deemed a violation of this holding period.  Prior to January 2007, the amount reserved under the Directors’ Plan automatically increased on October 1st of each year by the greater of (1) 0.5% outstanding shares on such date or (2) the number of shares subject to stock awards made under the Directors’ Plan during the prior year. This automatic increase was subject to reduction by the Board of Directors. Under the terms of the Directors’ Plan, option prices may not be less than the fair market value of the shares on the date of grant and no portion may be exercised beyond ten years from that date. In January 2007, the Board amended and restated the Directors’ Plan to decrease the number of shares reserved for future issuance to 300,000 shares and to eliminate the automatic increase provision. This amendment was approved by the stockholders at the 2007 Annual Meeting’ held on April 24, 2007. As of September 30, 2007, 266,084 shares of common stock have been reserved for issuance and 196,916 shares are outstanding under the Directors’ Plan.

Employee Stock Purchase Plan. In November 1999 the Board adopted our 1999 Employee Stock Purchase Plan, or the 1999 ESPP, which was approved by our stockholders in December 1999. The 1999 ESPP became effective on February 14, 2000.  In January 2007, the Board amended the 1999 ESPP to reduce the number of shares available for grant to 400,000. Eligible employees can have up to 15% of their earnings withheld to be used to purchase shares of our Common Stock at 85% of the lower of the fair market value of the Common Stock on the commencement date of each nine-month offering period or the specified purchase date. The amount reserved under the 1999 ESPP automatically increases on October 1st of each year by the greater of (1) 2% of the outstanding shares on such date or (2) the number of shares subject to stock awards made under this plan during the prior twelve month period. However, the automatic increase is subject to reduction by the Board of Directors.  Notwithstanding the foregoing, the aggregate number of shares that may be sold under the 1999 ESPP shall not exceed 5,200,000 shares.  As of

September 30, 2007, 400,000 shares of common stock are available for grant under the plan.  There were no purchases of common stock under the ESPP for the year ended September 30, 2007 and 2006, as the plan is currently suspended.

General

Chordiant believes that an employee equity compensation program is a necessary and powerful incentive and retention tool that benefits all of its stockholders. We believe equity compensation gives employees and directors a stake in our future success and view it as a vital component of our ability to offer competitive compensation packages within a highly aggressive industry. As of September 30, 2007, there were 2,792,568 shares available for grant under the 2005 Plan. The Board believes the current number of shares available for grant is insufficient and will seriously harm our ability to attract and retain qualified employees and directors. The amendment to the 2005 Plan is designed to assist us in recruiting, motivating and retaining talented employees and directors who will help us to continue achieving our business goals, including creating long-term value for stockholders.

In order to facilitate approval of this proposal and address stockholder concerns regarding the number of options we intend to grant in a given year, in connection with the adoption of the 2005 Plan, the Board committed to the stockholders that through the 2008 fiscal year it would not grant in a fiscal year a number of shares subject to equity awards to employees (whether under the 2005 Plan or other plans not approved by stockholders) greater than the average “burn rate” for equity awards by companies in the software and services industry (as stated by Institutional Shareholder Services), which is 5% of the number of shares of our common stock that we believe will be outstanding at the end  of the same fiscal year. For purposes of calculating the number of shares granted in a year, stock purchase awards, restricted stock awards, restricted stock unit awards, performance stock awards and other stock awards with respect to which the strike price is less than 100% of the fair market value will count as equivalent to (i) 1.5 option shares if our annual stock price volatility is 53% or higher, (ii) two option shares if our annual stock price volatility is between 25% and 52%, and (iii) four option shares if our annual stock price volatility is less than 25%. Volatility is calculated pursuant to guidelines specified by Institutional Shareholder Services.

In this Proposal 2, you are requested to approve the amendment to the 2005 Plan to increase the aggregate number of shares available for future issuance by 700,000 shares, resulting in an aggregate of 3,492,568 shares available for grant under the 2005 Plan as of September 30, 2007. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to approve the adoption of the 2005 Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.

The terms and provisions of the 2005 Plan are summarized below. This summary, however, does not purport to be a complete description of the 2005 Plan. The 2005 Plan has been filed with the SEC as an attachment to this proxy statement and may be accessed from the SEC's website at www.sec.gov. The following summary is qualified in its entirety by reference to the complete text of the 2005 Plan. Any stockholder that wishes to obtain a copy of the actual plan document may do so by written request to our Corporate Secretary at 20400 Stevens Creek Boulevard, Suite 400, Cupertino, California 95014.

The following is a summary of the material features of the 2005 Plan:

General

The 2005 Plan provides for the grant of incentive stock options, nonstatutory stock options, stock purchase awards, restricted stock awards, restricted stock unit awards, stock appreciation rights, performance stock awards, performance cash awards, and other forms of equity compensation (collectively, the “stock awards”).

Incentive stock options granted under the 2005 Plan are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). Nonstatutory stock options granted under the 2005 Plan are not intended to qualify as incentive stock options under the Code. See “Federal Income Tax Information” for a discussion of the tax treatment of awards.

Purpose

The Board adopted the 2005 Plan to provide a means by which employees, directors and consultants of Chordiant and its affiliates may be given an opportunity to purchase stock in Chordiant, to assist in retaining the services of such persons, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for the success of Chordiant and its affiliates.

As of September 30, 2007, approximately 285 employees are eligible to participate in the 2005 Plan. Directors and consultants of Chordiant and its affiliates are also eligible to participate in the 2005 Plan.

Administration

The Board administers the 2005 Plan. Subject to the provisions of the 2005 Plan, the Board has the authority to construe and interpret the 2005 Plan and to determine the persons to whom and the dates on which awards will be granted, the number of shares of common stock to be subject to each award, the time or times during the term of each award within which all or a portion of such award may be exercised, the exercise price, the type of consideration and other terms of the award. The Board also has the authority to settle all controversies, accelerate vesting of stock awards, suspend or terminate the 2005 Plan, to amend the 2005 Plan, to submit any amendment for stockholder approval, to amend the 2005 Plan with regard to Incentive Stock Options, to amend any stock awards, and to adopt procedures or sub-plans for non-U.S. participants.

The Board has the authority to delegate administration of the 2005 Plan to a committee composed of not fewer than two members of the Board. In the discretion of the Board, a committee may consist solely of two or more outside directors in accordance with Section 162(m) of the Code or solely of two or more non-employee directors in accordance with Rule 16b-3 of the Exchange Act. As used herein with respect to the 2005 Plan, the “Board” refers to any committee the Board appoints as well as to our Board itself.

The regulations under Section 162(m) of the Code require that the directors who serve as members of the committee must be “outside directors.” The 2005 Plan provides that, in the Board's discretion, directors serving on the committee may be “outside directors” within the meaning of Section 162(m). This limitation would exclude from the committee directors who are (i) current employees of Chordiant or an affiliate, (ii) former employees of Chordiant or an affiliate receiving compensation for past services (other than benefits under a tax-qualified pension plan), (iii) current and former officers of Chordiant or an affiliate, (iv) directors currently receiving direct or indirect remuneration from Chordiant or an affiliate in any capacity (other than as a director) and (v) any other person who is otherwise not considered an “outside director” for purposes of Section 162(m).

The Board also has the authority to delegate to one or more of our officers the authority to do one or both of the following: (i) designate employees who are not officers to be recipients of stock awards and the terms thereof, and (ii) determine the number of shares of common stock to be subject to such stock awards granted to such employees; provided, however, that the Board shall specify the total number of shares of common stock that may be subject to the stock awards granted by such officer and that such officer may not grant a stock award to himself or herself.

In the event of a decline in the value of our common stock, the Board does not have the authority to reprice any outstanding stock awards under the 2005 Plan or cancel and re-grant any outstanding stock awards under the 2005 Plan, unless Chordiant's stockholders have approved such an action within twelve (12) months prior to such an event.

Stock Subject to the 2005 Plan

If stockholders approve this Proposal 2, an aggregate of 3,492,568 shares of common stock will be available for grant under the 2005 Plan as of September 30, 2007. If options granted under the 2005 Plan and previously granted under the 1999 Plan expire or otherwise terminate without being exercised, the shares of common stock not acquired pursuant to such options will again become available for issuance under the 2005 Plan. If shares of common stock are not issued because such shares instead are used to satisfy an applicable tax withholding requirement or other obligation to Chordiant in connection with the exercise of an option, then such shares will again be available for issuance under the 2005 Plan. In addition, if the exercise price of any option is satisfied by the tender of shares of common stock to us (whether by actual delivery or attestation) only the number of shares of common stock issued, net of any shares so tendered, will be deemed issued to the participant. If we reacquire unvested stock issued under the 2005 Plan, or the stock award is settled in cash, the reacquired stock will become available again for reissuance under the 2005 Plan.

If stockholders approve this Proposal 2, the maximum number of shares that may be granted under the 2005 Plan pursuant to the exercise of incentive stock options is 3,492,568 shares.

Eligibility

Incentive stock options may be granted under the 2005 Plan only to employees (including officers) of Chordiant and its affiliates. Employees (including officers), directors, and consultants of both Chordiant and its affiliates are eligible to receive all other types of awards under the 2005 Plan.

No incentive stock option may be granted under the 2005 Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of Chordiant or any affiliate of Chordiant, unless the exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and the term of the option does not exceed five years from the date of grant. In addition, the aggregate fair market value, determined at the time of grant, of the shares of common stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year (under the 2005 Plan and all other such plans of Chordiant and its affiliates) may not exceed $0.1 million.

No employee may be granted stock options and stock appreciation rights under the 2005 Plan exercisable for more than 2,000,000 shares of common stock during any calendar year (“Section 162(m) Limitation”).

Terms of Options

The following is a description of the permissible terms of options under the 2005 Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

Exercise Price; Payment.  The exercise price of incentive stock options may not be less than 100% of the fair market value of the stock subject to the option on the date of the grant and, in some cases (see “Eligibility” above), may not be less than 110% of such fair market value. The exercise price of nonstatutory stock options may not be less than 100% of the fair market value of the stock on the date of grant. At December 3, 2007, the closing price of our common stock as reported on NASDAQ was $9.90 per share.

The exercise price of options granted under the 2005 Plan must be paid in cash at the time the option is exercised, or, at the discretion of the Board, (i) by delivery of other common stock of Chordiant owned by the participant for at least six months (or such other period of time required to avoid a charge in earnings for financial accounting purposes), (ii) pursuant to a deferred payment arrangement; (iii) pursuant to a net exercise arrangement; or (iv) in any other form of legal consideration acceptable to the Board.

Option Exercise. Options granted under the 2005 Plan may become exercisable in cumulative increments (“vest”) as determined by the Board. Shares covered by currently outstanding options under the 1999 Plan typically vest at the rate of 1/4th on the first anniversary of the date the option holder commenced providing services to us and 1/48th per month thereafter, such that all shares are vested on the fourth anniversary of the date the option holder commenced providing services to us, provided that vesting only continues during the participant's employment by, or service as a director or consultant to, Chordiant or an affiliate (collectively, “service”), after the first year of employment. Shares covered by options granted in the future under the 2005 Plan may be subject to different vesting terms. The Board has the power to accelerate the time during which an option may vest or be exercised. To the extent provided by the terms of an option, a participant may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing us to withhold a portion of the stock otherwise issuable to the participant, by delivering already-owned our common stock or by a combination of these means.

Term. The maximum term of options under the 2005 Plan is 10 years, except that in certain cases (see “Eligibility”) the maximum term is 5 years.

Termination of Service. Options under the 2005 Plan generally terminate 3 months after termination of the participant's service unless (i) such termination is due to the participant's disability in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the termination of service) at any time before the earlier of 12 months from the date such termination or the expiration of the option; (ii) the participant dies before the participant's service has terminated, in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the participant's death) at any time before the earlier of 18 months from the date of the participant's death or the expiration of the option, by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution; or (iii) the option by its terms specifically provides otherwise. A participant may designate a beneficiary who may exercise the option following the participant's death. Individual option grants by their terms may provide for exercise within a longer period of time following termination of service.

A participant's option agreement may provide that if the exercise of the option following the termination of the participant's service would be prohibited because the issuance of stock would violate the registration requirements under the Securities Act, then the option will terminate on the earlier of (i) the expiration of the term of the option or (ii) three months after the termination of the participant's service during which the exercise of the option would not be in violation of such registration requirements.

Except as explicitly provided otherwise in a participant's option agreement, in the event that a participant's service is terminated for cause, the option will terminate upon the termination date of such participant's service, and the participant will be prohibited from exercising his or her option.

Restrictions on Transfer. The Board has the authority to determine the limitations on transferability of options. Generally, the following restrictions apply: (i) participant may not transfer an option otherwise than by will or by the laws of descent and distribution; and (ii) during the lifetime of the participant, only the participant may exercise an option.

Terms of Stock Purchase Awards

Payment. Our Board determines the purchase price under a stock purchase award agreement. The purchase price may be paid either (i) in cash; (ii) by past or future services to Chordiant or an affiliate; or (iii) in any other form of legal consideration acceptable to the Board.

Vesting. Shares of common stock acquired under a stock purchase award agreement may be subject to vesting in accordance with a schedule determined by the Board.

Termination of Service. In the event that a participant's service terminates, Chordiant may repurchase any or all of the unvested shares of common stock held by the participant.

Restrictions on Transfer. Rights under a stock purchase award agreement may be transferred as may be expressly authorized by the terms of the applicable stock purchase award agreement.

Terms of Restricted Stock Awards

Payment. A restricted stock award may be awarded in consideration for (i) past or future services rendered to Chordiant or an affiliate or (ii) any other form of legal consideration acceptable to the Board.

Vesting. Shares of common stock acquired under a restricted stock award agreement may be subject to vesting in accordance with a schedule determined by the Board.

Termination of Service. In the event that a participant's service terminates, Chordiant may receive via a forfeiture condition any or all of the unvested shares of common stock held by the participant.

Restrictions on Transfer. Rights under a restricted stock award agreement may be transferred as may be expressly authorized by the terms of the applicable restricted stock award agreement.

Terms of Restricted Stock Unit Awards

Consideration. The purchase price, if any, for stock unit awards may be paid in any form of legal consideration acceptable to the Board.

Settlement of Awards. A stock unit award may be settled by the delivery of shares of our common stock, in cash, or by any combination of these means or in any other form of consideration as determined by the Board.

Vesting and Additional Restrictions. Stock unit awards vest at the rate specified in the stock unit award agreement as determined by the Board. At the time of grant, the Board may also impose additional restrictions or conditions that delay the delivery of stock or cash subject to the stock unit award after vesting.

Dividend Equivalents. Dividend equivalent rights may be credited with respect to shares covered by a stock unit award. We do not anticipate paying cash dividends on our common stock for the foreseeable future, however.

Termination of Service. Except as otherwise provided in the applicable award agreement, stock units that have not vested will be forfeited upon the participant's termination of service.

Terms of Stock Appreciation Rights

Exercise.  Each stock appreciation right is denominated in shares of common stock equivalents. Upon exercise of a stock appreciation right, we will pay the participant an amount equal to the excess of (i) the aggregate fair market value of our common stock on the date of exercise, over (ii) the strike price determined by the Board on the date of grant.

Settlement of Awards.  The appreciation distribution upon exercise of a stock appreciation right may be paid in cash, shares of our common stock, or any other form of consideration determined by the Board.

Vesting. Stock appreciation rights vest and become exercisable at the rate specified in the stock appreciation right agreement as determined by the Board.

Termination of Service. Upon termination of a participant's service, the participant generally may exercise any vested stock appreciation right for three months (or such longer or shorter period specified in the stock appreciation right agreement) after the date such service relationship ends. In no event may a stock appreciation right be exercised beyond the expiration of its term. However, except as explicitly provided otherwise in a participant's stock appreciation right agreement, in the event that a participant's service is terminated for cause, the stock appreciation right shall terminate upon the termination date of such participant's service, and the participant will be prohibited from exercising his or her stock appreciation right.

Terms of Performance-Based Awards

General. The 2005 Plan allows the Board to issue performance stock awards and performance cash awards (together, the “performance-based awards”) that qualify as performance-based compensation that is not subject to the income tax deductibility limitations imposed by Section 162(m) of the Code, if the issuance of such stock or cash is approved by the Compensation Committee and the grant, vesting, or exercise of one or more stock awards and the delivery of such cash is tied solely to the attainment of certain performance goals during a designed performance period.

Performance Goals. In granting a performance-based award, the Board will set a period of time (a “performance period”) over which the attainment of one or more goals (“performance goals”) will be measured for the purpose of determining whether the award recipient has a vested right in or to such award. Within the time period prescribed by Section 162(m) of the Code (typically before the 90th day of a performance period), the Board will establish the performance goals, based upon one or more pre-established criteria (“performance criteria”) enumerated in the 2005

Plan and described below. As soon as administratively practicable following the end of the performance period, the Board will certify (in writing) whether the performance goals have been satisfied.

To assure that the compensation attributable to one or more performance awards will qualify as performance-based compensation that will not be subject to the $1.0 million limitation on the income tax deductibility of the compensation paid per covered executive officer imposed under Section 162(m) of the Code, the Board has the authority to structure one or more of these awards so that stock or cash will be issued or paid pursuant to the award upon the achievement of certain pre-established performance goals. Such goals may be based on any one of, or a combination of, the following performance criteria: (i) earnings per share; (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) total stockholder return; (v) return on equity; (vi) return on assets, investment, or capital employed; (vii) operating margin; (viii) gross margin; (ix) operating income; (x) net income (before or after taxes); (xi) net operating income; (xii) net operating income after tax; (xiii) pre-tax profit; (xiv) operating cash flow; (xv) sales or revenue targets; (xvi) increases in revenue or product revenue; (xvii) expenses and cost reduction goals; (xviii) improvement in or attainment of working capital levels; (xix) economic value added (or an equivalent metric); (xx) market share; (xxi) cash flow; (xxii) cash flow per share; (xxiii) share price performance; (xxiv) debt reduction; (xxv) implementation or completion of projects or processes; (xxvi) customer satisfaction; (xxvii) stockholders' equity; and (xxviii) other measures of performance selected by the Board.

At the time of the grant of any performance-based award, the Board is authorized to determine whether, when calculating the attainment of performance goals: (i) to exclude restructuring and/or other nonrecurring charges; (ii) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated net sales and operating earnings; (iii) to exclude the effects of changes to generally accepted accounting standards required by the Financial Accounting Standards Board; (iv) to exclude the effects of any statutory adjustments to corporate tax rates; and (v) to exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles. In addition, the Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals.

Compensation attributable to performance-based stock awards under the 2005 Plan will qualify as performance-based compensation, provided that: (i) the award is granted by a compensation committee comprised solely of “outside directors,” (ii) the award is granted (or exercisable) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, (iii) the compensation committee certifies in writing prior to the granting (or exercisability) of the award that the performance goal has been satisfied.

Annual Limitation. The maximum benefit to be received by a participant in any calendar year attributable to performance stock awards may not exceed the value of 1,200,000 shares of common stock. The maximum benefit to be received by a participant in any calendar year attributable to performance cash awards may not exceed $3.0 million.

Terms of Other Stock Awards

The Board may grant other stock awards based in whole or in part by reference to the value of our common stock. Subject to the provisions of the 2005 Plan, the Board has the authority to determine the persons to whom and the dates on which such other equity awards will be granted, the number of shares of our common stock (or cash equivalents) to be subject to each award, and other terms and conditions of such awards. Such awards may be granted either alone or in addition to other stock awards granted under the 2005 Plan.

Adjustment Provisions

Transactions not involving receipt of consideration by Chordiant, such as a merger, consolidation, reorganization, stock dividend, or stock split, may change the type(s), class(es) and number of shares of common stock subject to the 2005 Plan and outstanding awards. In that event, the 2005 Plan will be appropriately adjusted as to the type(s), class(es) and the maximum number of shares of common stock subject to the 2005 Plan, the Section 162(m) Limitation, and the maximum number of shares a participant can receive under a performance-based stock award. Further, outstanding awards will be adjusted as to the type(s), class(es), number of shares and price per share of common stock subject to such awards.

Effect of Certain Corporate Transactions and a Change in Control

In the event of (i) the sale or other disposition of all or substantially all of the assets of Chordiant, (ii) the sale or other disposition of at least 90% of the outstanding securities of Chordiant, or (iii) certain specified types of merger, consolidation or similar transactions (collectively, “corporate transaction”), any surviving or acquiring corporation may continue or assume awards outstanding under the 2005 Plan or may substitute similar awards. If any surviving or acquiring corporation does not assume such awards or to substitute similar awards, then with respect to awards held by participants whose service with us or an affiliate has not terminated as of the effective date of the corporate transaction, the vesting of such awards (and, if applicable, the time during which such awards may be exercised) will be accelerated in full, subject to certain limitations, and the awards will terminate if not exercised (if applicable) at or prior to such effective date.

Subject to certain exceptions, in the event a person becomes the owner of Chordiant's securities representing more than 50% of the combined voting power of Chordiant's then outstanding securities other than by virtue of a merger, consolidation or similar transaction (a “change in control”), each outstanding stock award (other than a performance stock award) will become immediately vested in that number of shares that would have been vested as of a date twelve months following the date of the change in control. Following the acceleration described in this paragraph, any unvested shares of common stock remaining subject to a stock award shall vest in equal installments over a vesting period that is twelve months shorter than the vesting period immediately prior to the change in control. If the vesting of a stock award is accelerated pursuant to a corporate transaction as described in the immediately preceding paragraph, acceleration on a change of control will not occur.

The acceleration of a stock award in the event of a corporate transaction or a change in control event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of Chordiant.

Duration, Amendment and Termination

The Board may suspend or terminate the 2005 Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the 2005 Plan will terminate on July 19, 2015.

The Board may also amend the 2005 Plan at any time or from time to time. However, no amendment will be effective unless approved by our stockholders within 12 months before or after its adoption by the Board if the amendment would (i) modify the requirements as to eligibility for participation (to the extent such modification requires stockholder approval in order for the 2005 Plan to satisfy Section 422 of the Code, if applicable, or Rule 16b-3 of the Exchange Act); (ii) increase the number of shares reserved for issuance upon exercise of awards; (iii) change any other provision of the 2005 Plan in any other way if such modification requires stockholder approval in order to comply with Rule 16b-3 of the Exchange Act or satisfy the requirements of Section 422 of the Code or any securities exchange listing requirements; (iv) reprice any outstanding stock awards under the 2005 Plan, or (v) cancel and re-grant any outstanding stock awards under the 2005 Plan. The Board may submit any other amendment to the 2005 Plan for stockholder approval, including, but not limited to, amendments intended to satisfy the requirements of Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limitation on the deductibility of compensation paid to certain employees.

Federal Income Tax Information

Incentive Stock Options. Incentive stock options under the 2005 Plan are intended to be eligible for the favorable federal income tax treatment accorded “incentive stock options” under the Code.

There generally are no federal income tax consequences to the participant or Chordiant by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the participant's alternative minimum tax liability, if any.

If a participant holds stock acquired through exercise of an incentive stock option for more than two years from the date on which the option is granted and more than one year from the date on which the shares are transferred to the participant upon exercise of the option, any gain or loss on a disposition of such stock will be a long-term capital gain or loss.

Generally, if the participant disposes of the stock before the expiration of either of these holding periods (a “disqualifying disposition”), then at the time of disposition the participant will realize taxable ordinary income equal to the lesser of (i) the excess of the stock's fair market value on the date of exercise over the exercise price, or (ii) the participant's actual gain, if any, on the purchase and sale. The participant's additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year.

To the extent the participant recognizes ordinary income by reason of a disqualifying disposition, Chordiant will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

Nonstatutory Stock Options, Stock Purchase Awards and Restricted Stock Awards. Nonstatutory stock options, stock purchase awards and restricted stock awards granted under the 2005 Plan generally have the following federal income tax consequences.

There are no tax consequences to the participant or Chordiant by reason of the grant. Upon acquisition of the stock, the participant normally will recognize taxable ordinary income equal to the excess, if any, of the stock's fair market value on the acquisition date over the purchase price. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the participant elects to be taxed on receipt of the stock. With respect to employees, we are generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the participant.

Upon disposition of the stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to participants who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

Stock Appreciation Rights. No taxable income is realized upon the receipt of a stock appreciation right, but upon exercise of the stock appreciation right the fair market value of the shares (or cash in lieu of shares) received must be treated as compensation taxable as ordinary income to the participant in the year of such exercise. Generally, with respect to employees, we are required to withhold from the payment made on exercise of the stock appreciation right or from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, Section 162(m) of the Code and the satisfaction of a reporting obligation, we will be entitled to a business expense deduction equal to the taxable ordinary income recognized by the participant.

Stock Unit Awards. No taxable income is recognized upon receipt of a stock unit award. The participant will recognize ordinary income in the year in which the vested shares subject to that unit are actually issued to the participant in an amount equal to the fair market value of the shares on the date of issuance. The participant and the Company will be required to satisfy certain tax withholding requirements applicable to such income. Subject to the requirement of reasonableness, Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant at the time the shares are issued. In general, the deduction will be allowed for the taxable year in which such ordinary income is recognized by the participant.

Potential Limitation on Company Deductions. Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to such covered employee exceeds $1.0 million. It is possible that compensation attributable to awards, when combined with all other types of compensation received by a covered employee from Chordiant, may cause this limitation to be exceeded in any particular year.

Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation. In accordance with Treasury Regulations issued under Section 162(m), compensation attributable to stock options and stock appreciation rights will qualify as performance-based compensation if the award is granted by a compensation committee comprised solely of “outside directors” and either (i) the plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise price of the award is no less than the fair market value of the stock on the date of grant, or (ii) the award is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and the award is approved by stockholders.

All other stock awards will qualify as performance-based compensation under the Treasury Regulations only if (i) the award is granted by a compensation committee comprised solely of “outside directors,” (ii) the award is granted (or exercisable) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, (iii) the compensation committee certifies in writing prior to the granting (or exercisability) of the award that the performance goal has been satisfied and (iv) prior to the granting (or exercisability) of the award, stockholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount -- or formula used to calculate the amount -- payable upon attainment of the performance goal).

EQUITY COMPENSATION PLAN INFORMATION (1)

The following table provides certain information with respect to all of our equity compensation plans in effect as of September 30, 2007:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (#) (a)	Weighted-average exercise price of outstanding options, warrants and rights ($/sh) (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)(#) (c)
Equity compensation plans approved by security holders	2,749,119	8.38	3,458,652	(2)

Equity compensation plans not approved by security holders	415,582	5.31	—
Total	3,164,701	7.98	3,458,652

(1)
Upon our acquisition of Prime Response, Inc. and White Spider Software, Inc. in 2001 and 2000, respectively, we assumed outstanding options of Prime Response and White Spider such that these options became exercisable for an aggregate of 307,424 shares of our common stock at a weighted-average exercise price of $23.03 per share. As of September 30, 2007, 13,115 options of Prime Response, Inc. and White Spider Software, Inc are still outstanding with a weighted-average exercise price of $2.245. The option plans governing these options terminated other than with respect to the outstanding options, and no options will be granted in the future pursuant to these plans. These plans were not approved by our stockholders, as no approval was required and the plans were not assumed by us. The shares referenced in this note are not included in any of the numbers set forth in the table.

(2)	Included in the 3,458,652 shares available for future issuance under approved equity compensation plans as of September 30, 2007 are 400,000 shares related to the Employee Stock Purchase Plan.

PROPOSAL 3

APPROVAL OF OUR AMENDED AND RESTATED

1999 NON-EMPLOYEE DIRECTORS’ STOCK OPTION PLAN

Chordiant’s stockholders are being asked to approve the amendment to Chordiant’s Amended and Restated 1999 Non-Employee Directors’ Stock Option Plan (which we call the Directors’ Plan) to expand the types of awards that may be granted under the Directors’ Plan to include restricted stock awards and restricted stock unit awards.  Chordiant believes that this amendment will assist us in attracting and retaining the services of qualified directors and providing these directors appropriate incentives to exert maximum efforts for the success of Chordiant.

Subject to stockholder approval, the Directors’ Plan will:

•	permit Chordiant to award restricted stock awards and restricted stock unit awards and

•
provide that, for fiscal year 2008 and thereafter, non-employee directors will receive awards of restricted stock instead of awards of stock options as their annual and initial automatic board service award.

Stockholders are requested in this Proposal 3 to approve the amendment to the Directors’ Plan.  This Proposal does not seek to alter the number of shares that may be issued under the Directors’ Plan beyond those previously approved by the stockholders for issuance under the Directors’ Plan.  The affirmative vote of the holders of a majority of shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the amendment to the Directors’ Plan.  Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as votes against the proposal. Broker non-votes are counted towards the quorum, but will not be counted for any purpose in determining whether this matter has been approved.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 3.

The terms and provisions of the Directors’ Plan are summarized below. This summary, however, does not purport to be a complete description of the Directors’ Plan. The Directors’ Plan has been filed with the SEC as an attachment to this proxy statement and may be accessed from the SEC’s website at www.sec.gov. The following summary is qualified in its entirety by reference to the complete text of the Directors’ Plan. Any stockholder that wishes to obtain a copy of the actual plan document may do so by written request to our Corporate Secretary at 20400 Stevens Creek Boulevard, Suite 400, Cupertino, California 95014.

The following is a summary of the material features of the Directors’ Plan:

General

The Directors’ Plan, as amended, allows the Company to structure the automatic grant of annual and initial awards to our non-employee directors as nonstatutory stock options, restricted stock awards and/or restricted stock unit awards (collectively, the “awards”).

Purpose

The Board adopted the Directors’ Plan to assist in attracting and retaining the services of highly qualified director candidates and to provide incentives for such persons to exert maximum efforts for our success.

Administration

The Board administers the Directors’ Plan and may not delegate administration of the Directors’ Plan to a committee.  The Board generally has the power under the Directors’ Plan: (i) to determine the provisions of each award to the extent not specified in the Directors’ Plan, (ii) to construe and interpret the Directors’ Plan and awards granted under it, and to establish, amend and revoke rules and regulations for its administration, (iii) to amend the Directors’ Plan or an award granted under the Directors’ Plan, and (iv) to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of Chordiant that are not in conflict with the provisions of the Directors’ Plan.

Stock Subject to the Directors’ Plan

As of December 3, 2007, 266,084 shares of common stock are available to be made subject to future awards, and 196,916 shares are outstanding, under the Directors’ Plan.

Eligibility

The Directors’ Plan provides that awards may be granted only to our non-employee directors. A “non-employee director” is a member of our board of director who is not otherwise a Chordiant employee.  All five of our current non-employee members of our board of directors are eligible to participate in the Directors’ Plan, subject to their continued service with Chordiant.

Non-Discretionary Grants

The Directors’ Plan, as amended, provides for the automatic grant of an initial restricted stock award to each individual who becomes a non-employee director after the date on which the Directors’ Plan, as amended, is approved by our shareholders covering the number of shares of our common stock equal to (1) the product of (a) $100,000 and (b) a fraction, the numerator of which is the number of full months between the date of grant and first anniversary of our most recent Annual Meeting prior to the date of grant (rounding down for any partial month) (such period, the “initial period”), and the denominator of which is 12, (2) divided by the fair market value of a share of common stock on the grant date.  Subject to the participant’s continuous service, the initial award will vest in substantially equal monthly installments over the initial period (on each monthly anniversary of the grant date), so that the initial grant is fully vested as of the first anniversary of the most recent Annual Meeting prior to the grant date.

In addition, on the day of each of our annual meetings on and after the date on which the shareholders approve the amendment of the Directors’ Plan, each non-employee director who will continue service after such meeting date will automatically be granted, on the date of that annual meeting, an annual restricted stock award covering that number of shares of our common stock equal to (1) $100,000 divided by (2) the fair market value of a share of common stock on the date of our annual meeting.  Subject to the participant’s continuous service, such award will vest in full on the date that is the earlier of (a) the first anniversary of the grant date and (b) the date of the first annual meeting following the grant date.

The initial and annual grants will be subject to the terms of this Directors’ Plan and the form of restricted stock award agreement approved by the Board.  Such shares of restricted stock will be subject to a post-vesting holding period, such that the director may not sell or otherwise transfer any of the shares until the earliest of (1) the second anniversary of the vesting date, (2) the closing of a merger or sale of substantially all of the assets of the Company, (3) the certification by the Board that the director has suffered an unforeseeable emergency or (4) the death or disability of the director.  Shares sold or withheld by the Company to cover applicable tax withholdings will not be deemed a violation of this holding period.   No purchase price will be paid for the shares of common stock issued under the initial and annual grants, except to the extent required by applicable law, in which case, the par value of each share of common stock issued under the initial and annual grants will be deemed to have been paid through services rendered to Chordiant.

Terms of Options

Nonstatutory Stock Options.  Options granted under the Directors’ Plan are not intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code.

Exercise Price; Payment. The exercise price of options granted under the Directors’ Plan generally may not be less than 100% of the fair market value of the stock subject to the option on the date of the grant. The exercise price may be paid in cash or by check, or, in the discretion of the Board, by delivery of other shares of our common stock already owned by the optionee, pursuant to a “same day sale” program, by a “net exercise” arrangement, or in any other form of legal consideration acceptable to the Board.

Option Exercise. Options granted under the Directors’ Plan vest so long as the optionee continues to provide services as a director, employee or consultant to Chordiant or certain of its affiliates. The Board has the power to accelerate the time at which an award may vest or become exercisable.

Term. The term of options under the Directors’ Plan may not exceed 10 years. Options under the Directors’ Plan generally terminate on the earlier of three months after termination of the participant’s service or the expiration of the term of the option.  However, if such termination is due to the participant’s disability, the option may be exercised (to the extent the option was exercisable at the time of the termination of service) at any time within 12 months after such termination.  If the participant service terminates due to the participant’s death, the option may be exercised (to the extent the option was exercisable at the time of the participant’s death) within 18 months after the participant’s death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution.  In addition, if the exercise of the option following the termination of the participant’s service would be prohibited because the issuance of stock would violate applicable securities laws, then the option expiration period may be further extended.

Other Provisions.  The option agreement may contain such other terms, provisions and conditions not inconsistent with the Directors’ Plan as determined by the Board.

Terms of Restricted Stock Awards

Payment. A restricted stock award may be awarded in consideration for (i) cash, check, bank draft or money order payable to Chordiant, (ii) past or future services actually or to be rendered to Chordiant or an affiliate; or (iii) any other form of legal consideration that may be acceptable to the Board.  The Board will determine the purchase price, if any, to be paid for the shares subject to the award.

Vesting. Shares of common stock acquired under a restricted stock award agreement may be subject to vesting in accordance with a schedule determined by the Board.

Termination of Service. In the event that a participant’s service terminates, Chordiant may reacquire (or repurchase, as applicable) the unvested shares of common stock held by the participant under the award.

Terms of Restricted Stock Unit Awards

Consideration. The Board will determine the purchase price, if any, for restricted stock unit awards.  The purchase price may be paid in any form of legal consideration acceptable to the Board.

Settlement of Awards. A restricted stock unit award may be settled by the delivery of shares of our common stock, in cash, or by any combination of these means or in any other form of consideration as determined by the Board.

Vesting and Additional Restrictions. Restricted stock unit awards vest at the rate specified in the restricted stock unit award agreement as determined by the Board. At the time of grant, the Board may also impose additional restrictions or conditions that delay the delivery of stock or cash subject to the restricted stock unit award after vesting.

Dividend Equivalents. The Board will determine whether the participant will be credited with dividend equivalent rights with respect to shares covered by a restricted stock unit award.

Termination of Service. Except as otherwise provided in the applicable award agreement, restricted stock units that have not vested upon a termination of the participant’s service will be automatically forfeited.

Restrictions on Transfer

Awards are non-transferable except upon death or as otherwise expressly permitted in the award agreement, as determined by the Board in accordance with applicable securities laws.

Adjustment Provisions

In the event of transactions such as a merger, consolidation, reorganization, stock dividend, or stock split, the Board will make appropriate adjustments to the type(s), class(es) and the maximum number of shares of common stock subject to the Directors’ Plan, and will adjust outstanding awards as to the type(s), class(es), number of shares subject to, and the exercise or purchase price of, such awards.

Effect of Certain Corporate Events

The Directors’ Plan provides that, in the event of a dissolution, liquidation or sale of substantially all of our assets or certain mergers or corporate reorganizations, the acquiring or surviving corporation may either assume awards outstanding under the Directors’ Plan or substitute similar awards for those outstanding under the Directors’ Plan. If awards are not assumed or replaced, then, with respect to participants whose service has not terminated prior to the transaction, the awards will become fully vested and will terminate if not exercised prior to the change of control.

In addition, if the awards are assumed or substitute awards granted, then upon a transaction that results in a change in the effective control of Chordiant, such awards will be subject to additional acceleration of vesting.  For awards granted prior to the annual meeting held in 2008 and held by participants whose service has not terminated prior to the transaction, the vesting of such awards will be automatically accelerated immediately prior to such transaction such that each such award will be exercisable for that number of vested shares that would have been vested in the ordinary course as of the date one year following the date of the transaction.  For awards granted at or after the annual meeting held in 2008 and held by participants whose service has not terminated prior to the transaction, the vesting of such awards will be automatically accelerated in full as of immediately prior to such transaction.

The acceleration of an award in the event of an acquisition or similar corporate event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of us.

Duration, Amendment and Termination

The Board may amend, suspend or terminate the Directors’ Plan at any time, subject to shareholder approval to the extent required by applicable law.  No such amendment, suspension or termination will result in a material impairment of a participant’s rights under an outstanding award without his or her consent.

Federal Income Tax Information

Nonstatutory Stock Options, Restricted Stock Awards. Nonstatutory stock options and restricted stock awards under the Directors’ Plan generally have the following federal income tax consequences.

Generally, the participant is not subject to taxation, and we are not entitled to a deduction, at the time of the grant of an award.  At the time shares under a restricted stock award vest, and at the time vested shares under a stock option are purchased, the participant normally will recognize ordinary income equal to the excess, if any, of the stock’s fair market value on the acquisition date over the purchase price (if any).  We will generally be entitled to a business expense deduction equal to the ordinary income recognized by the participant.

Upon disposition of the stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to participants who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

Restricted Stock Unit Awards.  Generally, a participant is not subject to taxation, and we are not entitled to a deduction, at the time a restricted stock unit is granted.   The participant will generally recognize ordinary income in the year in which the vested shares subject to that unit award are actually issued, in an amount equal to the fair market value of the shares on the date of issuance. We will generally be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant at that time.

Information Regarding Stock Awards Granted During Fiscal 2007

As noted above, each continuing director will be granted a restricted stock award on the date of our next annual meeting covering shares of our common stock having a fair market value of $100,000. We cannot predict the fair market value of our common stock on the date of the next annual meeting of our shareholders. Therefore, the following table sets forth the number of shares subject to awards that would be granted on the date of the annual meeting to eligible directors under the Directors’ Plan if the fair market value of our common stock on the date of the annual meeting is equal to the closing price of our common stock as reported on the NASDAQ National Market System on December 3, 2007, which price was $9.90 per share.  Employees, including officers and employee directors, are ineligible to receive awards under the Directors’ Plan and therefore are not included in this table.

New Plan Benefits Amended and Restated 1999 Non-Employee Director Option Plan
	Dollar Value ($)	Number of Shares (#)
Charles E. Hoffman, Director	100,000	10,101
William J. Raduchel, Director	100,000	10,101
David R. Springett, Director	100,000	10,101
Richard G. Stevens, Director	100,000	10,101
David A. Weymouth, Director	100,000	10,101
All current directors who are not executive officers as a group	500,000	50,505

PROPOSAL 4

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors has selected BDO Seidman, LLP as the Company’s independent auditors for the fiscal year ending September 30, 2008 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the annual meeting.  BDO Seidman, LLP has been the Company’s independent auditors since July 2005.  Representatives of BDO Seidman, LLP are expected to be present at the annual meeting.  They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the selection of BDO Seidman, LLP as the Company’s independent auditors.  However, the Audit Committee of the Board is submitting the selection of BDO Seidman, LLP to the stockholders for ratification as a matter of good corporate practice.  If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm.  Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of BDO Seidman, LLP.  Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes.  Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

Principal Accountant Fees and Services

The following table represents aggregate fees for professional services billed (including estimated final billing for fiscal 2007 audit fees) to Chordiant for services rendered for the years ended September 30, 2007 and 2006 by BDO Seidman, LLP, Chordiant's independent registered public accounting firm since July 2005.

	Year Ended September 30, 2007	Year Ended September 30, 2006
Audit Fees
Aggregate fees for professional services rendered for the audits of the consolidated financial statements of the Company, reviews of our interim financial statements, statutory and subsidiary audits, consents, consultations on accounting and financial reporting matters, internal control over financial reporting, and assistance with review of documents filed with the SEC	$1,200,700	$1,710,000

Audit-Related Fees
Aggregate fees for assurance and related services including benefit plan audits and consultation on acquisitions	—	—

Tax Fees
Aggregate fees for tax services rendered for tax return preparation, tax-payment planning services, tax audits and appeals, tax services for employee benefit plans and requests for rulings or technical advice	—	13,500

All Other Fees	—	—
Total	$1,200,700	$1,723,500

In connection with the audit of the 2007 financial statements, the Company entered into an engagement agreement with BDO Seidman, LLP which sets forth the terms by which BDO Seidman, LLP will perform audit services for the Company.  That agreement is subject to alternative dispute resolution procedures and an exclusion of punitive damages.

All fees described above were approved by the Audit Committee.

During the fiscal year ended September 30, 2007, none of the total hours expended on the Company’s financial audit by BDO Seidman, LLP were provided by persons other than BDO Seidman, LLP’s full-time permanent employees or those of their international affiliates.

Pre-Approval Policies and Procedures

Before the independent registered public accounting firm is engaged by us or our subsidiaries to render audit or non-audit services, the Audit Committee shall pre-approve the engagement. Audit Committee pre-approval of audit and non-audit services will not be required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established by the Audit Committee regarding our engagement of the independent accountant, provided the policies and procedures are detailed as to the particular service, the Audit Committee is informed of each service provided and such policies and procedures do not include delegation of the Audit Committee's responsibilities under the Exchange Act to our management. The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to grant pre-approvals, provided such approvals are presented to the Audit Committee at a subsequent meeting. If the Audit Committee elects to establish pre-approval policies and procedures regarding non-audit services, the Audit Committee must be informed of each non-audit service provided by the independent auditor. The Audit Committee pre-approval of non-audit services (other than review and attest services) also will not be required if such services fall within available exceptions established by the SEC. As such, the engagement of BDO Seidman, LLP to render 100% of the services described in the categories above was approved by the Audit Committee in advance of the rendering of those services.
The Audit Committee has determined tax compliance services by BDO Seidman, LLP referred to in the table above under “Tax Fees” is compatible with maintaining the accountant's independence and these services have been pre-approved. We have also retained Deloitte & Touche LLP until January 2006 to provide us with tax services. Starting in February 2006, we retained Armanino McKenna LLP to provide tax services.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 4.

Executive Officers

Our executive officers are: Steven R. Springsteel, Chairman of the Board of Directors, President, and Chief Executive Officer; Peter S. Norman, Vice President, Chief Financial Officer, and Principal Accounting Officer; Derek P. Witte, Vice President, General Counsel, Secretary, and Chief Compliance Officer, James D. St. Jean, Chief Technology Officer and acting Vice President of Worldwide Engineering; Prashant K. Karnik, Vice President and General Manager, Professional Services; Frank J. Florence, Chief Marketing Officer; and David E. Cunningham, Vice President of Worldwide Sales.

Below is a brief biography of each of our executive officers, except Mr. Springsteel. Biographical information for Mr. Springsteel can be found above in the section titled, “Proposal 1: Election of Directors; Nominees for Election for Three-year Terms Expiring at the 2011 Annual Meeting.”

Peter S. Norman, age 50, has served as our Vice President, Chief Financial Officer and Principal Accounting Officer since March 2006. From March 2005 to March 2006, he served as our Vice President and Corporate Controller. From August 2004 to March 2005 he served as our Director of Finance. Prior to joining Chordiant, Mr. Norman spent twelve years in the audit practice of KPMG Peat Marwick LLP most recently as a Senior Manager. He also served in several senior financial and operational positions with several private companies. Mr. Norman holds a Bachelor of Science Degree (cum laude), from Humboldt State University with a major in accounting. He is a Certified Public Accountant (CPA), a member of the American Institute of Certified Public Accountants, and a member of the California State Society of Certified Public Accountants.

Derek P. Witte, age 51, has served as our Vice President, General Counsel, Secretary and Chief Compliance Officer since November 2005. From February, 2003 to November, 2005, Mr. Witte served as General Counsel and Secretary for the Silicon Valley Bank and its holding company, SVB Financial Group, a financial services company. From March, 2001 until June, 2002, Mr. Witte served as Vice President and General Counsel for Tellme Networks, a privately-held voice recognition software company. From 1990 until 2001, Mr. Witte was with Symantec Corporation, first as their General Counsel and later as their Senior Vice President of Worldwide Operations. Prior to his corporate technology experience, Mr. Witte practiced law with Heller Ehrman White & McAuliffe in Palo Alto, California and Brobeck, Phleger & Harrison, in San Francisco. Mr. Witte earned a Bachelor's Degree with honors in economics from the University of California, Berkeley and a Law Degree from the University's School of Law (Boalt Hall).

James D. St. Jean, age 41, has served as our Vice President of Worldwide Engineering since July 2005 and as our Vice President and Chief Technology Officer and acting Vice President of Worldwide Engineering since September 2007 and has been an employee of ours since 2000 when we acquired White Spider, a knowledge management solutions company he founded. From 2000 to July 2005, Mr. St. Jean served in several management positions, including Vice President of Applications and Vice President of Design and Architecture. From 1997 to 1999, he was Vice President and Chief Architect of Vantive Corporation, a public customer relationship management company. Prior to that, he was one of the founders of Innovative Computer Concepts (ICC), a field service management solutions company. At ICC he served in several management positions including Director of Development and Vice President of Development. ICC was acquired by Vantive in 1997. Before that time, Mr. St. Jean served in various development, development management and project management roles with Raytheon Corporation and Lockheed Corporation. Mr. St. Jean holds a Bachelor of Science Degree in Computer Science from the University of New Hampshire.

Prashant K. (PK) Karnik, age 52, has served as our Vice President and General Manager, Worldwide Professional Services, since August 2006. From 2005 to 2006, he served as the Senior Vice President of Professional Services for  Dorado Corporation, a solution provider for the mortgage industry. From 2003 to 2005, he served as the Chief Executive Officer of Datanautics (formerly Accrue Software), a global web analytics company.  From 2001 to 2003, he served as the Chief Operating Officer of Accrue Software, a global web analytics company. From 1999 to 2001, he served as the Vice President of Professional Services at Aspect Communications, a major CRM vendor. For over a decade prior to that, he held senior management positions within Hewlett Packard's global services organization. PK has a Bachelor's Degree in Mechanical Engineering from NIT India, a MS in Industrial Engineering from Rutgers University and a Masters of Business Administration from Southern New Hampshire University.

Frank J. Florence, age 54, has served as our Chief Marketing Officer since May 2006. From 2003 to 2006, he served as Senior Vice President, Marketing and Corporate Development, for Dorado Corporation, a solution provider for the mortgage industry. From 2002 to 2003, he served as Senior Vice President, Marketing, for InStranet, a sales, marketing and service application provider. From 2000 to 2002, he served in several management positions for Interwoven, a public enterprise content management company, including Senior Vice President, Business Units, Corporate Development and Vice President and General Manager. From 1997 to 2000, he served as President and Chief Executive Officer of SmartDB, an ERP integration software platform company. Mr. Florence earned a Bachelor of Arts (summa cum laude) and a Masters of Business Administration from the University of Santa Clara, California.

David E. Cunningham, age 54, has served as our Vice President of Worldwide Sales since November 2007. From 2006 to 2007, Mr. Cunningham served as Vice President of Enterprise Sales for Symantec Corporation.  From 1998 to 2006, Mr. Cunningham served in several sales positions at IBM Corporation, including Vice President of Global Competitive Sales.  From 1985 to 1998, he served in several sales and finance positions at Amdahl Corporation, a private company that specialized in developing IBM mainframe compatible computer products.  Amdahl was acquired by Fujitsu Technology in 1997.  Mr. Cunningham has lived and worked in Europe holding EMEA level positions whilst on assignment with both IBM and Amdahl.  Mr. Cunningham holds a Bachelor of Arts Degree in Psychology from the Coe College and a Masters of Business Administration from Drake University.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the Company’s common stock as of December 1, 2007 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its common stock.

	Beneficial Ownership(1)
Beneficial Owner	Number of Shares		Percent of Total

Five Percent Stockholders:

Goldman Sachs Asset Management, L.P. (U.S.)
(as of 09/30/07)	3,560,548		10.69%
32 Old Slip, 24th Floor
New York, NY 10005

Barclays Global Investors, N.A.
(as of 9/30/07)	2,763,069		8.30%
45 Fremont St
San Francisco, CA 94105

Bennett Lawrence Management, LLC	1,877,850		5.64%
(as of 9/30/07)
The Lincoln Building
60 East 42nd St, 43rd Fl
New York, NY 10165

Directors, Nominees and Named Executive Officers:
Steven R. Springsteel	272,578	(2)	*
Peter S. Norman	66,768	(3)	*
Derek P. Witte	99,582	(4)	*
James D. St. Jean	113,384	(5)	*
PK Karnik	14,687	(6)	*
William J. Raduchel	65,062	(7)	*
Charles E. Hoffman	31,000	(8)	*
David R. Springett	65,000	(9)	*
Richard G. Stevens	22,916	(10)	*
David A. Weymouth	27,000	(11)	*
All current executive officers and directors as a group (12 persons)	814,225	(12)	2.44%

          *    Less than one percent.

(1)
This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G  filed with the Securities and Exchange Commission (the “SEC”). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the [stockholders/shareholders] named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.  Applicable percentages are based on 33,303,036 shares outstanding on December 1, 2007, adjusted as required by rules promulgated by the SEC.

(2)
Consists of (a) 3,999 shares, (b) 4,000 shares held by two of Mr. Springsteel's children, and (c) 264,579 shares issuable upon the exercise of outstanding options that are exercisable within sixty days of December 1, 2007.

(3)	Consists of 66,768 shares issuable upon the exercise of outstanding options that are exercisable within sixty (60) days of December 1, 2007.

(4)	Consists of (a) 7,500 shares and 92,082 shares issuable upon the exercise of outstanding options that are exercisable within sixty (60) days of December 1, 2007.

(5)
Consists of (a) 58,702 shares which includes 6,927 shares held by his spouse, and (b) 54,682 shares issuable upon the exercise of outstanding options that are exercisable within sixty (60) days of December 1, 2007.

(6)	Consists of 14,687 shares issuable upon the exercise of outstanding options that are exercisable within sixty (60) days of December 1, 2007.

(7)	Consists of (a) 24,062 shares and (b) 41,000 shares issuable upon the exercise of outstanding options that are exercisable within sixty (60) days of December 1, 2007.

(8)	Consists of 31,000 shares issuable upon the exercise of outstanding options that are exercisable within sixty (60) days of December 1, 2007.

(9)	Consists of 65,000 shares issuable upon the exercise of outstanding options that are exercisable within sixty (60) days of December 1, 2007.

(10)	Consists of 22,916 shares issuable upon the exercise of outstanding options that are exercisable within sixty (60) days of December 1, 2007.

(11)	Consists of 27,000 shares issuable upon the exercise of outstanding options that are exercisable within sixty (60) days of December 1, 2007.

(12)
Consists of 777,977 shares issuable upon the exercise of outstanding options that are exercisable within sixty (60) days of December 1, 2007 held by Directors and named executive officers in this table. Also consists of 36,248 shares issuable upon the exercise of outstanding options that are exercisable within sixty (60) days of December 1, 2007 held by other executive officers.

We know of no arrangements, the operation of which may at a subsequent date result in the change of control of Chordiant.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (the “1934 Act”) requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company.  Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended September 30, 2007, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with; except that Mr. St. Jean filed a late Form 4 report, covering an aggregate of three (3) stock transactions in 2007, and filed an amended Form 4 to increase the exercise price for options granted to him in 2004, 2003 and 2001 to 100% of the fair market value of the Company’s common stock on the applicable accounting measurement date for each option.  During fiscal 2007, Mr. Stevens timely reported all transactions but filed an amended Form 4 to correct the number of options of a director option grant which was previously reported on a Form 4 in March 2006.  During fiscal 2007, Mr. Springsteel timely reported all transactions but filed an amended Form 4, correcting the exercise price and grant date and clarifying the vesting schedule of a director’s option grant from 2004.  During fiscal 2007, Dr. Springett timely reported all transactions but filed an amended Form 5, correcting the exercise price and grant date and clarifying the vesting schedule of three director’s option grants from 2001.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

General

Chordiant’s Compensation Committee is responsible for the Company’s compensation policies, plans and programs, including executive officer and director compensation, and administers our stock plans.  This section discusses our compensation program in fiscal year 2007 for Steven R. Springsteel, our Chairman, President and Chief Executive Officer; Peter S. Norman, our Vice President, Chief Financial Officer and Chief Accounting Officer; James D. St. Jean, our Vice President and Chief Technology Officer; Derek P. Witte, our Vice President and General Counsel, Secretary and Chief Compliance Officer; and Prashant K.(P.K.) Karnik, our Vice President and General Manager, Worldwide Professional Services (collectively, the “named executive officers”) and generally for our other executive officers.

Overview

Our executive compensation philosophy is to seek to:

•	attract, retain, motivate and reward executives whose knowledge, skills and performance are critical to achieving strategic business objectives;

•	provide a direct, meaningful link between achievement of overall corporate goals and compensation; and,

•	align executive interests with those of stockholders to build a sustainable company while effectively managing dilution.

Role of the Compensation Committee in Setting Executive Compensation

Pursuant to its charter, the Compensation Committee is responsible for evaluating the efficacy of the Company’s compensation strategy, reviewing, approving and certifying achievement of executive performance goals, establishing policies with respect to equity compensation, reviewing compensation practices and trends, and reviewing and recommending for approval by the Board the salary, annual cash bonus awards and stock awards for our executive officers.

The process followed by the Compensation Committee in setting compensation for executives involves analyzing market pay practices, assessing our existing pay programs, forecasting our growth and reviewing total compensation costs and potential stock dilution.  In order to help achieve the goal of tying executive compensation to the performance of the Company, the Compensation Committee establishes the executive compensation program for the upcoming fiscal year at the same time as the Company’s overall budgets are set.  In doing this, the Compensation Committee engages an independent compensation consultant and considers the following :

•	for executives other than himself the Chief Executive Officer's assessment of results achieved, leadership demonstrated and challenges faced during the previous year and compensation recommendations;
•	each executive's pay history and unvested options;
•	internal pay equity as among executive officers;
•	the compensation that the Compensation Committee estimates would be required to hire a replacement for each executive;
•	the difficulty of the executive's role;
•	the role certain forms of compensation play in encouraging certain behaviors from individual executives;
•	individual circumstances learned from negotiations with executive candidates;
•	analysis and recommendations from its independent compensation consultant; and
•	peer company data.

The Compensation Committee considers recommendations from the Chief Executive Officer regarding executive compensation to be awarded or paid to officers other than himself, but he does not participate in discussions regarding the amount of his own compensation or in the final decisions.  In making his recommendations, he receives information from our Human Resources department and has access to various third party compensation surveys and compensation data of publicly-traded companies obtained from SEC filings.  He is free to engage his own outside compensation consultant.  This information is also made available to the Compensation Committee. Our Chief Financial Officer, General Counsel and Vice President of Human Resources participate in Compensation Committee meetings but do not participate in any discussions with respect to determining the amount of their own respective compensation.

Final decisions by the Committee are made in executive session with only outside counsel and the independent compensation advisor present, but they are reviewed afterwards with the Chief Executive Officer and may be modified in a subsequent executive session as a result.

Use of Compensation Consultants; Use of Market Benchmarks; How We Define Our Market

In recent years, the Compensation Committee has engaged consultants with respect to executive compensation matters as one of the factors and tools used in performing its duties.  The Compensation Committee engaged Hewitt Associates, or “Hewitt”, to review and evaluate our current compensation practices and our competitive position in the industry and to provide data and analysis to assist the Compensation Committee in structuring our compensation program for fiscal 2007 to help retain our executive management team and motivate management to focus on achieving the annual plan and to encourage the growth of stockholder value.

Specifically, in the first quarter of fiscal 2007, Hewitt worked with the Compensation Committee to identify an appropriate peer group.  The Committee received at its request input from the Chief Executive Officer on the criteria for the peer group.  The Committee ultimately selected the following 23 publicly-traded companies:  Kana Software Inc., BroadVision Inc., Epicor Software Corporation, QAD Inc., Informatica Corporation, Digital Insight Corporation, SupportSoft Inc., Vitria Technology, Inc., Callidus Software Inc., OpenTV, Interwoven Inc., Websense Inc., Actuate Corporation, Advent Software Ltd., Agile Software Solutions Inc., Magma Design Automation Inc., MCS Software Ltd., Vignette Corporation, Intervoice Inc., Onyx Software Corp., Corillian Corporation, S1 Corporation and Pegasystems Inc.  These 23 companies were selected because they were (1) technology companies  primarily focused on software (2) having annual revenue of between $50,000,000 to $200,000,000.  Hewitt then gathered market data about the base salaries, bonuses and equity compensation provided by these peer group companies, which assisted the Compensation Committee in reviewing the competitiveness of our executive officers' compensation programs.  The Compensation Committee believes that such market data is useful as one tool in establishing compensation programs that  allow the Company to attract and retain senior management.  However, the Compensation Committee does not generally target each element or total compensation to a specific point or range in the peer data, as benchmarking is only one factor used in setting these compensation levels, and the other factors noted above can result in target compensation levels that vary as between each of our executives and from the range of the compensation paid by peer companies.

Executive Compensation Components and Actions

Our executive compensation program consists of the following principal components: base salary, non-equity incentive bonuses, one time or “spot” bonuses, long-term equity incentive compensation in the form of stock option awards, change of control benefits, certain perquisites and benefit plans generally available to all employees.  Each component of compensation is evaluated based on the factors discussed in each section below.  Decisions regarding base salary necessarily affect the amount of bonus and severance executive are eligible to receive, as these amounts are based on a percentage of the underlying base salary.  The Committee considers total direct compensation weighing all of these factors as a subjective whole, but individual elements serve different purposes so decisions on specific elements may vary as further described below.

Base Salary

Chordiant appreciates that base salary is one of the basic compensation elements necessary to attract and retain talented executives and that base salary is the metric upon which bonus and severance compensation are based.  With this in mind, we set base salaries for our executives primarily based on the scope of their responsibilities and the need to maintain internal pay equity among executive officers.  The Compensation Committee considers peer company data to ensure that salary levels allow us to remain competitive in our efforts to build an effective executive team.  Because each of these factors used by Chordiant to set base salary can change from year to year, the Compensation Committee reviews base salaries annually and makes adjustments as reasonably necessary to allow salary to continue to serve its purposes as a retention device and as the building block for other cash compensation.

With respect to base salary decisions for fiscal 2007, prior to the Compensation Committee’s meetings to determine executive compensation for fiscal 2007, the Company’s management team asked that they not be given increases to their base salaries as the Company was not then profitable.  The Compensation Committee considered the request of the management team and how it reflected upon the executive team’s commitment to the Company.  The Compensation Committee also reviewed peer company data to form its own conclusions on the appropriateness of maintaining salary levels given the challenges the Company faced in the prior year, the challenges the Company faced in the upcoming year and the need to retain its executive team in tact to meet those challenges.  The Compensation Committee determined that base salaries for fiscal 2006 remained competitive with compensation paid by peer companies.  As a result of such review, the Compensation Committee did not increase the base salary for any of the named executive officers for fiscal 2007 except for Mr. Norman.

Mr. Norman joined Chordiant’s Finance department in 2004 as Director of Finance and on March 8, 2006 was appointed as Vice President, Chief Financial Officer and Chief Accounting Officer with an annual base salary of $230,000.  In setting this initial salary, the Compensation Committee reviewed peer company data provided by Hewitt for executives in similar positions.  The Compensation Committee set Mr. Norman’s base salary at this time below the median salary from the peer data, reflecting Mr. Norman’s lack of prior experience as a Chief Financial Officer of a publicly traded company.  In February of 2007, the Board increased Mr. Norman’s base salary from $230,000 to $250,000 per year in recognition of his efforts and leadership in successfully restating the Company’s financial statements after the Audit Committee reached a conclusion that incorrect measurement dates were used for financial accounting purposes for stock option grants in certain prior periods.  In making this adjustment, the Compensation Committee again reviewed peer data provided by Hewitt and set the salary within the median of such data.

Executive Incentive Plan or Bonus Compensation

Chordiant uses its cash-based Executive Incentive Bonus Plan and other bonus compensation to focus our executives on, and reward our executives for, achieving key corporate goals in the short term – generally a one year performance period.  The Compensation Committee sets target performance bonuses as a percentage of base salary, allowing compensation to be earned in excess of such targets amounts for exceptional performance.  Target bonus levels are not generally pegged to a specific range within peer company data, as the Compensation Committee considers more important the historic levels of bonus targets, the overall cash compensation target for the executive, the role a specific executive is expected to play in the upcoming year in meeting the Company’s specific business objectives, and the challenges faced in that role.  However, the Committee does look at peer group percentages as one factor it considers.

2007 Executive Plan

As noted above, the Company uses its compensation program in part to align executives to focus executives on achieving goals that are necessary for sustained Company performance.  Therefore, in establishing performance goals under the non-equity incentive plan, the Compensation Committee starts from the operating plan developed by management and approved by the Board for the upcoming fiscal year.

In November 2006, the adoption of the Chordiant Fiscal Year 2007 Executive Incentive Bonus Plan (the “2007 Executive Plan”) was recommended by the Compensation Committee and approved by the Board of Directors in connection with the approval of our 2007 financial plan.  Our bonus compensation programs are designed primarily to reward the achievement of certain financial goals and metrics which we believe are the best indicators of the success of our business. Since we believe that a growing, profitable company creates shareholder value, the design of our executive compensation program emphasized the achievement of various measures of profitability and growth in fiscal year 2007.  Messrs. Springsteel, Norman and St. Jean are participants in the 2007 Executive Plan.  Mr. Springsteel’s bonus target amount under the 2007 Executive Plan was 80% of his base salary, which remained unchanged from the prior year.  The bonus percentage from 2006 was established based on an analysis by the Compensation Committee of the challenges faced by the Company and the role Mr. Springsteel was expected to play in meeting these challenges, and as a result of individual negotiations with Mr. Springsteel.  In reviewing the Company’s goals for 2007, and Mr. Springsteel’s achievements in 2006, the Compensation Committee determined that that no change to the target bonus was appropriate and that 80% was an appropriate level to encourage continued superior performance by Mr. Springsteel.  Messrs. Norman’s and St. Jean’s bonus target amounts under the 2007 Executive Plan were established at 60% of their base salaries based on the determination by the Compensation Committee that such targets were consistent with levels of compensation provided by peer companies and based on the importance of the role each officer was expected to play in fiscal 2007.  Messrs. Witte and Karnik each participated in bonus plans where at least 50% of their potential bonus was determined using the goals and metrics of the 2007 Executive Plan, as further described below.  In addition to the goals of the 2007 Executive Plan, Mr. Witte’s plan was designed to emphasize his role in monitoring the Company’s compliance with the law and the policies adopted by the Board and Mr. Karnik’s plan was designed to emphasize the profitability of the Company’s professional services business.

The Compensation Committee and Board of Directors felt the best way to maximize value for stockholders would be to motivate officers to increase our revenue, increase bookings of new transactions which result in revenue in future periods, and manage expenses.  Consequently the bonuses payable under the 2007 Executive Plan were calculated as a function of Company performance relative to the 2007 financial plan against three separate financial goals: revenue, bookings and expenses, with expense and bookings each weighted more than revenue.  Because much of Chordiant’s revenue is attributable to customer contracts signed in previous periods and recognized under the percentage of completion method of accounting, the revenue goal received a lower weighting than those associated with the booking of new contractual commitments and expense control.

Additionally, 10% of the bonus payable under the Executive Plan to each officer other than the CEO was determined as a function of each executive’s accomplishment of individual goals.  Mr. Normans’ goals related primarily to remedying certain material weaknesses reported by the Company in 2006.  Mr. St. Jean’s goals related primarily to product development commitments for 2007.  Mr. Karnik’s goals under the Executive Plan related primarily to revising the Company’s organization model for professional services and closing certain contracts.  Mr. Witte’s goals under the Executive Plan related primarily to improving the efficiency of the administration of the Board and its committees.  The Compensation Committee determined that each officer achieved 100% of his individual performance goals.

The revenue goal in the 2007 Executive Plan had two components – revenue as recognized under Generally Accepted Accounting Principles (“GAAP”) on the Company’s quarterly financial statements and deferred revenue as reflected on the Company’s balance sheet.   The bookings goal in the 2007 Executive Plan was calculated as a function of the payment commitments from customers under contracts signed in the period.  The expense goal in the 2007 Executive Plan was based upon pro-forma operating expenses incurred by the sales, marketing, research and development, and  general and administrative functions and excluding expenses for stock-based compensation, amortization of purchased intangible assets, restructuring expenses and infrequent charges.

Executives participating in the 2007 Executive Plan were eligible for a payment equal to a percentage of their target bonus amounts for achieving performance against each goal as set forth below:

Bookings Component – 35% weighting: Target of $145,168,000

Performance against goal*	Payout*

under 80%	0%
80%	50%
100%	100%
120%	200%
130%	300%**

*Payments to be extrapolated linearly for performance between specified targets
**Maximum

Expense Component – 35% weighting: Target of $74,024,000

Performance against goal*	Payout*

under 80%	0%
80%	50%
100%	100%
120%	200%

*Payments to be extrapolated linearly for performance between specified targets
**Maximum

Revenue/Deferred Revenue Component – 20% weighting:  Target of $177,728,000

Performance against goal*	Payout*

under 80%	0%
80%	25%
100%	100%
120%	200%

*Payments to be extrapolated linearly for performance between specified targets
**Maximum

In 2007, we achieved 108% of the revenue target, 113% of the bookings target and 100% of the expense target.

2007 VP Services Plan

In November 2006, in connection with adopting the 2007 Executive Plan, the Compensation Committee recommended and the Board approved the Chordiant Fiscal Year 2007 VP of Services Bonus Plan (the “2007 VP Services Plan”) under which Mr. Karnik is the only participant.  Mr. Karnik’s total bonus opportunity was 60% of his base salary, with a maximum bonus opportunity equal to twice his target bonus opportunity.  The 2007 VP Services Plan provides that 50% of Mr. Karnik’s eligible bonus target will be calculated under the 2007 Executive Plan.  The other 50% of Mr. Karnik’s eligible bonus target will be calculated based on the actual worldwide cumulative professional services direct controllable contribution margin percentage (“PS Margin”) calculated as a function of Company performance relative to the PS Margin target of 19.1% in the 2007 financial plan.  The Compensation Committee determined that it was in the best interests of the Company to tie a significant portion of Mr. Karnik’s bonus opportunity to the profitability of the professional services group for which he is responsible.  The Compensation Committee believed that cumulative professional services direct controllable contribution margin percentage was a good measure of such profitability.

For purposes of calculating the PS Margin, Chordiant used the results calculated by its financial system of record for the applicable period adjusted by (i) reversing all travel and expense reimbursement and related travel and expense reimbursement costs, and (ii) reversing all corporate allocations for centralized service charges.

If the Company achieved greater than 100% of its PS Margin goal but less than 120% of its PS Margin goal, then an additional 5% of Mr. Karnik’s target bonus will qualify for payment for each 1% above 100% of the PS Margin goal to 120% of the PS Margin goal. From 120% of the PS Margin goal to 130% of the PS Margin goal, then an additional 10% of Mr. Karnik’s target bonus will qualify for payment for each 1% above 120% of PS Margin goal to 130% of the PS Margin goal until the maximum payout of 200% is reached.  In 2007, the Contribution Margin was 25.9%, which exceeded 130% of the 2007 PS Margin goal and resulted in the 200% maximum payable to Mr. Karnik for achievement of that portion of the 2007 VP Services Plan.  Consequently, the payout to Mr. Karnik was $247,921.

2007 GC Plan

In November 2006, in connection with adopting the 2007 Executive Plan, the Compensation Committee recommended and the Board approved the Chordiant Fiscal Year 2007 General Counsel Executive Bonus Plan (the “2007 GC Plan”) in which only Mr. Witte is a participant. Mr. Witte’s total target bonus was 30% of an his base salary   The Compensation Committee elected to provide Mr. Witte with a higher base salary and a correspondingly lower bonus target so as to help insulate his independence as Chief Compliance Officer while still providing him a financial interest in the success of the Company.  The maximum bonus payout to Mr. Witte is 200% of his individual bonus target. The 2007 GC Plan provides that 75% of Mr. Witte’s eligible bonus target will be calculated under the 2007 Executive Plan and the remaining 25% would be earned based on the 2007 GC Plan.  In his role as the Chief Compliance Officer of the Company, Mr. Witte reports directly to the Board and is responsible for monitoring the Company’s compliance with applicable laws and the policies adopted by the Board.  The Chief Compliance Officer is charged with reporting to the Board any weaknesses in such compliance and assisting the Company in remedying any such weaknesses.  Given the sensitive nature of this role, and the difficulty in objectively measuring success in this role, the Compensation Committee felt that allocating only 25% of Mr. Witte’s target bonus opportunity to the 2007 GC Plan was appropriate.

In October of 2007, the Compensation Committee made a determination that Mr. Witte had achieved 100% of his goals as Chief Compliance Officer and consequently was entitled to the full amount of that component of his bonus under the 2007 GC Plan.  Mr. Witte’s accomplishments under the 2007 GC Plan included his efforts in assisting the Company in remedying the corporate, tax, accounting securities and employment issues associated with the historical granting practices for stock options under Chordiant’s equity compensation plans

Spot Bonuses

From time to time, the Compensation Committee will recommend that the Board act to give a one time bonus to one or more executive officers in recognition of a specific accomplishment or an extraordinary level of performance.  In fiscal 2007, the Board approved the following bonuses:

In 2006 management discovered that the Company may have incorrectly priced some employee stock options in prior years and requested that the Audit Committee conduct a review of historical option practices.  The Audit Committee reached a conclusion that incorrect measurement dates were used for financial accounting purposes for stock option grants in certain prior periods and that the Company should restate certain of its financial statements.  In February of 2007, in recognition of his leadership and hard work in assisting the Audit Committee and successfully completing the restatement of the Company’s financial statements, the Board, at the recommendation of the Compensation Committee awarded a bonus of $100,000 to Mr. Norman, the Chief Financial Officer.  One-half of this bonus was paid in March of 2007, and one-half will be payable on December 31, 2007 (the “Second Payment”) provided that Mr. Norman is an employee in good standing on that date.  In the event there is a “change in control” of the Company and Mr. Norman’s employment is involuntarily terminated, Mr. Norman shall be paid the Second Payment on the earlier of December 31, 2007 or the termination date.  The Compensation Committee divided the payment of this bonus to provide an additional retention incentive for Mr. Norman through the end of 2007.

The second fiscal quarter of 2007 was the first quarter in several years in which the Company reported a profit.  In April of 2007, in recognition of reaching profitability, the Board, at the recommendation of the Compensation Committee awarded a bonus of $10,000 to Mr. Springsteel and a bonus of $5,000 to each of the Company’s other executives.

In December of 2006, the Company entered into a license agreement with Citicorp which provided a license to several of the Company’s existing products and also contemplated the delivery of a new “Collections” product.  Because the Company had not delivered all of the components required under the license agreement, it was not able to recognize any of Citicorp’s initial payment of $20.0 million until Collections was completed and delivered.  The Collections application was completed in the third fiscal quarter of 2007 and the Company was able to recognize a substantial portion of the revenue from the Citicorp license at that time.  In July of 2007, in recognition of completion and delivery of the Collections application, the Board, at the recommendation of the Compensation Committee, awarded a bonus of $30,000 to Mr. St. Jean who was the Vice President of Worldwide Engineering at the time.

Equity Compensation

We believe that long-term company performance is achieved through an ownership culture that aligns the interests of our executive officers through the use of stock-based awards. As a result, equity awards, specifically stock options, represent a significant portion of the executives’ potential long-term compensation.  Stock options give the executives the right to purchase at a preset price (the market price of our stock when the option is granted) a specific number of shares of our stock at a future date, and the executives can exercise this right as the options vest (i.e., become exercisable) during the life of the option (generally ten years). When Chordiant’s stock price did not grow significantly in the past, our executives realized little value from this component of their compensation. We believe this is appropriate because our stockholders also did not benefit significantly from owning Chordiant stock.  More recently, as our stockholders have been rewarded due to the increase in our stock price, the value of our executives’ stock options has also increased.

We also use stock options as a means to promote the long-term retention of our key executives.  We impose time-based vesting conditions on all stock option awards – with vesting generally occurring over a period of four years.

In evaluating the compensatory element of stock options, the Compensation Committee is guided by the accounting values of the stock options as measured by statement of financial accounting standards No. 123 (R) (“FAS 123R”).  We report the accounting values of the stock option grants in the Grants of Plan-Based Awards Table.

Timing of Stock Option Grants

We have a policy of generally granting stock options on preset dates. We do not grant stock options in anticipation of the release of material nonpublic information, and we do not time the release of material nonpublic information based on stock option grant dates.  Because we believe stock options are an important part of our compensation program, we grant options on an annual basis to key employees (other than newly hired employees), including our executive officers.  For the annual grant to officers, the Compensation Committee recommends and the Board approves any annual option grants in advance of the third trading day after the announcement of our fiscal year-end earnings report and the options are granted on such third trading day after the announcement of our fiscal year-end earnings report.  Annual grants to employees are made on the same date.  We follow this same practice for new hire grants to officers though these grants may take place on the third trading day after the release of quarterly financial results. . We implemented this policy in an effort to issue our annual stock option grants and other grants to officers during the time when potential material information regarding our financial performance is most likely to be available to the market.

The size and terms of the initial option grant made to each executive officer upon joining the Company are primarily based on historical awards granted to past Chordiant executives, the size of award necessary to attract qualified candidates in a competitive labor market and individual negotiations with qualified executive candidates.  In addition, the Compensation Committee considers the total fully-diluted equity interest of other executives in comparable positions within the Company in an effort to maintain internal pay equity. In connection with the hiring of Mr. Springsteel as our Chief Executive Officer in February of 2006, he received options to purchase 400,000 shares of our common stock.  His option grant was determined by the Compensation Committee in light of the comparable company survey discussed above, as well as the Committee's own subjective analysis of the skills and potential contributions of Mr. Springsteel and as part of our negotiations with Mr. Springsteel during the hiring process.  The option grant was at the high end of the range of equity compensation awards granted by peer companies to incoming chief executive officers.  The Compensation Committee decided this was appropriate given his potential contributions to Chordiant in light of the unique challenges Chordiant was facing at the time he was hired.

The value of any annual stock option awards we make to our executive officers will be driven by our sustained performance over time.  We determine the size of these awards based on our executive officers' ability to impact our results that drive stockholder value, their organization level, their potential to take on roles of increasing responsibility and competitive equity award levels for similar positions in comparable companies.  In addition, in recommending annual grants of options to officers, the Compensation Committee considers the comparable company survey discussed above, as well as the Committee's own subjective analysis of the skills and potential contributions of the officers receiving the grants.  Equity forms a key part of the overall compensation for each executive officer and will be considered each year as part of the annual performance review process and incentive payout calculation.  The Compensation Committee reviews the overall dilution to stockholders that may result from any annual grants to executive officers, but does not apply any specific formulas or benchmarks.  In November of 2006 the Board authorized the fiscal 2007 annual grant to officers.  Because of the Company’s requirement to restate its financial statements in connection with the review of historical stock option granting practices, these options were not granted until the third trading day after release of the financial results for fiscal 2006 which took place in February of 2007.  In this annual grant Mr. Springsteel received a grant of stock options to purchase 160,000 shares, Messrs. Norman, St. Jean and Witte each received a grant of stock options to purchase 40,000 shares and Mr. Karnik received a grant of stock options to purchase 120,000.  In the case of Mr. Karnik who had joined the Company in the fourth fiscal quarter of 2006, this grant represented his new hire grant and was consequently greater than the annual grants received by Messrs. Norman, St. Jean and Witte.  The Committee concluded that the level of executive grants in 2007 was consistent with its analysis concerning appropriate levels of stockholder dilution.

In July 2007 certain outstanding stock option grants to Mr. St. Jean were amended as further described below under "—Amendments to Discounted Options and Warrants."

Severance and Change in Control Benefits

Chordiant has previously entered into offer letters and employment agreements with each of our executive officers that provide for certain payments and benefits in connection with a change of control of the Company.  Each of Messrs. Norman, St. Jean, Karnik and Witte are eligible for certain severance benefits in the event of termination without cause or resignation for good reason that occurs in connection with a change of control.  These benefits include payments of base salary and annual bonus, payment of continued health insurance premiums, and acceleration of vesting of outstanding stock awards.  As a result of the negotiations with Mr. Springsteel at the time of his hire, and in light of the challenges faced by Chordiant at that time and the talents Mr. Springsteel could bring to potential solutions, Chordiant entered into an employment agreement with Mr. Springsteel that provides that he will be entitled to certain cash payments and acceleration of vesting upon the consummation of a change of control, even if his employment continues thereafter with the acquiring or successor entity.  Each executive is entitled to a gross up of “golden parachute” excise taxes that may be owed as a result of these payments.  Further information about the actual terms of these agreements is provided under "Severance and Change of Control Arrangements" below.

The Compensation Committee believes that change of control benefits, if structured appropriately, help attract qualified executive candidates to work at Chordiant, minimize the distraction caused by a potential transaction, serve as a reward for completing a strategic transaction that is in the best interest of the Company’s shareholders, and reduce the risk that key talent will leave the Company before a transaction closes.  Chordiant provides gross-ups of “golden parachute” excise taxes because, in setting the severance or change of control package, the Compensation Committee intends for the executive to receive the full value of the package so that the package can adequately serve the purposes underlying the compensation.

Other Compensation and Benefits

Personal Benefits.  In fiscal year 2007, we offered our named executive officers certain personal benefits, or perquisites, that the Compensation Committee believes are reasonable and in the best interests of Chordiant and its stockholders.  These personal benefits help us attract and retain the best talent and keep our executive compensation program competitive. The personal benefits that are offered are as follows:

•	Executive physical as prescribed by the attending physician and estimated to be $2,000 per person per year;

•	Tax advice and/or financial planning assistance up to $1,000 per person per year; and,

•	A life insurance policy payable in the amount of $1.0 million to the executive’s designated beneficiary with the premium paid by the Company.

General Benefits.  We believe that we must offer a competitive benefits program to attract and retain key executives.  We provide benefits to our executives on substantially the same terms as are available to our other employees, including health insurance, disability insurance, vision and dental plans.

Pension Benefits or Supplemental Retirement Benefits.  We do not provide any pension or retirement benefits to our named executive officers other than our 401(k) plan.  We offer our executives a Company matching contribution under the 401(k) plan on the same terms as offered to our non-executive employees.

Paid Time Off.  Executive officers are allowed to take paid time off as their schedules permit without restriction.  Because executive officers do not accrue paid time off, they are not entitled to payment for unused time off when they leave the employment of the Company.

Future Amendments to Agreements.  In fiscal year 2008, the Compensation Committee anticipates supervising a review by our legal department of our executive employment agreements,, change of control agreements and our other compensation and benefits plans to determine whether any changes are reasonably necessary to comply with Section 409A of the American Jobs Creation Act of 2004. Such changes may include providing greater detail regarding the timing of termination-related payments and benefits to our executive officers under such agreements.

Accounting and Tax Considerations

Our Compensation Committee is responsible for addressing the issues raised by Section 162(m) of the Code, which makes certain "non-performance-based" compensation to certain of our executives in excess of $1 million non-deductible by our Company. While the Compensation Committee considers Section 162(m) in making its compensation decisions, the deductibility of compensation under Section 162(m) is not a definitive or dispositive factor in the Compensation Committee's determination process.  The Compensation Committee will monitor the level of compensation paid to our executive officers and may act in response to the provisions of Section 162(m).  We have also structured our executive compensation program with the intention that it comply with Section 409A of the Code which imposes additional taxes on our executive officers for certain types of deferred compensation that are not in compliance with Section 409A.

Accounting and tax considerations play an important role in the design of our executive compensation program.  Accounting rules such as SFAS 123R require us to expense the estimated fair market value of our stock option grants which reduces the amount of our reported profits.  As noted above, the Compensation Committee uses these values in setting the size of executive equity awards.  In addition, we monitor the overall accounting cost of equity compensation program in making decisions under our general employee equity compensation program.

Amendments to Discounted Options and Warrants

Section 409A.     The American Jobs Creation Act of 2004 added Section 409A to the Internal Revenue Code, or Section 490A, which imposes unfavorable tax consequences on certain nonqualified deferred compensation plans and arrangements unless those plans and arrangements meet the restrictions imposed by Section 409A.  Section 409A applies to all compensatory options granted after October 4, 2004 and all options granted before October 4, 2004 to the extent that such options continued to vest on or after January 1, 2005.  Accordingly, such affected options granted with an exercise price less than the deemed "fair market value" of the underlying shares on the date of grant, or "discounted options," must meet the requirements of Section 409A or be subject to unfavorable taxation.

Although it is not entirely clear how discounted options are subject to taxation under Section 409A, it is likely that (a) the Optionholder recognizes immediate taxable income as the option vests, whether or not the option is exercised; (b) the Optionholder incurs an additional 20% federal tax on the income recognized in connection with the vesting of the option; (c) the Optionholder may incur additional state income tax; and (d) the Optionholder may also be liable for an interest penalty.

Tender Offer to Cure Discounted Options.    In November of 2006, our Board of Directors concluded that options granted between October 2, 2001 and April 14, 2006 had or may have had exercise prices that were below the fair market value of our common stock on the applicable date of grant (as determined in accordance with the procedures prescribed by the Internal Revenue Service), and therefore were or may be "discounted options" potentially subject to Section 409A.

In September 2005, the Internal Revenue Service released guidance under Section 409A that provided transition relief for individuals holding discounted options.  In March 2007, we took advantage of this transition relief and commenced a tender offer to "cure" the discounted options of unfavorable tax consequences under Section 409A.  The tender offer provided optionees who were not executive officers with the choice of: (a) increasing the exercise price of their options to the "fair market value" on the applicable date of grant (the "increased exercise price alternative") in exchange for which the Company would agree to make a cash payment equal to the applicable exercise price increase multiplied by the total number of shares (including any unvested shares) subject to the amended option (less applicable tax withholding); or (b) retain the original terms of the option notwithstanding the potential adverse tax consequences. Such amendments became effective upon the closing of the tender offer in April 2007.  If a holder of discounted options selected the increased exercise price alternative, the exercise price of the option was increased to the fair market value of our common stock on the original grant date as determined by us.  All other terms of the option, including the maximum term of the option and individual vesting acceleration provisions, remained the same.

Price Adjustment for Mr. St. Jean.  Because Mr. St. Jean, as an executive officer at the time of our Section 409A stock option repricing tender offer, was not eligible to participate in the tender officer as a result of restrictions imposed by the SEC, the Company made a separate offer after the tender offer closed, in accordance with applicable securities law guidance, to allow him to increase the exercise price of his affected options to minimize his exposure to the penalties applicable under Section 409A.  All other terms of the option, including the maximum term of the option and individual vesting acceleration provisions, remained the same. Mr. St. Jean accepted this offer and as a result he modified three of his option grants as follows:

Revised Grant Date	Corrected Exercise Price ($)	Shares (#)	Increase to original exercise price of option ($)
7-14-03	5.00	7,083	2.50
6-17-04	10.80	8,750	0.37
11-29-01	9.13	750	4.63

Summary Compensation Table

The following table shows for the fiscal year ended September 30, 2007, compensation awarded to or paid to, or earned by, the Company’s Chief Executive Officer, Chief Financial Officer and its three other most highly compensated executive officers at September 30, 2007 (the “Named Executive Officers”).

Summary Compensation Table for Fiscal 2007

Name and Principal Position	Year	Salary ($)	Bonus ($)		Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)		Total ($)
Steven R. Springsteel President and Chief Executive Officer	2007	495,000	10,000	(2)	668,907	525,167	(3)	8,538	(4)	1,707,612
Peter S. Norman) Vice President and Chief Financial Officer	2007	241,667	55,000	(5)	112,638	189,315	(6)	5,995	(7)	604,615
PK Karnik Vice President and General Manager, Worldwide Professional Services	2007	250,000	5,000	(8)	139,870	247,921	(9)	4,273	(10)	647,064
James D. St. Jean Vice President, Worldwide Engineering	2007	240,000	35,000	(11)	99,891	188,009	(12)	5,212	(13)	568,112
Derek P. Witte Vice President, General Counsel	2007	290,000	5,000	(14)	205,464	113,589	(15)	8,072	(16)	622,125

(1)
The dollar amount in this column represents the compensation cost for the year ended September 30, 2007 of stock option awards granted in and prior to 2007. These amounts have been calculated in accordance with SFAS 123(R) ignoring the estimates of forfeiture and using the Black Scholes option-pricing model. Assumptions used in the calculation of these amounts are included in footnote 2 to our audited financial statements included in our Annual Report on Form 10-K for the year ended September 30, 2007.

(2)	Includes a $10,000 spot bonus described above under “Executive Compensation Components and Actions.”

(3)
Includes all of the earned FY2007 non-equity plan compensation earned under the 2007 Executive Plan, but does not include $178,147 paid to Mr. Springsteel in February of 2007 under the 2006 Executive Bonus Plan.

(4)
Includes $3,875 paid in 401(k) matching contributions, $2,167 in premiums on a life insurance policy payable in the amount of $1.0 million to the executive's designated beneficiary, $722 for home internet access, and $1,774 for the cost of an Executive physical.

(5)	Includes $50,000 cash bonus approved by the Compensation Committee on February 16, 2007 and a $5,000 spot bonus, each as described above under “Executive Compensation Components and Actions.”

(6)
Includes all of the earned FY2007 non-equity plan compensation earned under the 2007 Executive Plan, but does not include the $61,528 bonus paid to Mr. Norman in February of 2007 under the 2006 Executive Bonus Plan.

(7)
Includes $4,135 paid in 401(k) matching contributions, $500 paid for airline club memberships, $137 paid for home office supplies, and $1,223 in premiums on a life insurance policy payable in the amount of $1.0 million to the executive's designated beneficiary.

(8)	Includes $5,000 spot bonus described above under “Executive Compensation Components and Actions.”.

(9)
Includes all of the earned FY2007 non-equity plan compensation earned under the 2007 Executive Plan, but does not include the $17,082 bonus paid to Mr. Karnik in February of 2007 under the 2006 Executive Bonus Plan.

(10)	Includes and $3,422 paid in 401(k) matching contributions and $851 paid for home office expenses.

(11)	Includes a $30,000 cash bonus approved by the Compensation Committee on July 24, 2007 and $5,000 spot bonus, each as described above under “Executive Compensation Components and Actions.”

(12)
Includes all of the earned FY2007 non-equity plan compensation earned under the 2007 Executive Plan, but does not include the $61,981 bonus paid to Mr. St. Jean in February of 2007 under the 2006 Executive Bonus Plan.

(13)
Includes $3,875 paid in 401(k) matching contributions, $762 paid in premiums on a life insurance policy payable in the amount of $1.0 million to the executive's designated beneficiary, and $575 paid for tax preparation fees.

(14)	Includes $5,000 spot bonus described above under “Executive Compensation Components and Actions.”.

(15)
Includes all of the earned FY2007 non-equity plan compensation earned under the 2007 Executive Plan, but does not include the $48,384 bonus paid to Mr. Witte in February of 2007 under the 2006 Executive Bonus Plan.

(16)
Includes $5,390 paid in 401 (k) matching contributions, $1,682 paid in premiums on a life insurance policy payable in the amount of $1.0 million to the executive's designated beneficiary, and $1,000 paid for tax preparation fees.

Grants of Plan-Based Awards

The following table shows for the fiscal year ended September 30, 2007, certain information regarding grants of plan-based awards to the Named Executive Officers:

Grants of Plan-Based Awards in Fiscal 2007

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Option Awards Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (2)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Mr. Springsteel	2/14/2007	198,000	396,000	792,000	160,000	8.25	504, 026
Mr. Norman	2/14/2007	72,500	145,000	290,000	40,000	8.25	126,007
Mr. Karnik	2/14/2007	37,500	150,000	300,000	120,000	8.25	394,998
Mr. St. Jean	2/14/2007	72,000	144,000	288,000	40,000	8.25	126,007
Mr. Witte	2/14/2007	54,375	87,000	174,000	40,000	8.25	126,007

(1)
This column sets forth the target amounts of each named executive officer’s annual non-equity incentive plan award for the year ended September 30, 2007 under our executive bonus program.  The actual cash bonus award earned for the year ended September 30, 2007 for each named executive officer is set forth in the 2007 Summary Compensation Table above.  As such, the amounts set forth in this column do not represent additional compensation earned by the named executive officers for the year ended September 30, 2007. For a description of the non-equity incentive plan, see “Compensation Discussion and Analysis.”.

(2)
Represents the grant date fair value of such option award as determined in accordance with SFAS No. 123R. These amounts have been calculated in accordance with SFAS 123(R) including the estimate of forfeitures using the Black Scholes valuation model.

Outstanding Equity Awards at Fiscal Year End

The following table shows for the fiscal year ended September 30, 2007, certain information regarding outstanding equity awards at fiscal year end for the Named Executive Officers.

Outstanding Equity Awards At September 30, 2007

Outstanding Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Mr. Springsteel	33,331	126,669	(1)	—	8.25	02/13/2017
Mr. Springsteel	158,332	241,668	(1)	—	7.97	02/01/2016
Mr. Springsteel	5,000	—	(2)	—	6.85	09/28/2015
Mr. Springsteel	5,000	—	(2)	—	10.85	06/15/2014
Mr. Springsteel	10,000	—	(3)	—	13.95	01/20/2014
Mr. Norman	8,333	31,667	(1)	—	8.25	02/14/2017
Mr. Norman	8,250	13,750	(1)	—	8.40	03/08/2016
Mr. Norman	11,665	16,334	(1)	—	7.47	01/17/2016
Mr. Norman	19,555	2,445	(4)	—	4.10	05/06/2015
Mr. Norman	6,166	1,834	(5)	—	6.87	08/05/2014
Mr. Karnik	2,500	87,500	(5)	—	8.25	02/14/2017
Mr. St. Jean	8,333	31,667	(1)	—	8.25	02/14/2017
Mr. St. Jean	7,915	12,085	(1)	—	7.97	02/01/2016
Mr. St. Jean	21,666	18,334	(1)	—	5.75	07/29/2015
Mr. St. Jean	8,750	—	(4)	—	10.80	06/15/2014
Mr. St. Jean	1,750	—	(4)	—	10.42	06/15/2014
Mr. St. Jean	7,083	—	(6)	—	5.00	05/13/2013
Mr. St. Jean	11,201	—	(4)	—	1.62	07/26/2012
Mr. St. Jean	6,000	—	(1)	—	16.05	02/14/2012
Mr. St. Jean	3,001	—	(2)	—	15.95	02/13/2012
Mr. St. Jean	750	—	(1)	—	9.12	10/02/2011
Mr. St. Jean	2,850	—	(1)	—	4.50	10/02/2011
Mr. St. Jean	7,200	—	(2)	—	6.27	08/08/2011
Mr. St. Jean	1,200	—	(6)	—	7.42	04/13/2011
Mr. Witte	8,333	31,667	(1)	—	8.25	02/14/2017
Mr. Witte	65,833	46,667	(4)	—	6.62	11/03/2015

(1)	options vest in equal amounts monthly over 4 years.

(2)	options vest in equal amounts monthly over 1 year.

(3)	vesting is over 3 years and vests 1/3 after an initial 1 year cliff, then vests in equal amounts monthly then goes to monthly for the remaining 2 years.

(4)	options vest in equal amounts monthly over 3 years.

(5)	vesting is over 4 years and starts on the hire date, vests 1/4 after an initial 1 year cliff, then vests in equal amounts monthly for the remaining 3 years.

(6)	options vest in equal amounts monthly over 2 years.

Option Exercises And Stock Vested

The following table shows for the fiscal year ended September 30, 2007, certain information regarding option exercises and stock vested during the last fiscal year with respect to the Named Executive Officers:

Option Exercises and Stock Vested in Fiscal 2007

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
Mr. Springsteel	—	N/A
Mr. Norman	—	N/A
Mr. Karnik	30,000	166,061
Mr. St. Jean	26,917	336,463
Mr. Witte (1)	7,500	54,413

Post-Employment Compensation

No post-employment pension benefits were awarded to the Named Executive Officers during for the fiscal year ended September 30, 2007, nor have any such benefits been awarded to them in any previous fiscal year.

Nonqualified Deferred Compensation

No non-qualified deferred compensation benefits were awarded to the Named Executive Officers during for the fiscal year ended September 30, 2007, nor have any such benefits been awarded to them in any previous fiscal year.

Potential Payments Upon Termination Or Change-In-Control

We have entered into change of control agreements with Steven R. Springsteel, Peter S. Norman, James D. St. Jean, PK Karnik, and Derek P. Witte.

The offer letter we entered into with Mr. Springsteel contains terms regarding a change of control. In the event of the consummation of a “change in control,” as defined in the offer letter, we will accelerate the vesting of any equity compensation that he has been granted as of the effective date of the change in control such that the equity compensation shall be fully vested for an additional twelve (12) month period as of the effective date of the change in control. Notwithstanding the foregoing, the option to purchase 400,000 shares of common stock granted as of February 1, 2006 will vest 100% as of the effective date of the change in control.  In the event if Mr. Springsteel is terminated either without “cause,” as defined in the agreements, or voluntarily leaves employment for “good reason,” as defined in the agreements, then he will receive, among other benefits, the following: (1) monthly payments of $100,000 for a period of ten months, and (2) with respect to options and restricted stock, accelerated vesting of a number of shares equal to 24 months' worth of vesting.  Such acceleration will be in addition to any accelerated vesting received upon a change of control, but in no event shall the amount of compensation exceed the amount of the original grant.

The agreement with Mr. Norman provides that if he is terminated either without “cause,” as defined in the agreements, or voluntarily leaves employment for “good reason,” as defined in the agreements, within 90 days prior to a “change of control,” as defined in the agreements, or 12 months following a change of control, then he will receive, among other benefits, the following: (1) payment of his salary for a period of 12 months, (2) payment of his annual bonus, (3) continuation of our health and life insurance policies for one year, (4) so long as not prohibited by law, automatic extension of 60 months to repay any promissory note, loan or other indebtedness to us, and (5) with respect to options and restricted stock, accelerated vesting of a number of shares equal to the greater of (a) 50% of the then-unvested shares, or (b) 12 months' worth of vesting.

The agreement with Mr. Witte provides generally that if he is terminated either without “cause,” as defined in the agreements, or voluntarily leaves employment for “good reason,” as defined in the agreement, within 12 months following a “change of control,” as defined in the agreement, then he will receive, among other benefits, the following: (1) payment of his salary for a period of 12 months, (2) payment of his annual bonus, (3) continuation of our health and life insurance policies for 12 months, and (4) with respect to options and restricted stock, accelerated vesting of a number of shares equal to the lesser of (a) 50% of the then-unvested shares, or (b) 12 months' worth of vesting.

The agreements with Messrs. St. Jean and Karnik provide generally that if the Named Executive Officer is terminated either without “cause,” as defined in the agreements, or voluntarily leaves employment for “good reason,” as defined in the agreements, within 12 months following a “change of control,” as defined in the agreements, then he will receive, among other benefits, the following: (1) payment of his salary for a period of six months, (2) payment of his annual bonus, (3) continuation of our health and life insurance policies for six months, and (4) with respect to options and restricted stock, accelerated vesting of a number of shares equal to the lesser of (a) 50% of the then-unvested shares, or (b) 12 months' worth of vesting.

Each of these change of control agreements also obligate us to make gross-up payments to the executive in the event the benefits result in the recipient having to pay certain excise taxes.

Potential Payments Upon Termination Or Change-In-Control

Name	Salary Portion or Equivalent ($)		Annual Bonus ($) (1)		Option Awards ($) (2)	Gross-up Payments ($)	All Other Compensation ($) (4)		Total ($)
Mr. Springsteel	1,000,000	(5)	0		1,647,819	$565,930	—		3,213,749
Mr. Norman	280,000	(6)	168,000	(7)	215,233	—	21,409	(8)	648,642
Mr. Karnik	137,500	(9)	165,000	(10)	168,300	—	10,562	(11)	481,362
Mr. St. Jean	135,000	(12)	162,000	(13)	159,894	—	9,682	(14)	466,576
Mr. Witte	300,000	(15)	90,000	(16)	225,029	—	15,135	(17)	630,164

(1)	Assumes payment of 100% of the executive’s targeted annual bonus.
(2)	12 months acceleration of Options as of September 30, 2007.
(3)	12 months acceleration of Stock Awards as of September 30, 2007.
(4)	Estimated payments based on current premiums paid for health, life and disability insurance.
(5)	10 monthly payments of $100,000.
(6)	12 months of Mr. Norman’s annual salary of $280,000, effective as of October 1, 2007.
(7)	60% of Mr. Norman’s annual salary.
(8)	Health, life and disability insurance premiums paid for 12 months.
(9)	Six months of Mr. Karnik’s annual salary of $275,000, effective as of October 1, 2007.
(10)	60% of Mr. Karnik’s annual salary.
(11)	Health, life and disability insurance premiums paid for six months.
(12)	Six months of Mr. St. Jean’s annual salary of $270,000, effective as of October 1, 2007.
(13)	60% of Mr. St. Jean’s annual salary.
(14)	Health, life and disability insurance premiums paid for six months.
(15)	12 months of Mr. Witte annual salary of $300,000, effective as of October 1, 2007.
(16)	30% of Mr. Witte’s annual salary.
(17)	Health, life and disability insurance premiums paid for 12 months.

Director Compensation

The following table shows for the fiscal year ended September 30, 2007 certain information with respect to the compensation of all non-employee directors of the Company:

Director Compensation for Fiscal 2007

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)	Total ($)

Mr. Charles E. Hoffman	54,000	12,715	66,715
Mr. William J. Raduchel	56,500	9,083	65,583
Mr. David R. Springett	64,500	16,347	80,847
Mr. Richard G. Stevens	66,000	9,083	75,083
Mr. David A. Weymouth	52,500	9,083	61,583

(1)
The dollar amount in this column represents the compensation cost for the year ended September 30, 2007 of stock option awards granted in and prior to 2007. These amounts have been calculated in accordance with SFAS 123(R) ignoring the estimates of forfeiture and using the Black Scholes option-pricing model. Assumptions used in the calculation of these amounts are included in footnote 2 to our audited financial statements included in our Annual Report on Form 10-K for the year ended September 30, 2007.  All director options were awarded on April 25, 2007 at the exercise price of $12.62.  They options vest in equal amounts monthly over 1 year. In fiscal 2007, Non-employee directors received cash compensation from us for their services as members of the Board or for attendance at committee meetings as follows:  Directors receive a quarterly retainer of $7,500 for service as a member of the Board (subject to attendance at three out of four regularly scheduled meetings).  Directors also receive $1,500 per meeting of the Audit Committee, not to exceed $6,000 per quarter, and $1,500 per meeting of the Nominating and Corporate Governance Committee, not to exceed $3,000 per quarter. The Chair of the Compensation Committee and Nominating and Corporate Governance Committee receives $2,000 per quarter. The Chair of the Audit Committee receives $3,000 per quarter. Effective October 1, 2006, the Board eliminated the limit on quarterly attendance fees for Committee meetings. Directors are also eligible for reimbursement for expenses incurred in connection with attendance at Board meetings in accordance with our policy.  In November of 2007, the Board  modified the structure for cash compensation to Directors, effective commencing with the 2008 annual meeting.  Under the new structure, each Director will receive an annual retainer of $50,000 for service as a member of the Board of Directors.  Additionally, the Chair of each of the Audit, Compensation and Nominating and Governance Committees as well as the lead Director will receive an annual retainer of $20,000.  If a single director occupies more than one of these roles he or she will receive only a single $20,000 retainer.  A director who is a member of the Audit, Compensation or Nominating and Governance Committees but who is not the chair, will receive a retainer of $5,000 per committee.   If the Board creates a special committee, the members of such special committee will each receive $3,000 a month so long as such special committee exists.

During fiscal 2007, each non-employee director received stock option grants under the 1999 Non-Employee Directors' Stock Option Plan (the “Directors' Plan”) (only non-employee directors of ours or of an affiliate of ours are eligible to receive options under the Directors' Plan). During Fiscal 2007, options granted under the Directors' Plan were non-discretionary and were intended by us not to qualify as incentive stock options.

During fiscal 2007, under the Directors' Plan, each non-employee director was automatically entitled to receive an initial option to purchase 10,000 shares of our common stock. Pursuant to the terms of the Directors' Plan, initial grants to purchase 10,000 shares of our common stock were made to those non-employee directors serving on the Board on February 14, 2000, the effective date of our initial public offering. Each director elected or appointed subsequent to February 14, 2000 has received an initial option to purchase 10,000 shares of our common stock on the date of such non-employee director's election or appointment to the Board. These option grants were immediately exercisable with 1/3rd of the shares vesting on the first anniversary of the grant date and 1/36th of the shares initially granted vesting each month thereafter that the director serves on the Board, such that all shares are fully vested over three years.

In addition during fiscal 2007, on the day after each of our annual meetings of stockholders, each person who was then a non-employee director was automatically granted an annual option to purchase 3,000 shares of our common stock. These annual option grants were immediately exercisable, with the shares vesting in equal monthly installments over a one year period measured from the date of grant. If a non-employee director is appointed to the Board between annual meetings prior to stockholder approval of the proposed amendment to the Directors’ Plan described in this proxy statement, the annual option is prorated to reflect the amount of time to be served until the next annual meeting.

Finally, during fiscal 2007 on the day after each of our annual meetings, each non-employee director who is then serving on a Board committee automatically received, pursuant to the terms of the Directors' Plan, an option to purchase 2,000 shares of our common stock. The option is exercisable immediately and vests monthly over the one year period measured from the date of grant. If the non-employee director is appointed to a committee after the annual meeting and prior to stockholder approval of the proposed amendment to the Directors’ Plan described in this proxy statement,, the option is prorated according to the time to be served until the next annual meeting.

The exercise price of options granted under the Directors' Plan is the fair market value of our common stock on the date of the grant, as determined by the closing price reported on the NASDAQ Global Market for the date of grant. Each option grant made pursuant to the Directors' Plan has a term of ten years. However, the time in which an option granted under the Directors' Plan may be exercised ends three months from the date the optionee's service with us is terminated, with the exception of termination resulting from death or disability of the optionee, in which case the option terminates 18 months following such optionee's death and 12 months following such optionee's disability. In no event, however, may an option be exercised after its term expires. In addition, in the event of a dissolution, liquidation, sale of substantially all of our assets, a merger or consolidation in which we are not the surviving corporation, a reverse merger in which we are the surviving corporation but the shares of our common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property or the acquisition by any person, entity or group of the beneficial ownership of our securities representing at least 50% of the combined voting power permitted to vote in the election of directors, then those unvested options issued under the Directors' Plan held by optionees then performing services as an employee or director of, or consultant to, us are accelerated by one year.

Assuming approval of the proposed amendment to the Directors’ Plan, Directors will no longer receive stock options under the Directors’ Plan.  Instead, continuing directors will be issued a single grant at each year’s annual meeting equal to a number of shares restricted stock equal to $100,000 divided by the fair market value of the Company’s Common Stock on the date of the annual meeting. These shares of restricted stock cannot be transferred until they have vested.  These shares of restricted stock will vest on the earlier to occur of (1) the next annual meeting or (2) twelve (12) months from the date of grant provided that the Director’s service with the Company, whether as an employee, Director or consultant, is not interrupted or terminated.  Such shares of restricted stock will be subject to a post-vesting holding period, such that the director may not sell or otherwise transfer any of the shares until the earliest of (1) the second anniversary of the vesting date, (2) the closing of a merger or sale of substantially all of the assets of the Company, (3) the certification by the Board that the director has suffered an unforeseeable emergency or (4) the death or disability of the director.  Shares sold or withheld by the Company to cover applicable tax withholdings will not be deemed a violation of this holding period.  Any shares of restricted stock that are unvested at the time that the director’s service with the Company is interrupted or terminated, whether as an Employee, Director or consultant, shall revert to the Company and again become available for issuance under the Directors’ Plan.  New non-employee directors will receive a grant of restricted stock on substantially the same terms but with the number of shares and vesting schedule pro rated in proportion to the amount time remaining between the grant and the first anniversary of the most recent annual meeting.

Transactions With Related Persons

In 2007,  the Company adopted a written Related-Person Transactions Policy that sets forth the Company’s policies and procedures regarding the identification, review, consideration and approval or ratification of “related-persons transactions.” For purposes of our policy only, a “related-person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company and any “related person” are participants involving an amount that exceeds $120,000.  Transactions involving compensation for services provided to the Company as an employee, director, consultant or similar capacity by a related person are not covered by this policy.  A related person is any executive officer, director, or more than 5% stockholder of the Company, including any of their immediate family members, and any entity owned or controlled by such persons.

Under the policy, where a transaction has been identified as a related-person transaction, management must present information regarding the proposed related-person transaction to the Audit Committee (or, where Audit Committee approval would be inappropriate, to another independent body of the board) for consideration and approval or ratification.  The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to the Company of the transaction and whether any alternative transactions were available.  To identify related-person transactions in advance, the Company relies on information supplied by its executive officers, directors and certain significant shareholders.  In considering related-person transactions, the Committee takes into account the relevant available facts and circumstances including, but not limited to (a) the risks, costs and benefits to the Company, (b) the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated, (c) the terms of the transaction, (d) the availability of other sources for comparable services or products and (e) the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.  In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval.  The policy requires that, in determining whether to approve, ratify or reject a related-person transaction, the Committee look at, in light of known circumstances, whether the transaction is in, or is not inconsistent with, the best interests of the Company and its stockholders, as the Committee determines in the good faith exercise of its discretion.

CERTAIN RELATED-PERSON TRANSACTIONS

In August 2005, the Company entered into a service provider agreement with Infogain. Samuel T. Spadafora, one of our former directors and executive officers, is a director of Infogain.  Mr. Spadafora terminated his relationship with the Company in November 2006.  Pursuant to the service provider agreement, revenue from Infogain was nil and $0.4 million for the years ended September 30, 2007 and 2006, respectively. Cost of goods for services provided by Infogain was $0.1 million and $0.7 million for the years ended September 30, 2007 and 2006, respectively. Payments to Infogain was $0.2 million and $1.0 million for years ended September 30, 2007 and 2006, respectively Accounts receivable was nil and less than $0.1 million as of September 30, 2007 and 2006, respectively. Accounts payable to Infogain was nil and $0.1 million as of September 30, 2007 and 2006 respectively.

In January 2005, Charles E. Hoffman became a director of the Company. Mr. Hoffman is the President and Chief Executive Officer of Covad Communications Group, Inc. (“Covad”), a customer of ours. Pursuant to a software license and services agreement, revenue from Covad was $0.3 million and $0.2 million for the years ended September 30, 2007 and 2006, respectively. Accounts receivable was nil and $0.1 million as of September 30, 2007 and 2006, respectively.  Deferred revenue was $0.1 million and $0.1 million as of September 30, 2007 and 2006, respectively.

The Company has entered into indemnity agreements with certain officers and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the fullest extent permitted under Delaware law and the Company’s Bylaws.  We also intend to execute these agreements with our future directors and officers.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders.  This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Chordiant stockholders will be “householding” our proxy materials.  A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.  Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent.  If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify our corporate secretary.  Direct your written request to Derek P. Witte, Corporate Secretary, Chordiant Software, Inc., 20400 Stevens Creek Blvd., Cupertino, CA 95014 or contact Derek P. Witte at (408) 517-6169. Stockholders who currently receive multiple copies of the proxy statement at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting.  If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Derek P. Witte
Vice President, General Counsel and Secretary

December 21, 2007

A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended September 30, 2007 (excluding the information included in this proxy statement) accompanies this Proxy Statement.  Further copies are also available without charge upon written request to: Corporate Secretary, Chordiant Software, Inc., 20400 Stevens Creek Blvd., Cupertino, CA 95014. Copies may also be obtained without charge through the SEC's Website at  http://www.sec.gov .

APPENDIX A

CHORDIANT SOFTWARE, INC.

2005 EQUITY INCENTIVE PLAN, AS AMENDED

APPROVED BY BOARD ON: JULY 20, 2005
APPROVED BY STOCKHOLDERS: SEPTEMBER 27, 2005
AMENDED BY BOARD ON: JANUARY 24, 2007
APPROVED BY STOCKHOLDERS: APRIL 24, 2007
AMENDED BY BOARD ON: NOVEMBER 28, 2007
TERMINATION DATE: JULY 19, 2015

1. GENERAL.

        (a) Successor and Continuation of Prior Plan. The Plan is intended as the successor to and continuation of the Chordiant Software, Inc. 1999 Equity Incentive Plan (the “Prior Plan”). Following the Effective Date of this Plan, no additional stock awards shall be granted under the Prior Plan. Any shares remaining available for issuance pursuant to the exercise of options or settlement of stock awards under the Prior Plan shall be added to the share reserve of this Plan and available for issuance pursuant to Stock Awards granted hereunder. All outstanding stock awards granted under the Prior Plan shall remain subject to the terms of the Prior Plan, except that the Board may elect to extend one or more of the features of the Plan to stock awards granted under the Prior Plan. Any shares subject to outstanding stock awards granted under the Prior Plan that expire or terminate for any reason prior to exercise or settlement shall be added to the share reserve of this Plan and become available for issuance pursuant to Stock Awards granted hereunder. All Stock Awards granted subsequent to the Effective Date of this Plan shall be subject to the terms of this Plan.

        (b) Eligible Stock Award Recipients. The persons eligible to receive Awards are Employees, Directors and Consultants.

        (c) Available Stock Awards. The Plan provides for the grant of the following Stock Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Stock Purchase Awards, (iv) Restricted Stock Awards, (v) Stock Appreciation Rights, (vi) Restricted Stock Unit Awards, and (vii) Other Stock Awards.

        (d) General Purpose. The Company, by means of the Plan, seeks to secure and retain the services of the group of persons eligible to receive Awards as set forth in Section 1(a), to provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and to provide a means by which such eligible recipients may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Stock Awards.

2.  DEFINITIONS.

        As used in the Plan, the following definitions shall apply to the capitalized terms indicated below:

        (a)“Affiliate” means, at the time of determination, any “parent” or “subsidiary” as such terms are defined in Rule 405 of the Securities Act. The Board shall have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

        (b)“Award” means a Stock Award or a Performance Cash Award.

        (c)“Board” means the Board of Directors of the Company.

        (d)“Capitalization Adjustment” has the meaning ascribed to that term in Section 11(a).

        (e)“Cause” means with respect to a Participant, the occurrence of any of the following: (i) such Participant's commission of any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof; (ii) such Participant's attempted commission of, or participation in, a fraud or act of dishonesty against the Company; (iii) such Participant's intentional, material violation of any contract or agreement between the Participant and the Company or of any statutory duty owed to the Company; (iv)  such Participant's unauthorized use or disclosure of the Company's confidential information or trade secrets; or (v) such Participant's gross misconduct. The determination that a termination of the Participant's Continuous Service is either for Cause or without Cause shall be made by the Company in its sole discretion. Any determination by the Company that the Continuous Service of a Participant was terminated by reason of dismissal without Cause for the purposes of outstanding Awards held by such Participant shall have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

        (f)“Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

        (i) any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company's then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (A) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person from the Company in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities or (B) solely because the level of Ownership held by any Exchange Act Person (the “  Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;

                 (ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

                 (iii) the stockholders of the Company approve or the Board approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company shall otherwise occur;

                 (iv) there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

                 (v) individuals who, on the date this Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board;  provided, however  , that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board.

        The term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company.

        Notwithstanding the foregoing or any other provision of this Plan, the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant shall supersede the foregoing definition with respect to Awards subject to such agreement; provided, however  , that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply.

         (g)“Code” means the Internal Revenue Code of 1986, as amended.

         (h)“Committee” means a committee of one (1) or more Directors to whom authority has been delegated by the Board in accordance with Section 3(c).

        (i)“Common Stock” means the common stock of the Company.

         (j)“Company” means Chordiant Software, Inc., a Delaware corporation.

        (k)“Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, shall not cause a Director to be considered a “Consultant” for purposes of the Plan.

        (l)“Continuous Service” means that the Participant's service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant's service with the Company or an Affiliate, shall not terminate a Participant's Continuous Service. For example, a change in status from an employee of the Company to a consultant to an Affiliate or to a Director shall not constitute an interruption of Continuous Service. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party's sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave. Notwithstanding the foregoing, a leave of absence shall be treated as Continuous Service for purposes of vesting in a Stock Award only to such extent as may be provided in the Company's leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.

        (m)“Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

                (i) a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

                (ii) a sale or other disposition of at least ninety percent (90%) of the outstanding securities of the Company;

                (iii) the consummation of a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

                (iv) the consummation of a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

        (n)“Covered Employee” shall have the meaning provided in Section 162(m)(3) of the Code and the regulations promulgated thereunder.

        (o)“Director” means a member of the Board.

        (p)“Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

        (q)“Effective Date” means the effective date of this Plan document, which is the date that this Plan is first approved by the Company's stockholders.

        (r)“Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, shall not cause a Director to be considered an “Employee” for purposes of the Plan.

        (s)“Entity” means a corporation, partnership, limited liability company or other entity.

        (t)“Exchange Act” means the Securities Exchange Act of 1934, as amended.

        (u)“Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” shall not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date of the Plan as set forth in Section 13, is the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company's then outstanding securities.

        (v)“Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

                (i) If the Common Stock is listed on any established stock exchange or traded on the NASDAQ National Market or the NASDAQ Small Cap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in  The Wall Street Journal  or such other source as the Board deems reliable. Unless otherwise provided by the Board, if there is no closing sales price (or closing bid if no sales were reported) for the Common Stock on the date of determination, then the Fair Market Value shall be the closing selling price (or closing bid if no sales were reported) on the last preceding date for which such quotation exists.

                (ii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined by the Board in good faith.

        (w)“Incentive Stock Option” means an Option intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

        (x)“Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”  )), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

        (y)“Nonstatutory Stock Option” means any Option other than an Incentive Stock Option.

        (z)“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

        (aa)“Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

        (bb)“Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

        (cc)“Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if permitted under the terms of this Plan, such other person who holds an outstanding Option.

        (dd)“Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 7(e).

        (ee)“Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement shall be subject to the terms and conditions of the Plan.

        (ff)“Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, has not been an officer of the Company or an “affiliated corporation,” and does not receive remuneration from the Company or an “affiliated corporation,” either directly or indirectly, in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

        (gg)“Own,” “Owned,” “Owner,” “Ownership” A person or Entity shall be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

        (hh)“Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

        (ii)“Performance Cash Award” means an award of cash granted pursuant to the terms and conditions of Section 7(e)(ii).

        (jj)“Performance Criteria” means the one or more criteria that the Board shall select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that shall be used to establish such Performance Goals may be based on any one of, or combination of, the following: (i) earnings per share; (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) total stockholder return; (v) return on equity; (vi) return on assets, investment, or capital employed; (vii) operating margin; (viii) gross margin; (ix) operating income; (x) net income (before or after taxes); (xi) net operating income; (xii) net operating income after tax; (xiii) pre-tax profit; (xiv) operating cash flow; (xv) sales or revenue targets; (xvi) increases in revenue or product revenue; (xvii) expenses and cost reduction goals; (xviii) improvement in or attainment of working capital levels; (xix) economic value added (or an equivalent metric); (xx) market share; (xxi) cash flow; (xxii) cash flow per share; (xxiii) share price performance; (xxiv) debt reduction; (xxv) implementation or completion of projects or processes; (xxvi) customer satisfaction; (xxvii); stockholders' equity; and (xxviii) other measures of performance selected by the Board. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Stock Award Agreement or the written terms of a Performance Cash Award. The Board shall, in its sole discretion, define the manner of calculating the Performance Criteria it selects to use for such Performance Period.

        (kk)“Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or a relevant index. At the time of the grant of any Award, the Board is authorized to determine whether, when calculating the attainment of Performance Goals for a Performance Period: (i) to exclude restructuring and/or other nonrecurring charges; (ii) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated net sales and operating earnings; (iii) to exclude the effects of changes to generally accepted accounting standards required by the Financial Accounting Standards Board; (iv) to exclude the effects of any statutory adjustments to corporate tax rates; and (v) to exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles. In addition, the Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals.

        (ll)“Performance Period” means the period of time selected by the Board over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant's right to and the payment of a Stock Award or a Performance Cash Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board.

        (mm)“Performance Stock Award” means a Stock Award granted under the terms and conditions of Section 7(e)(i).

        (nn)“Plan” means this Chordiant Software, Inc. 2005 Equity Incentive Plan.

        (oo)“Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 7(b).

        (pp)“Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement shall be subject to the terms and conditions of the Plan.

        (qq)“Restricted Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 7(c).

        (rr)“Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Agreement shall be subject to the terms and conditions of the Plan.

        (ss)“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

        (tt)“Securities Act” means the Securities Act of 1933, as amended.

        (uu)“Stock Appreciation Right” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 7(d).

        (vv)“Stock Appreciation Right Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement shall be subject to the terms and conditions of the Plan.

        (ww)“Stock Award” means any right granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Stock Purchase Award, a Restricted Stock Award, a Stock Appreciation Right, a Restricted Stock Unit Award, a Performance Stock Award or any Other Stock Award.

        (xx)“Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

        (yy)“Stock Purchase Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 7(a).

        (zz)“Stock Purchase Award Agreement” means a written agreement between the Company and a holder of a Stock Purchase Award evidencing the terms and conditions of a Stock Purchase Award grant. Each Stock Purchase Award Agreement shall be subject to the terms and conditions of the Plan.

        (aaa)“Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).

        (bbb)“Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate.

3.  ADMINISTRATION.

        (a) Administration by Board. The Board shall administer the Plan unless and until the Board delegates administration of the Plan to a Committee or Committees, as provided in Section 3(c).

        (b) Powers of Board. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

                (i) To determine from time to time (A) which of the persons eligible under the Plan shall be granted Awards; (B) when and how each Award shall be granted; (C) what type or combination of types of Award shall be granted; (D) the provisions of each Award granted (which need not be identical), including the time or times when a person shall be permitted to receive cash or Common Stock pursuant to a Stock Award; and (E) the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person.

                (ii) To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement or in the written terms of a Performance Cash Award, in a manner and to the extent it shall deem necessary or expedient to make the Plan or Award fully effective.

                (iii) To settle all controversies regarding the Plan and Awards granted under it.

                (iv) To accelerate the time at which a Stock Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest.

                (v) To suspend or terminate the Plan at any time. Suspension or termination of the Plan shall not impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the affected Participant.

                (vi) To amend the Plan, subject to the limitations, if any, of applicable law. However, except as provided in Section 11(a) relating to Capitalization Adjustments, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy applicable law or applicable exchange listing requirements. Rights under any Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the affected Participant, and (ii) such Participant consents in writing.

                (vii) To submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to Covered Employees.

                (viii) To amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options or to bring the Plan or Incentive Stock Options granted under it into compliance therewith.

                (ix) To amend the terms of any one or more Awards or stock awards granted under the Prior Plan, including, but not limited to, amendments to provide terms more favorable than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion;  provided, however,  that the rights under any Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the affected Participant, and (ii) such Participant consents in writing.

                (x) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.

                (xi) To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States.

        (c) Delegation to Committee.

                (i) General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

                (ii) Section 162(m) and Rule 16b-3 Compliance. In the sole discretion of the Board, the Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3. In addition, the Board or the Committee, in its sole discretion, may (A) delegate to a Committee of Directors who need not be Outside Directors the authority to grant Awards to eligible persons who are either (I) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award, or (II) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code, or (B) delegate to a Committee of Directors who need not be Non-Employee Directors the authority to grant Stock Awards to eligible persons who are not then subject to Section 16 of the Exchange Act.

        (d) Delegation to an Officer. The Board may delegate to one or more Officers the authority to do one or both of the following (i) designate Employees who are not Officers to be recipients of Awards and the terms thereof, and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards granted to such Employees;  provided, however,  that the Board resolutions regarding such delegation shall specify the total number of shares of Common Stock that may be subject to the Stock Awards granted by such Officer and that such Officer may not grant a Stock Award to himself or herself. Notwithstanding anything to the contrary in this Section 3(d), the Board may not delegate to an Officer authority to determine the Fair Market Value of the Common Stock pursuant to Section 2(v)(ii) above.

        (e) Effect of Board's Decision. All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

        (f) Cancellation and Re-Grant of Stock Awards. Neither the Board nor any Committee shall have the authority to: (i) reprice any outstanding Stock Awards under the Plan, or (ii) cancel and re-grant any outstanding Stock Awards under the Plan, unless the stockholders of the Company have approved such an action within twelve (12) months prior to such an event.

4.  SHARES SUBJECT TO THE PLAN.

        (a) Share Reserve. Subject to the provisions of Section 11(a) relating to Capitalization Adjustments, the number of shares of Common Stock that may be issued pursuant to Stock Awards shall not exceed, in the aggregate, 7,781,786 (seven million seven hundred eighty-one thousand seven hundred and eighty-six) shares of Common Stock. Such number of shares reserved for issuance consists of (i) the number of shares remaining available for issuance under the Prior Plan, including shares subject to outstanding stock awards under the Prior Plan, and (ii) three million eight hundred ten thousand (3,810,000) shares previously approved by the stockholders and (iii) an additional seven hundred thousand (700,000) shares to be approved by the stockholders at the 2008 Annual Meeting. Shares may be issued in connection with a merger or acquisition as permitted by NASD Rule 4350(i)(1)(A)(iii) or, if applicable, NYSE Listed Company Manual Section 303A.08 and such issuance shall not reduce the number of shares available for issuance under the Plan.

        (b) Reversion of Shares to the Share Reserve. If any (i) Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, (ii) shares of Common Stock issued to a Participant pursuant to a Stock Award (including the Stock Awards transferred from the Prior Plan on the Effective Date of this Plan) are forfeited to or repurchased by the Company, including any repurchase or forfeiture caused by the failure to meet a contingency or condition required for the vesting of such shares, or (iii) Stock Award is settled in cash, then the shares of Common Stock not issued under such Stock Award, or forfeited to or repurchased by the Company, shall revert to and again become available for issuance under the Plan. If any shares subject to a Stock Award are not delivered to a Participant because the Stock Award is exercised through a reduction of shares subject to the Stock Award (i.e. , “net exercised”) or an appreciation distribution in respect of a Stock Appreciation Right is paid in shares of Common Stock, the number of subject to the Stock Award that are not delivered to the Participant shall remain available for subsequent issuance under the Plan. If any shares subject to a Stock Award are not delivered to a Participant because such shares are withheld in satisfaction of the withholding of taxes incurred in connection with the exercise of an Option, Stock Appreciation Right, or the issuance of shares under a Stock Purchase Award, Restricted Stock Award, Restricted Stock Unit Award, or Other Stock Award, the number of shares that are not delivered to the Participant shall remain available for subsequent issuance under the Plan. If the exercise price of any Stock Award is satisfied by tendering shares of Common Stock held by the Participant (either by actual delivery or attestation), then the number of shares so tendered shall remain available for subsequent issuance under the Plan.

        (c) Incentive Stock Option Limit. Notwithstanding anything to the contrary in this Section 4(b), subject to the provisions of Section 11(a) relating to Capitalization Adjustments the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options shall be 7,781,786 (seven million seven hundred eighty-one thousand seven hundred and eighty-six) shares of Common Stock.

        (d) Source of Shares. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company.

5.  ELIGIBILITY.

        (a) Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to Employees. Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants.

        (b) Ten Percent Stockholders. A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

        (c) Section 162(m) Limitation on Annual Grants. Subject to the provisions of Section 11(a) relating to Capitalization Adjustments, at such time as the Company may be subject to the applicable provisions of Section 162(m) of the Code, no Employee shall be eligible to be granted during any calendar year Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least one hundred percent (100%) of the Fair Market Value of the Common Stock on the date the Stock Award is granted covering more than two million (2.0 million) shares of Common Stock.

        (d) Consultants. A Consultant shall not be eligible for the grant of a Stock Award if, at the time of grant, a Form S-8 Registration Statement under the Securities Act (“Form S-8”  ) is not available to register either the offer or the sale of the Company's securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, because the Consultant is not a natural person, or because of any other rule governing the use of Form S-8.

6.  OPTION PROVISIONS.

        Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates shall be issued for shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, then the Option shall be a Nonstatutory Stock Option. The provisions of separate Options need not be identical;  provided, however  , that each Option Agreement shall include (through incorporation of provisions hereof by reference in the Option Agreement or otherwise) the substance of each of the following provisions:

        (a) Term. Subject to the provisions of Section 5(b), no Option shall be exercisable after the expiration of ten (10) years from the date of its grant or such shorter period specified in the Option Agreement.

        (b) Exercise Price of an Incentive Stock Option. Subject to the provisions of Section 5(b) regarding Ten Percent Stockholders, the exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner consistent with the provisions of Section 424(a) of the Code.

        (c) Exercise Price of a Nonstatutory Stock Option. The exercise price of each Nonstatutory Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, a Nonstatutory Stock Option may be granted with an exercise price lower than one hundred percent (100%) of the Fair Market Value of the Common Stock if such Option is granted pursuant to an assumption or substitution for another option in a manner consistent with the provisions of Section 424(a) of the Code.

        (d) Consideration. The purchase price of Common Stock acquired pursuant to the exercise of an Option shall be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board shall have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to utilize a particular method of payment. The methods of payment permitted by this Section 6(d) are:

                 (i) by cash or check;

                 (ii) bank draft or money order payable to the Company;

                 (iii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

                 (iv) by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;

                 (v) by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issued upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price;  provided, however,  that the Company shall accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued;  provided, further,  that shares of Common Stock will no longer be outstanding under an Option and will not be exercisable thereafter to the extent that (A) shares are used to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or

                 (vi) in any other form of legal consideration that may be acceptable to the Board.

        (e) Transferability of Options. The Board may, in its sole discretion, impose such limitations on the transferability of Options as the Board shall determine. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options shall apply:

                (i) Restrictions on Transfer. An Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder; provided, however, that the Board may, in its sole discretion, permit transfer of the Option in a manner consistent with applicable tax and securities laws upon the Optionholder's request.

                (ii) Domestic Relations Orders. Notwithstanding the foregoing, an Option may be transferred pursuant to a domestic relations order.

                (iii) Beneficiary Designation. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

        (f) Vesting Generally. The total number of shares of Common Stock subject to an Option may vest and therefore become exercisable in periodic installments that may or may not be equal. The Option may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of Performance Goals or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this Section 6(f) are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised.

        (g) Termination of Continuous Service. In the event that an Optionholder's Continuous Service terminates (other than for Cause or upon the Optionholder's death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination of Continuous Service) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionholder's Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination of Continuous Service, the Optionholder does not exercise his or her Option within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.

        (h) Extension of Termination Date. An Optionholder's Option Agreement may provide that if the exercise of the Option following the termination of the Optionholder's Continuous Service (other than for Cause or upon the Optionholder's death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of a period of three (3) months after the termination of the Optionholder's Continuous Service during which the exercise of the Option would not be in violation of such registration requirements, or (ii) the expiration of the term of the Option as set forth in the Option Agreement.

        (i) Disability of Optionholder. In the event that an Optionholder's Continuous Service terminates as a result of the Optionholder's Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination of Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination of Continuous Service, the Optionholder does not exercise his or her Option within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.

        (j) Death of Optionholder. In the event that (i) an Optionholder's Continuous Service terminates as a result of the Optionholder's death, or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder's Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder's estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionholder's death, but only within the period ending on the earlier of (i) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of such Option as set forth in the Option Agreement. If, after the Optionholder's death, the Option is not exercised within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.

        (k) Termination for Cause. Except as explicitly provided otherwise in an Optionholder's Option Agreement, in the event that an Optionholder's Continuous Service is terminated for Cause, the Option shall terminate upon the termination date of such Optionholder's Continuous Service, and the Optionholder shall be prohibited from exercising his or her Option from and after the time of such termination of Continuous Service.

7.  PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS.

        (a) Stock Purchase Awards. Each Stock Purchase Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. To the extent consistent with the Company's Bylaws, at the Board's election, shares of Common Stock may be (x) held in book entry form subject to the Company's instructions until any restrictions relating to the Stock Purchase Award lapse; or (y) evidenced by a certificate, which certificate shall be held in such form and manner as determined by the Board. The terms and conditions of Stock Purchase Award Agreements may change from time to time, and the terms and conditions of separate Stock Purchase Award Agreements need not be identical,  provided, however,  that each Stock Purchase Award Agreement shall include (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:

                (i) Purchase Price. At the time of the grant of a Stock Purchase Award, the Board will determine the price to be paid by the Participant for each share subject to the Stock Purchase Award. To the extent required by applicable law, the price to be paid by the Participant for each share of the Stock Purchase Award will not be less than the par value of a share of Common Stock.

                (ii) Consideration. At the time of the grant of a Stock Purchase Award, the Board will determine the consideration permissible for the payment of the purchase price of the Stock Purchase Award. The purchase price of Common Stock acquired pursuant to the Stock Purchase Award shall be paid either: (A) in cash or by check at the time of purchase, (B) by past or future services actually rendered to the Company or an Affiliate, or (C) in any other form of legal consideration that may be acceptable to the Board in its sole discretion and permissible under applicable law.

                (iii) Vesting. Shares of Common Stock acquired under a Stock Purchase Award may be subject to a share repurchase right or option in favor of the Company in accordance with a vesting schedule to be determined by the Board.

                (iv) Termination of Participant's Continuous Service. In the event that a Participant's Continuous Service terminates, the Company shall have the right, but not the obligation, to repurchase or otherwise reacquire, any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination under the terms of the Stock Purchase Award Agreement. At the Board's election, the price paid for all shares of Common Stock so repurchased or reacquired by the Company may be at the lesser of: (A) the Fair Market Value on the relevant date, or (B) the Participant's original cost for such shares. The Company shall not be required to exercise its repurchase or reacquisition option until at least six (6) months (or such longer or shorter period of time necessary to avoid a charge to earnings for financial accounting purposes) have elapsed following the Participant's purchase of the shares of Common Stock acquired pursuant to the Stock Purchase Award unless otherwise determined by the Board or provided in the Stock Purchase Award Agreement.

                (v) Transferability. Rights to purchase or receive shares of Common Stock granted under a Stock Purchase Award shall be transferable by the Participant only upon such terms and conditions as are set forth in the Stock Purchase Award Agreement, as the Board shall determine in its sole discretion, and so long as Common Stock awarded under the Stock Purchase Award remains subject to the terms of the Stock Purchase Award Agreement.

        (b) Restricted Stock Awards. Each Restricted Stock Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. To the extent consistent with the Company's Bylaws, at the Board's election, shares of Common Stock may be (x) held in book entry form subject to the Company's instructions until any restrictions relating to the Restricted Stock Award lapse; or (y) evidenced by a certificate, which certificate shall be held in such form and manner as determined by the Board. The terms and conditions of Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical,  provided, however  , that each Restricted Stock Award Agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

                (i) Consideration. A Restricted Stock Award may be awarded in consideration for (A) past or future services actually rendered to the Company or an Affiliate, or (B) any other form of legal consideration that may be acceptable to the Board in its sole discretion and permissible under applicable law.

                (ii) Vesting. Shares of Common Stock awarded under the Restricted Stock Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board.

                (iii) Termination of Participant's Continuous Service. In the event a Participant's Continuous Service terminates, the Company may receive via a forfeiture condition, any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Agreement.

                (iv) Transferability. Rights to acquire shares of Common Stock under the Restricted Stock Award Agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board shall determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement.

        (c) Restricted Stock Unit Awards. Each Restricted Stock Unit Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Restricted Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical,  provided, however,  that each Restricted Stock Unit Award Agreement shall include (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:

                (i) Consideration. At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board in its sole discretion and permissible under applicable law.

                (ii) Vesting. At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.

                (iii) Payment. A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.

                (iv) Additional Restrictions. At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.

                (v) Dividend Equivalents. Dividend equivalents may be credited in respect of shares of Common Stock covered by a Restricted Stock Unit Award, as determined by the Board and contained in the Restricted Stock Unit Award Agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Restricted Stock Unit Award in such manner as determined by the Board. Any additional shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all the terms and conditions of the underlying Restricted Stock Unit Award Agreement to which they relate.

                (vi) Termination of Participant's Continuous Service. Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant's termination of Continuous Service.

                (vii) Compliance with Section 409A of the Code. Notwithstanding anything to the contrary set forth herein, any Restricted Stock Unit Award granted under the Plan that is not exempt from the requirements of Section 409A of the Code shall contain such provisions so that such Restricted Stock Unit Award will comply with the requirements of Section 409A of the Code. Such restrictions, if any, shall be determined by the Board and contained in the Restricted Stock Unit Award Agreement evidencing such Restricted Stock Unit Award. For example, such restrictions may include, without limitation, a requirement that any Common Stock that is to be issued in a year following the year in which the Restricted Stock Unit Award vests must be issued in accordance with a fixed pre-determined schedule.

        (d) Stock Appreciation Rights. Each Stock Appreciation Right Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. Stock Appreciation Rights may be granted as stand-alone Stock Awards or in tandem with other Stock Awards. The terms and conditions of Stock Appreciation Right Agreements may change from time to time, and the terms and conditions of separate Stock Appreciation Right Agreements need not be identical;  provided, however  , that each Stock Appreciation Right Agreement shall include (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:

                (i) Term. No Stock Appreciation Right shall be exercisable after the expiration of ten (10) years from the date of its grant or such shorter period specified in the Stock Appreciation Right Agreement.

                (ii) Strike Price. Each Stock Appreciation Right will be denominated in shares of Common Stock equivalents. The strike price of each Stock Appreciation Right granted as a stand-alone or tandem Stock Award shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock equivalents subject to the Stock Appreciation Right on the date of grant.

                (iii) Calculation of Appreciation. The appreciation distribution payable on the exercise of a Stock Appreciation Right will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the Stock Appreciation Right) of a number of shares of Common Stock equal to the number of share of Common Stock equivalents in which the Participant is vested under such Stock Appreciation Right, and with respect to which the Participant is exercising the Stock Appreciation Right on such date, over (B) the strike price that will be determined by the Board at the time of grant of the Stock Appreciation Right.

                (iv) Vesting. At the time of the grant of a Stock Appreciation Right, the Board may impose such restrictions or conditions to the vesting of such Stock Appreciation Right as it, in its sole discretion, deems appropriate.

                (v) Exercise. To exercise any outstanding Stock Appreciation Right, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.

                (vi) Payment. The appreciation distribution in respect to a Stock Appreciation Right may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.

                (vii) Termination of Continuous Service. In the event that a Participant's Continuous Service terminates (other than for Cause), the Participant may exercise his or her Stock Appreciation Right (to the extent that the Participant was entitled to exercise such Stock Appreciation Right as of the date of termination) but only within such period of time ending on the earlier of (A) the date three (3) months following the termination of the Participant's Continuous Service (or such longer or shorter period specified in the Stock Appreciation Right Agreement), or (B) the expiration of the term of the Stock Appreciation Right as set forth in the Stock Appreciation Right Agreement. If, after termination, the Participant does not exercise his or her Stock Appreciation Right within the time specified herein or in the Stock Appreciation Right Agreement (as applicable), the Stock Appreciation Right shall terminate.

                (viii) Termination for Cause. Except as explicitly provided otherwise in a Participant's Stock Appreciation Right Agreement, in the event that a
Participant's Continuous Service is terminated for Cause, the Stock Appreciation Right shall terminate upon the termination date of such Participant's Continuous Service, and the Participant shall be prohibited from exercising his or her Stock Appreciation Right from and after the time of such termination of Continuous Service.

                (ix) Compliance with Section 409A of the Code. Notwithstanding anything to the contrary set forth herein, any Stock Appreciation Rights granted under the Plan that are not exempt from the requirements of Section 409A of the Code shall contain such provisions so that such Stock Appreciation Rights will comply with the requirements of Section 409A of the Code. Such restrictions, if any, shall be determined by the Board and contained in the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right. For example, such restrictions may include, without limitation, a requirement that a Stock Appreciation Right that is to be paid wholly or partly in cash must be exercised and paid in accordance with a fixed pre-determined schedule.

        (e) Performance Awards.

                (i) Performance Stock Awards. A Performance Stock Award is a Stock Award that may be granted, may vest, or may be exercised based upon the attainment during a Performance Period of certain Performance Goals. A Performance Stock Award may, but need not, require the completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Committee in its sole discretion. The maximum benefit to be received by any Participant in any calendar year attributable to Stock Awards described in this Section 7(e) shall not exceed the value of one million two hundred thousand (1,200,000) shares of Common Stock.

                (ii) Performance Cash Awards. A Performance Cash Award is a cash award that may be granted upon the attainment during a Performance Period of certain Performance Goals. A Performance Cash Award may also require the completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Committee in its sole discretion. The maximum benefit to be received by any Participant in any calendar year attributable to cash awards described in this Section 7(e) shall not exceed three million dollars ($3.0 million).

        (f) Other Stock Awards. Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock may be granted either alone or in addition to Stock Awards provided for under Section 6 and the preceding provisions of this Section 7. Subject to the provisions of the Plan, the Board shall have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.

8.  COVENANTS OF THE COMPANY.

        (a) Availability of Shares. During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards.

        (b) Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards;  provided, however,  that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained.

9.  USE OF PROCEEDS FROM SALES OF COMMON STOCK.

        Proceeds from the sale of shares of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

10.  MISCELLANEOUS.

        (a) Corporate Action Constituting Grant of Stock Awards. Corporate action constituting an offer by the Company of Common Stock to any Participant under the terms of a Stock Award shall be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Stock Award is actually received or accepted by the Participant.

        (b) Stockholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until such Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms.

        (c) No Employment or Other Service Rights. Nothing in the Plan, any Stock Award Agreement or other instrument executed thereunder or in connection with any Award granted pursuant to the Plan shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant's agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

        (d) Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

        (e) Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant's own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (x) the issuance of the shares upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (y) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

        (f) Withholding Obligations. To the extent provided by the terms of a Stock Award Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to a Stock Award by any of the following means (in addition to the Company's right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) causing the

Participant to tender a cash payment; (ii)  withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Stock Award; or (iii) by such other method as may be set forth in the Stock Award Agreement.

        (g) Electronic Delivery. Any reference herein to a “written” agreement or document shall include any agreement or document delivered electronically or posted on the Company's intranet.

11.  ADJUSTMENTS UPON CHANGES IN COMMON STOCK & OTHER CORPORATE EVENTS.

        (a) Capitalization Adjustments. If any change is made in, or other events occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the Effective Date without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company (each a “  Capitalization Adjustment”)), the Board shall appropriately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 4(a), (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 4(c), (iii) the class(es) and maximum number of securities that may be awarded to any person pursuant to Section 5(c) and 7(e)(i) , and (iv) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (Notwithstanding the foregoing, the conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.)

        (b) Dissolution or Liquidation. In the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to the Company's right of repurchase) shall terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company's repurchase option may be repurchased by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service,  provided, however,  that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

        (c) Corporate Transaction. The following provisions shall apply to Stock Awards in the event of a Corporate Transaction unless otherwise provided in the instrument evidencing the Stock Award or any other written agreement between the Company or any Affiliate and the holder of the Stock Award or unless otherwise expressly provided by the Board at the time of grant of a Stock Award.

                (i) Stock Awards May Be Assumed. In the event of a Corporate Transaction, any surviving corporation or acquiring corporation (or the surviving or acquiring corporation's parent company) may assume or continue any or all Stock Awards outstanding under the Plan or may substitute similar stock awards for Stock Awards outstanding under the Plan (including but not limited to, awards to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to Stock Awards may be assigned by the Company to the successor of the Company (or the successor's parent company, if any), in connection with such Corporate Transaction. A surviving corporation or acquiring corporation (or its parent) may choose to assume or continue only a portion of a Stock Award or substitute a similar stock award for only a portion of a Stock Award. The terms of any assumption, continuation or substitution shall be set by the Board in accordance with the provisions of Section 3.

                (ii) Stock Awards Held by Current Participants. In the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards, then with respect to Stock Awards that have not been assumed, continued or substituted and that are held by Participants whose Continuous Service has not terminated prior to the effective time of the Corporate Transaction (referred to as the “  Current Participants”), the vesting of such Stock Awards (and, if applicable, the time at which such Stock Awards may be exercised) shall (contingent upon the effectiveness of the Corporate Transaction) be accelerated in full to a date prior to the effective time of such Corporate Transaction as the Board shall determine (or, if the Board shall not determine such a date, to the date that is five (5) days prior to the effective time of the Corporate Transaction), and such Stock Awards shall terminate if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction, and any reacquisition or repurchase rights held by the Company with respect to such Stock Awards shall lapse (contingent upon the effectiveness of the Corporate Transaction).

                (iii) Stock Awards Held by Persons other than Current Participants. In the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards, then with respect to Stock Awards that have not been assumed, continued or substituted and that are held by persons other than Current Participants, the vesting of such Stock Awards (and, if applicable, the time at which such Stock Award may be exercised) shall not be accelerated and such Stock Awards (other than a Stock Award consisting of vested and outstanding shares of Common Stock not subject to the Company's right of repurchase) shall terminate if not exercised (if applicable) prior to the effective time of the Corporate Transaction;  provided, however,  that any reacquisition or repurchase rights held by the Company with respect to such Stock Awards shall not terminate and may continue to be exercised notwithstanding the Corporate Transaction.

                (iv) Payment for Stock Awards in Lieu of Exercise. Notwithstanding the foregoing, in the event a Stock Award will terminate if not exercised prior to the effective time of a Corporate Transaction, the Board may provide, in its sole discretion, that the holder of such Stock Award may not exercise such Stock Award but will receive a payment, in such form as may be determined by the Board, equal in value to the excess, if any, of (A) the value of the property the holder of the Stock Award would have received upon the exercise of the Stock Award, over (B) any exercise price payable by such holder in connection with such exercise.

        (d) Change in Control. Unless otherwise specified in an applicable Stock Award Agreement, in the event of a Change in Control each outstanding Stock Award (other than a Stock Award that vests solely upon the satisfaction of Performance Goals) that is held by a person whose Continuous Service has not terminated prior to the Change in Control shall become immediately vested in that number of shares that would have been vested as of the date that is twelve months following the date of the Change in Control. This Section 11(d) shall not apply to any Stock Award the vesting of which is based solely on the satisfaction of Performance Goals. Following the acceleration provided in this Section 11(d), any unvested shares of Common Stock remaining subject to a Stock Award shall vest in equal installments over a vesting period that is twelve months shorter than the vesting period immediately prior to the Change in Control. For purposes of illustration, assume at the time immediately prior to a Change in Control (i) the number of unvested shares of Common Stock subject to an option is seventy-two (72) shares and (ii) such shares are vesting monthly such that two (2) shares are vesting each month (over a thirty-six (36) month period). In such event, upon a Change in Control (A) twenty-four (24) of such shares will immediately vest, and (B) the remaining forty-eight (48) unvested shares of Common Stock subject to the Stock Award shall continue to vest in equal monthly installments of two (2) shares per month over the remaining twenty-four (24) months. In the event that the vesting of a Stock Award is accelerated pursuant to the terms of Section 11(c), above, the acceleration provisions of this Section 11(d) shall not be applicable to such Stock Award.

        (e) Parachute Payments.

                 (i) Except as otherwise provided in a written agreement between the Company and a Participant, if the acceleration of the vesting and exercisability of Awards provided for in Sections 11(c) and 11(d), together with payments and other benefits of a Participant (collectively, the “  Payment”) (i) constitute a “parachute payment” within the meaning of Section 280G of the Code, or any comparable successor provisions, and (ii) but for this Section 11(e) would be subject to the excise tax imposed by Section 4999 of the Code, or any comparable successor provisions (the “  Excise Tax”), then such Payment shall be either (1) provided to such Participant in full, or (2) provided to such Participant as to such lesser extent that would result in no portion of such Payment being subject to the Excise Tax, whichever of the foregoing amounts, when taking into account applicable federal, state, local and foreign income and employment taxes, the Excise Tax, and any other applicable taxes, results in the receipt by such Participant, on an after-tax basis, of the greatest amount of the Payment, notwithstanding that all or some portion of the Payment may be subject to the Excise Tax.

                 (ii) The Company shall appoint a nationally recognized independent accounting firm (the “Accountant”) to make the determinations required hereunder, which accounting firm shall not then be serving as accountant or auditor for the individual, entity or group that effected the Change in Control. The Company shall bear all costs and expenses with respect to the determinations the Accountant may reasonably incur in connection with any calculations contemplated by this Section 11(e).

                 (iii) Unless the Company and such Participant otherwise agree in writing, any determination required under this Section 11(e) shall be made in writing in good faith by the Accountant. If a reduction in the Payment is to be made as provided above, reductions shall occur in the following order unless the Participant elects in writing a different order (  provided, however,  that such election shall be subject to Company approval if made on or after the date that triggers the Payment or a portion thereof):(A) reduction of cash payments; (B) cancellation of accelerated vesting of Options and other Awards; and (C) reduction of other benefits paid to the Participant. If acceleration of vesting of Awards is to be reduced, such acceleration of vesting shall be cancelled in the reverse order of date of grant of the Awards (  i.e., the earliest granted Award cancelled last) unless the Participant elects in writing a different order for cancellation.

                 (iv) For purposes of making the calculations required by this Section 11(e), the Accountant may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of the Code and other applicable legal authority. The Company and the Participant shall furnish to the Accountant such information and documents as the Accountant may reasonably request in order to make such a determination. The Company shall bear all costs that the Accountant may reasonably incur in connection with any calculations contemplated by this Section 11(e).

                 (v) If, notwithstanding any reduction described above, the Internal Revenue Service (the “IRS”) determines that the Participant is liable for the Excise Tax as a result of the Payment, then the Participant shall be obligated to pay back to the Company, within thirty (30) days after a final IRS determination or, in the event that the Participant challenges the final IRS determination, a final judicial determination, a portion of the Payment (the “ Repayment Amount”). The Repayment Amount with respect to the Payment shall be the smallest such amount, if any, as shall be required to be paid to the Company so that the Participant's net after-tax proceeds with respect to the Payment (after taking into account the payment of the Excise Tax and all other applicable taxes imposed on the Payment) shall be maximized. The Repayment Amount with respect to the Payment shall be zero if a Repayment Amount of more than zero would not result in the Participant's net after-tax proceeds with respect to the Payment being maximized. If the Excise Tax is not eliminated pursuant to this paragraph, the Optionholder shall pay the Excise Tax.

                 (vi) Notwithstanding any other provision of this Section 11(e), if (A) there is a reduction in the Payment as described above, (B) the IRS later determines that the Participant is liable for the Excise Tax, the payment of which would result in the maximization of the Participant's net after-tax proceeds of the Payment (calculated as if the Payment had not previously been reduced), and (C) the Participant the Excise Tax, then the Company shall pay or otherwise provide to the Participant that portion of the Payment that was reduced pursuant to this Section 11(e) contemporaneously or as soon as administratively possible after the Optionholder pays the Excise Tax so that the Participant's net after-tax proceeds with respect to the Payment are maximized.

                 (vii) If the Participant either (A) brings any action to enforce rights pursuant to this Section 11(e), or (B) defends any legal challenge to his or her rights under this Section 11(e), the Participant shall be entitled to recover attorneys' fees and costs incurred in connection with such action, regardless of the outcome of such action;  provided, however,  that if such action is commenced by the Participant, the court finds that the action was brought in good faith.

12.  TERMINATION OR SUSPENSION OF THE PLAN.

        (a) Plan Term. Unless sooner terminated by the Board pursuant to Section 3, the Plan shall automatically terminate on the day before the tenth (10th) anniversary of the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

        (b) No Impairment of Rights. Termination of the Plan shall not impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant.

13.  EFFECTIVE DATE OF PLAN.

        This Plan shall become effective on the Effective Date.

14.  CHOICE OF LAW.

        The law of the State of California shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state's conflict of laws rules.

APPENDIX B

CHORDIANT SOFTWARE, INC.

AMENDED AND RESTATED 1999 NON-EMPLOYEE

DIRECTORS’ STOCK OPTION PLAN

Amended by the Board of Directors:  December _11, 2007

Approved by Stockholders: [_________] , 2008

Effective Date: Date of Initial Public Offering

Termination Date: None

1.	PURPOSES.

(b)   Eligible Award Recipients.  The persons eligible to receive Awards are the Non-Employee Directors of the Company.

(c)  Available Awards.  The purpose of the Plan is to provide a means by which Non-Employee Directors may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Nonstatutory Stock Options, Restricted Stock Awards, and Restricted Stock Unit Awards.

(d)  General Purpose.  The Company, by means of the Plan, seeks to retain the services of its Non-Employee Directors, to secure and retain the services of new Non-Employee Directors and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

2.  DEFINITIONS.

(e)  “Affiliate” means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(f)  “Annual Grant” means an Award granted annually to eligible Non-Employee Directors pursuant to subsection 6(b) of the Plan.

(g)  “Annual Meeting” means the annual meeting of the stockholders of the Company.

(h)  “Award” means an Option, Restricted Stock Award or Restricted Stock Unit Award.

(i)  “Award Agreement” means an Option Agreement, a Restricted Stock Award Agreement or a Restricted Stock Unit Award Agreement.

(j)  “Board” means the Board of Directors of the Company.

(k)  “Code” means the Internal Revenue Code of 1986, as amended.

(l)  “Common Stock” means the common stock of the Company.

(m)  “Company” means Chordiant Software, Inc., a Delaware corporation.

(n)  “Consultant” means any person, including an advisor, (i) engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services or (ii) who is a member of the Board of Directors of an Affiliate.  However, the term “Consultant” shall not include either Directors of the Company who are not compensated by the Company for their services as Directors or Directors of the Company who are merely paid a director’s fee by the Company for their services as Directors.

(o)  “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated.  The Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which he or she renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which he or she renders such service, provided that there is no interruption or termination of the Participant’s Continuous Service.  For example, a change in status from a Non-Employee Director of the Company to a Consultant of an Affiliate or an Employee of the Company will not constitute an interruption of Continuous Service.  The Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave.

(p)  “Director” means a member of the Board of Directors of the Company.

(q)  “Disability” means the inability of a person, in the opinion of a qualified physician acceptable to the Company, to perform the major duties of that person’s position with the Company or an Affiliate of the Company because of the sickness or injury of the person.

(r)  “Employee” means any person employed by the Company or an Affiliate.  Mere service as a Director or payment of a director’s fee by the Company or an Affiliate shall not be sufficient to constitute “employment” by the Company or an Affiliate.

(s)  “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(t)  “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i)  If the Common Stock is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq Small Cap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of grant, or if the date of grant is not a trading day, then on the last market trading day prior to the day of grant, as reported in The Wall Street Journal or such other source as the Board deems reliable.

(ii)  In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

(u)  “Initial Grant” means an Award granted to an eligible Non-Employee Director pursuant to subsection 6(a) of the Plan.

(v)  “Non-Employee Director” means a Director who is not an Employee.

(w)  “Nonstatutory Stock Option” means an Option not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(x)  “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(y)  “Option” means a Nonstatutory Stock Option granted pursuant to the Plan.

(z)  “Option Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Option grant.  Each Option Agreement shall be subject to the terms and conditions of the Plan.

(aa)   “Participant” means a person to whom an Award is granted pursuant to the Plan.

(bb)   “Plan” means this Chordiant Software, Inc. Amended and Restated 1999 Non-Employee Directors’ Stock Option Plan.

(cc)  “Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of the Plan.

(dd)  “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award.  Each such Award Agreement shall be subject to the terms and conditions of the Plan.

(ee)  “Restricted Stock Unit Award” means a bookkeeping entry where each unit represents the opportunity to vest in and be issued one share of Common Stock, which right is granted pursuant to the terms and conditions of the Plan.

(ff)  “Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award.  Each such Award Agreement shall be subject to the terms and conditions of the Plan.

(gg)  “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(hh)  “Securities Act” means the Securities Act of 1933, as amended.

(ii)  “Unforeseeable Emergency” means a severe financial hardship to the Participant after the vesting of the shares under the Award, which hardship results from (1) an illness or accident of the Participant or his or her  spouse, registered domestic partner, parent or child; (2) loss of the Participant’s property due to casualty (including the need to rebuild the Participant’s primary residence following damage to the home not otherwise covered by insurance); or (3) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.

3.  ADMINISTRATION.

(a)  Administration by Board.  The Board shall administer the Plan.  The Board may not delegate administration of the Plan to a committee.

(b)  Powers of Board.  The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)  To determine the provisions of each Award to the extent not specified in the Plan.

(ii)  To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration.  The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iii)  To amend the Plan or an Award as provided in Section 12.

(iv)  Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company that are not in conflict with the provisions of the Plan.

(c)  Effect of Board’s Decision.  All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

4.  SHARES SUBJECT TO THE PLAN.

(a)  Share Reserve.  Subject to the provisions of Section 11 relating to adjustments upon changes in the Common Stock, the Common Stock that may be issued pursuant to Awards shall not exceed in the aggregate 463,000 (four hundred sixty three thousand) shares of Common Stock.

(b)  Reversion of Shares to the Share Reserve.  If any Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the shares of Common Stock not acquired under such Award shall revert to and again become available for issuance under the Plan.  If the Company repurchases (or reacquires upon a failure to vest) any unvested shares of Common Stock issued under an Award, such shares of Common Stock shall revert to and again become available for issuance under the Plan.

(c)  Source of Shares.  The shares of Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5.  ELIGIBILITY.

The Awards as set forth in section 6 automatically shall be granted under the Plan to all eligible Non-Employee Directors.

6.  NON-DISCRETIONARY GRANTS.

Without any further action of the Board, each Non-Employee Director shall be granted the following Awards:

(a)  Initial Grants.  Each person who is elected or appointed, other than on the date of an Annual Meeting, for the first time, to be a Non-Employee Director  automatically shall, upon the date of his or her initial election or appointment to be a Non-Employee Director by the Board or stockholders of the Company (such date, the “Initial Grant Date”), be granted an Initial Grant consisting of a Restricted Stock Award covering that number of shares of Common Stock equal to (1) the product of (a) $100,000 and (b) a fraction, the numerator of which is the number of full months between the Initial Grant Date and first anniversary of the most recent Annual Meeting prior to the Initial Grant Date (rounding down for any partial month) (such period, the “Initial Period”), and the denominator of which is 12, (2) divided by the Fair Market Value of a share of Common Stock on the Initial Grant Date.  Subject to the Participant’s Continuous Service, such Award shall vest in full on the earlier of (a) the first anniversary of the most recent Annual Meeting prior to the Initial Grant Date and (b) the date of the first Annual Meeting following the Initial Grant Date.  The Initial Grant will be subject to the terms of this Plan and the form of Restricted Stock Award Agreement most recently approved by the Board for use under this Plan.  The Initial Grant shall be made in consideration for future services to be rendered to the Company, and no purchase price shall be required to be paid for the shares of Common Stock issued under the Initial Grant, except to the extent required by applicable law, in which case, the par value of each share of Common Stock issued under the Initial Grant shall be deemed to have been paid through past services actually rendered to the Company or an Affiliate.

(b)  Annual Grants.  On the day of each Annual Meeting (the “Annual Grant Date”), each person who, at such Annual Meeting, is elected or appointed to serve (or who shall otherwise thereafter continue to serve) as a Non-Employee Director automatically shall be granted an Annual Grant consisting of a Restricted Stock Award covering that number of shares of Common Stock equal to (1) $100,000 divided by (2) the Fair Market Value of a share of Common Stock on the Annual Grant Date.  Subject to the Participant’s Continuous Service, such Award shall vest in full on the date that is the earlier of (a) the first anniversary of the Annual Grant Date and (b) the date of the first Annual Meeting following the Annual Grant Date.  The Annual Grant will be subject to the terms of this Plan and the form of Restricted Stock Award Agreement most recently approved by the Board for use under this Plan.  The Annual Grant shall be made in consideration for future services to be rendered to the Company, and no purchase price shall be required to be paid for the shares of Common Stock issued under the Annual Grant, except to the extent required by applicable law, in which case, the par value of each share of Common Stock issued under the Annual Grant shall be deemed to have been paid through past services actually rendered to the Company or an Affiliate.

(c)  Holding Period.  Each Initial Grant and Annual Grant made on or after the date of the Company’s Annual Meeting held in 2008 will be subject to a post-vesting holding period, such that the Participant may not sell or otherwise transfer (excluding transfers to family trusts for tax planning purposes for which the Participant is deemed to be the “beneficial owner” of the shares for purposes of the Exchange Act) any of the shares of Common Stock issued under the Award until the earliest of (1) the second anniversary of the vesting date of the Award, (2) the closing of a transaction described in subsection 12(b) below (other than a merger or consolidation for the purpose of a change in domicile), (3) the certification by the Board that the Participant has suffered an Unforeseeable Emergency or (4) the termination of the Participant’s Continuous Service as a result of death or Disability (such period, the “Holding Period”).  Shares sold or withheld by the Company to cover applicable tax withholdings will not be deemed a violation of the Holding Period.  The shares of Common Stock issued pursuant to the Award shall be endorsed with appropriate legends as determined by the Company, and the Participant will enter into such other arrangements as determined reasonably necessary by the Company (including an escrow arrangement) in order to enforce the provisions of this subsection 6(c).

7.  OPTION PROVISIONS.

Any Option granted under this Plan shall be in such form and shall contain such terms and conditions as required by the Plan.  Each Option shall contain such additional terms and conditions, not inconsistent with the Plan, as the Board shall deem appropriate.  Each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

(a)  Term.  No Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

(b)  Exercise.  Each Option shall be exercisable only once it has vested.

(c)  Exercise Price.  The exercise price of each Option shall be one hundred percent (100%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted.  Notwithstanding the foregoing, an Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Sections 409A and 424(a) of the Code.

(d)  Consideration.  The purchase price of stock acquired pursuant to an Option may be paid, to the extent permitted by applicable statutes and regulations and the form of Option Agreement, in any combination of (i) cash or check, (ii) delivery to the Company of other Common Stock, (iii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds, (iv) by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company shall accept a cash or other permitted payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued; provided, further, that shares of Common Stock will no longer be outstanding under an Option and will not be exercisable thereafter to the extent that (A) shares are used to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations, or (v) any other form of legal consideration that may be acceptable to the Board.  The purchase price of Common Stock acquired pursuant to an Option that is paid by delivery to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of the Common Stock of the Company that have been held for more than six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes).  At any time that the Company is incorporated in Delaware, payment of the Common Stock’s “par value,” as defined in the Delaware General Corporation Law, shall not be made by deferred payment.

(e)  Transferability.  An Option shall not be transferable except (i) by will or by the laws of descent and distribution and (ii) to the further extent permitted under the rules for a Form S-8 registration statement under the Securities Act.  The Option shall be exercisable during the lifetime of the Participant only by the Participant or a permitted transferee.  Notwithstanding the foregoing, the Participant may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Participant, shall thereafter be entitled to exercise the Option.

(f)  Vesting Generally.  The Board may impose such restrictions or conditions to the vesting of the Award as it, in its sole discretion, deems appropriate and as set forth in Section 6 above or as otherwise set forth in the applicable Award Agreement.

(g)  Termination of Continuous Service.  In the event a Participant’s Continuous Service terminates (other than upon the Participant’s death or Disability), the Participant may exercise his or her Option (to the extent that the Participant was entitled to exercise it as of the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Participant’s Continuous Service, or (ii) the expiration of the term of the Option as set forth in the Option Agreement.  If, after termination, the Participant does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate.

(h)  Extension of Termination Date.  If the exercise of the Option following the termination of the Participant’s Continuous Service (other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of shares would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in subsection 7(a) or (ii) the expiration of a period of three (3) months after the termination of the Participant’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements.

(i)  Disability of Participant.  In the event a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option (to the extent that the Participant was entitled to exercise it as of the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination or (ii) the expiration of the term of the Option as set forth in the Option Agreement.  If, after termination, the Participant does not exercise his or her Option within the time specified herein, the Option shall terminate.

(j)  Death of Participant.  In the event (i) a Participant’s Continuous Service terminates as a result of the Participant’s death or (ii) the Participant dies within the three-month period after the termination of the Participant’s Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Participant was entitled to exercise the Option as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Participant’s death, but only within the period ending on the earlier of (1) the date eighteen (18) months following the date of death or (2) the expiration of the term of such Option as set forth in the Option Agreement.  If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.

8.  PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS.

(a)  Restricted Stock Awards.  Each Restricted Stock Award Agreement shall be in such form and shall contain such terms and conditions as required by the Plan and such additional terms and conditions, not inconsistent with the Plan, as the Board shall deem appropriate.  To the extent consistent with the Company’s Bylaws, at the Board’s election, shares of Common Stock may be (i) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse; or (ii) evidenced by a certificate, which certificate shall be held in such form and manner as determined by the Board.  The terms and conditions of Restricted Stock Award Agreements shall conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i)  Purchase Price.  The Board will determine the price to be paid, if any, by the Participant for each share of Common Stock subject to the Award.  To the extent required by applicable law, the price to be paid by the Participant for each share of the Award will not be less than the par value of a share of Common Stock.

(ii)  Consideration.  A Restricted Stock Award may be awarded in consideration for (A) cash, check, bank draft or money order payable to the Company; (B) past or future services actually or to be rendered to the Company or an Affiliate; or (C) any other form of legal consideration that may be acceptable to the Board in its sole discretion and permissible under applicable law.

(iii)  Vesting.  The Board may impose such restrictions or conditions to the vesting of the Award as it, in its sole discretion, deems appropriate and as set forth in Section 6 above or as otherwise set forth in the applicable Award Agreement.

(iv)  Termination of Participant’s Continuous Service.  In the event that a Participant’s Continuous Service terminates, the Company shall have the right, but not the obligation, to repurchase or otherwise reacquire, any or all of the shares of Common Stock held by the Participant that have not vested under the Award as of the date of termination under the terms of the Award Agreement.  At the Board’s election, the price paid for all shares of Common Stock so repurchased or reacquired by the Company may be at the lesser of: (A) the Fair Market Value on the relevant date, or (B) the Participant’s original cost for such shares.  The Company shall not be required to exercise its repurchase or reacquisition option until at least six (6) months (or such longer or shorter period of time necessary to avoid a charge to earnings for financial accounting purposes) have elapsed following the Participant’s purchase of the shares of Common Stock acquired pursuant to the Award unless otherwise determined by the Board or provided in the Award Agreement.

(v)  Transferability.  Rights to acquire shares of Common Stock under the Restricted Stock Award Agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board shall determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award remains subject to the terms of the Restricted Stock Award Agreement.

(b)  Restricted Stock Unit Awards.  Each Restricted Stock Unit Award Agreement shall be in such form and shall contain such terms and conditions as required by the Plan and such additional terms and conditions, not inconsistent with the Plan, as the Board shall deem appropriate.  The terms and conditions of Restricted Stock Unit Award Agreements shall conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i)  Consideration.  The Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award.  The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board in its sole discretion and permissible under applicable law.

(ii)  Vesting.  The Board may impose such restrictions or conditions to the vesting of the Award as it, in its sole discretion, deems appropriate and as set forth in Section 6 above or as otherwise set forth in the applicable Award Agreement.

(iii)  Payment.  A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.

(iv)  Additional Restrictions.  At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.

(v)  Dividend Equivalents.  Dividend equivalents may be credited in respect of shares of Common Stock covered by a Restricted Stock Unit Award, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.  At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Restricted Stock Unit Award in such manner as determined by the Board.  Any additional shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all the terms and conditions of the underlying Restricted Stock Unit Award Agreement to which they relate.

(vi)  Termination of Participant’s Continuous Service.  Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement, such portion of the Restricted Stock Unit Award that has not vested will be forfeited without consideration upon the Participant’s termination of Continuous Service.

9.  COVENANTS OF THE COMPANY.

(a)  Availability of Shares.  During the terms of the Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Awards.

(b)  Securities Law Compliance.  The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Awards and to issue and sell shares of Common Stock upon exercise of the Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Award or any stock issued or issuable pursuant to any such Award.  If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such Awards unless and until such authority is obtained.

10.  USE OF PROCEEDS FROM STOCK.

Proceeds from the sale of stock pursuant to Awards shall constitute general funds of the Company.

11.  MISCELLANEOUS.

(a)  Stockholder Rights.  No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Award unless and until such Participant has satisfied all requirements for exercise of the Award pursuant to its terms.

(b)  No Service Rights.  Nothing in the Plan or any instrument executed or Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company as a Non-Employee Director or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(c)  Investment Assurances.  The Company may require a Participant, as a condition of exercising or acquiring stock under any Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring the stock subject to the Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the stock.  The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (iii) the issuance of the shares upon the exercise or acquisition of stock under the Award has been registered under a then currently effective registration statement under the Securities Act or (iv) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws.  The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.

(d)  Withholding Obligations.  The Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of stock under an Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares from the shares of the Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of stock under the Award, provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (iii) delivering to the Company owned and unencumbered shares of the Common Stock.

               (e)  Electronic Delivery.  Any reference herein to a “written” agreement or document shall include any agreement or document delivered electronically or posted on the Company’s intranet.

               (f)  Deferrals.  To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants.  Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee.  The Board is authorized to make deferrals of Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of employment or retirement, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.

(g)  Compliance with Section 409A.  To the extent that the Board determines that any Award granted under the Plan is, or may reasonably be, subject to Section 409A of the Code (together, with any state law of similar effect, “Section 409A”), the Award Agreement evidencing such Award shall incorporate the terms and conditions necessary to avoid the consequences described in Section 409A(a)(1) of the Code (or any similar provision).  To the extent applicable and permitted by law, the Plan and Award Agreements shall be interpreted in accordance with Section 409A and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued or amended after the Effective Date.

Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Board determines that any Award is, or may reasonably be, subject to Section 409A and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Board may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Board determines are necessary or appropriate to (A) exempt the Award from Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (B) comply with the requirements of Section 409A and related Department of Treasury guidance.

In addition, and except as otherwise set forth in the applicable Award Agreement, if the Company determines that any Award granted under this Plan constitutes, or may reasonably constitute, “deferred compensation” under Section 409A and the Participant is a “specified employee” of the Company at the relevant date, as such term is defined in Section 409A(a)(2)(B)(i) (a “Specified Employee”), then, solely to the extent necessary to avoid the incurrence of the adverse personal tax consequences under Section 409A, the time at which cash payments shall be paid, or shares of Common Stock issued, to such Participant shall be automatically delayed as follows:  on the earlier to occur of (A) the date that is six months and one day after the date of termination of the Participant’s Continuous Service or (B) the date of the Participant’s death (such earlier date, the “Delayed Initial Payment Date”), the Company shall (I) pay to the Participant a lump sum amount equal to the sum of the cash payments, and issue to the Participant that number of shares of Common Stock, that the Participant would otherwise have received through the Delayed Initial Payment Date if such issuance or payment had not been delayed pursuant to this Section 11(g), in each case, without liability to the Participant for interest during such period of delay, and (II) commence paying or issuing the balance of the amounts due under the Award in accordance with the applicable schedules set forth in the Award Agreement.

Notwithstanding anything to the contrary contained herein, neither the Company nor any of its Affiliates shall be responsible for, or required to reimburse or otherwise make any participant whole for, any tax or penalty imposed on, or losses incurred by, any Participant that arises in connection with the potential or actual application of Section 409A to any Award granted hereunder.

12.  ADJUSTMENTS UPON CHANGES IN STOCK.

(a)  Capitalization Adjustments.  If any change is made in the shares of Common Stock subject to the Plan, or subject to any Award (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of securities subject both to the Plan pursuant to subsection 4(a) and to the nondiscretionary Awards specified in Section 6, and the outstanding Awards will be appropriately adjusted in the class(es) and number of securities and price per share of Common Stock subject to such outstanding Awards.  The Board shall make such adjustments, and its determination shall be final, binding and conclusive.  (The conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.)

(b)  Change in Control.  In the event of a: (1) a dissolution, liquidation or sale of all or substantially all of the assets of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; (3) a reverse merger in which the Company is the surviving corporation but the shares of the Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (4) the acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Exchange Act, or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or any Affiliate of the Company) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors, then: (i) any surviving corporation or acquiring corporation shall assume any Awards outstanding under the Plan or shall substitute similar awards (including an option to acquire the same consideration paid to the stockholders in the transaction described in this subsection 12(b)) for those outstanding under the Plan, or (ii) in the event any surviving corporation or acquiring corporation refuses to assume such Awards or to substitute similar awards for those outstanding under the Plan, (A) with respect to Awards held by persons then performing services as Employees, Directors or Consultants, the vesting of such Awards (and, if applicable, the time during which such Awards may be exercised) shall be accelerated prior to such event and the Awards terminated if not exercised after such acceleration and at or prior to such event, and (B) with respect to any other Awards outstanding under the Plan, such Awards shall be terminated if not exercised (if applicable) prior to such event.

(c)  Acceleration of Vesting.

(i)  Awards Granted Prior to the Annual Meeting in 2008.  In the event of any transaction described in subsection 12(b) (other than a merger or consolidation for the purpose of a change in domicile) and subject to any limitation set forth in an Award, with respect to Awards granted under this Plan prior to the Annual Meeting held in 2008, which Awards are held by persons then performing Continuous Service, the vesting of such Awards shall be automatically accelerated immediately prior to such transaction such that each such Award shall be exercisable for such number of vested shares that would have been vested in the ordinary course as of the date one year following the date of the transaction.  In the event the Award Agreement covering such an Award makes different provisions for acceleration of vesting due to a transaction described in subsection 12(b) or a similar transaction, the acceleration provisions of this subsection 12(c)(i) shall not be applicable to such Award.

(ii)  Awards Granted At or After the Annual Meeting in 2008.  In the event of any transaction described in subsection 12(b) (other than a merger or consolidation for the purpose of a change in domicile) and subject to any limitation set forth in an Award, with respect to Awards granted under this Plan at or after the Annual Meeting held in 2008, which Awards are held by persons then performing Continuous Service, the vesting of such Awards shall be automatically accelerated in full as of immediately prior to such transaction.  In the event the Award Agreement covering such an Award make different provisions for acceleration of vesting due to a transaction described in subsection 12(b) or a similar transaction, the acceleration provisions of this subsection 12(c)(ii) shall not be applicable to such Award.

13.  AMENDMENT OF THE PLAN AND AWARDS.

(a)  Amendment of Plan.  The Board at any time, and from time to time, may amend the Plan.  However, except as provided in Section 12 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy the requirements of Rule 16b-3 or any Nasdaq or securities exchange listing requirements.

(b)  Stockholder Approval.  The Board may, in its sole discretion, submit any other amendment to the Plan for stockholder approval.

(c)  No Impairment of Rights.  Rights under any Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

(d)  Amendment of Awards.  The Board at any time, and from time to time, may amend the terms of any one or more Awards; provided, however, that the rights under any Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

14.  TERMINATION OR SUSPENSION OF THE PLAN.

(a)  Plan Term.  The Board may suspend or terminate the Plan at any time.  No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b)  No Impairment of Rights.  Suspension or termination of the Plan shall not impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the Participant.

15.  EFFECTIVE DATE OF PLAN.

The Plan became effective on February 14, 2000, the effective date of the initial public offering of the Common Stock.

16.  CHOICE OF LAW.

All questions concerning the construction, validity and interpretation of this Plan shall be governed by the law of the State of Delaware, without regard to such state’s conflict of laws rules.

Chordiant.

CHORDIANT SOFTWARE, INC.
20400 STEVENS CREEK BLVD.
STE 400
CUPERTINO, CA 95014

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Chordiant Software, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Chordiant Software, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: CHRDN1 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

CHORDIANT SOFTWARE, INC.

Vote on Directors

Nominees: (01) Steven R. Springsteel
(02) Richard G. Stevens

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Vote on Proposals

		For	Against	Abstain
2.	To ratify the selection of BDO Seidman, LLP as Chordiant's independent registered public accounting firm for its fiscal year ending September 30, 2008.	☐	☐	☐
3.	To approve Chordiant's 2005 Equity Incentive Plan, as amended, to increase the aggregate number of shares of Common Stock authorized for issuance under that plan by 700,000 shares.	☐	☐	☐
4.	To approve Chordiant's Amended and Restated 1999 Non-Employee Directors' Option Plan.	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please indicate if you plan to attend this meeting. ☐ Yes ☐ No

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

CHORDIANT SOFTWARE, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON FEBRUARY 1, 2008

The undersigned hereby appoints Steven R. Springsteel, Peter S. Norman and Derek P. Witte and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Chordiant Software, Inc., a Delaware corporation, that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Chordiant Software, Inc. to be held at the principal offices of Chordiant, 20400 Stevens Creek Blvd., Suite 400, Cupertino, CA 95014 on February 1, 2008 at 1:00 pm, local time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the matters listed on the reverse side and in accordance with the instructions designated on the reverse side, with discretionary authority as to any and all other matters that may properly come before the meeting.

Unless a contrary direction is indicated, this Proxy will be voted FOR all nominees listed in Proposal 1 and FOR Proposals 2, 3 and 4, as more specifically described in the Proxy Statement. If specific instructions are indicated, this Proxy will be voted in accordance therewith.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders of Chordiant Software, Inc.

Address Changes/Comments: ______________________________

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

SEE OTHER SIDE

CONTINUED, AND TO BE DATED AND SIGNED ON OTHER SIDE

SEE OTHER SIDE